     As filed with the Securities and Exchange Commission on September 17, 2007
                                                     Registration No. 333-131184


                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________


                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                 (Name of small business issuer in its charter)

           COLORADO                                             84-1573852
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                      3576
                          (Primary Standard Industrial
                               Classification No.)

            1241 E. DYER ROAD, SUITE 150, SANTA ANA, CALIFORNIA 92705
                                 (949) 623-9300
    (Address and telephone number of Registrant's principal executive offices and principal place of business)
                            ________________________

                                  BOB VAN LEYEN
                             CHIEF FINANCIAL OFFICER
                        RAPTOR NETWORKS TECHNOLOGY, INC.
                          1241 E. DYER ROAD, SUITE 150
                           SANTA ANA, CALIFORNIA 92705
                                 (949) 623-9305
            (Name, Address and Telephone Number of Agent for Service)
                            ________________________

                                   COPIES TO:
                              THOMAS J. CRANE, ESQ.
                            GARETT M. SLEICHTER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(A), MAY DETERMINE.
________________________________________________________________________________

                                EXPLANATORY NOTE


This Post-Effective Amendment No. 2 to Registration Statement on Form SB-2 is filed for the purpose of including information contained in Amendment No. 1 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2006, Quarterly Report on Form 10-QSB for the three and six months ended
June 30, 2007, and Current Reports on Form 8-K filed subsequent to the date this Registration Statement initially was declared effective by the Securities and Exchange Commission.

         The information in this prospectus is not complete and may be changed. The selling security holders identified in this prospectus may not sell securities under this prospectus until the registration statement of which this prospectus is a part becomes effective.


                 SUBJECT TO COMPLETION, DATED SEPTEMBER 17, 2007


PROSPECTUS

                        RAPTOR NETWORKS TECHNOLOGY, INC.


                        29,656,687 SHARES OF COMMON STOCK

         An aggregate of 22,089,778 issued and outstanding shares of our common stock and an aggregate of 7,566,909 shares of our common stock underlying outstanding warrants are being offered for resale under this prospectus by some of our security holders identified in this prospectus for their own accounts. We will not receive any of the proceeds from the sale of shares by the selling security holders.

         We advise potential investors that, in addition to the shares of common stock offered for resale under this prospectus, an additional approximate 12,922,292 shares of common stock are registered for resale by other security holders under a separate prospectus.

         Our common stock currently trades on the OTC Bulletin Board Market under the symbol "RPTN." On September 10, 2007, the high and low sale prices for a share of our common stock were $1.15 and $1.12, respectively.


         Our principal offices are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our telephone number is (949) 623-9300.

                            ------------------------

            INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS.
                 PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            ------------------------

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROSPECTUS IS NOT AN OFFER TO SELL THOSE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THOSE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  THE DATE OF THIS PROSPECTUS IS _________, 2007.

                                TABLE OF CONTENTS

Description                                                             Page No.
-----------                                                             --------

PROSPECTUS SUMMARY...........................................................3
RISK FACTORS.................................................................5
USE OF PROCEEDS.............................................................16
PRICE RANGE OF COMMON STOCK.................................................16
CAPITALIZATION..............................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.....................................................18
BUSINESS....................................................................31
MANAGEMENT..................................................................40
EXECUTIVE COMPENSATION AND RELATED INFORMATION..............................42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................48
PRINCIPAL STOCKHOLDERS......................................................49
SELLING SECURITY HOLDERS....................................................50
PLAN OF DISTRIBUTION........................................................80
DESCRIPTION OF CAPITAL STOCK................................................83
LEGAL MATTERS...............................................................84
EXPERTS.....................................................................84
WHERE YOU CAN FIND MORE INFORMATION.........................................85
INDEX TO FINANCIAL STATEMENTS............................................. F-1

                               PROSPECTUS SUMMARY

         TO FULLY UNDERSTAND THIS OFFERING AND ITS CONSEQUENCES TO YOU, YOU SHOULD READ THE FOLLOWING SUMMARY ALONG WITH THE MORE DETAILED INFORMATION AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. IN THIS PROSPECTUS, THE WORDS "WE," "US," "OUR" AND SIMILAR TERMS REFER TO RAPTOR NETWORKS TECHNOLOGY, INC. UNLESS THE CONTEXT PROVIDES OTHERWISE.

                                   OUR COMPANY

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. We originally were engaged in the business of offering EDGAR filing services to companies outsourcing the formatting and electronic filing of registration statements, periodic reports and other forms with the U. S. Securities and Exchange Commission ("SEC" or "Commission"), but generated minimal revenues from these operations.

         On October 17, 2003, we completed a business combination transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"). We acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary. With completion of the acquisition transaction, we changed our name to Raptor Networks Technology, Inc., terminated our EDGAR filing services operations and, by and through our subsidiary Raptor, became engaged in the data network switching industry, including the design, production, sales and service of standards-based and proprietary high speed switching technology applied to sophisticated inter-networking systems, operating in a large variety of new and existing government and private sector network systems.


         We continue to be in the early stages of commercial operations and have realized minimal revenues as of September 10, 2007. We have designed a series of related products branded the Ether-Raptor line, which consists of a modular set of Ethernet switching components based on a common set of proprietary hardware and software modules which can be produced with line cards from base units. We believe that our Ether-Raptor family of products have nearly universal application to a user's internetworking requirements and can be utilized anywhere on an ethernet network where an advanced switch is required. Our first product, the ER-1010, enables an entire network to be architected from common, high performance building blocks. The patent-pending scalable switch architecture of the ER-1010 reduces inter-network disconnects and moves data at very high speeds. This topology improves redundancy, keeps latency low, engenders wirespeed performance, has simple management, is scalable and is priced lower than chassis-based alternatives. For additional information regarding the ER-1010 and our other products, please see our discussion under the caption "Business" beginning on page 31 of this prospectus.


         Our principal headquarters are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our phone number is 949-623-9300. Our Internet address is www.raptor-networks.com.

                                  THE OFFERING

Common stock offered by selling security holders    29,656,687 (1)

Common stock outstanding prior to this offering     64,128,432 (2)

Common stock outstanding following this offering
  if all shares are sold                            71,695,341 (1)(2)

Use of Proceeds                                     All proceeds of this
                                                    offering will be received by
                                                    selling security holders for
                                                    their own accounts.

Risk Factors                                        You should read the "Risk
                                                    Factors" section beginning
                                                    on page 5, as well as other
                                                    cautionary statements
                                                    throughout this prospectus,
                                                    before investing in shares
                                                    of our common stock.
-------------

(1) Includes 7,566,909 shares of common stock issuable upon exercise of outstanding warrants.

(2) As of September 10, 2007, a total of 64,128,432 shares of our common stock were outstanding, excluding:

      o shares of common stock issuable upon exercise of warrants whose underlying shares of common stock are covered by this prospectus; and

      o approximately 68,686,849 shares of common stock issuable or to become issuable upon exercise or conversion of outstanding warrants, options, and other convertible securities, other than the shares of common stock underlying the warrants whose underlying shares are registered for resale under this prospectus.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

OUR INDEPENDENT AUDITORS HAVE ISSUED A REPORT QUESTIONING OUR ABILITY TO CONTINUE AS A GOING CONCERN. THIS REPORT MAY IMPAIR OUR ABILITY TO RAISE ADDITIONAL FINANCING AND ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.


         We have a limited operating history with minimal sales and have sustained accumulated deficits of $100,415,486 through June 30, 2007 and $60,689,075 through December 31, 2006. At June 30, 2007, we had a deficit in working capital of $50,962,745. Since our inception, including the six months ended June 30, 2007, we have financed our operations almost exclusively from cash on hand raised through the sale of our securities and borrowings. These conditions raise substantial doubt about our ability to continue as a going concern and our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their report for each of our fiscal years ended December 31, 2006 and 2005.

         Our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their reports for each of our fiscal years ended December 31, 2006, 2005, 2004 and 2003. Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed very unfavorably by analysts and investors. There are a number of risks and challenges associated with such a qualified report including, but not limited to, a significant impediment to our ability to raise additional capital or seek financing from entities that will not conduct such transactions in the face of such increased level of risk of insolvency and loss, increased difficulty in attracting talent, and the diversion of the attention of our executive officers and other key employees to raising capital or financing rather than devoting time to the day-to-day operations of our business. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements and related notes beginning on page F-1 of this prospectus and to seek independent advice concerning the substantial risks related thereto before making a decision to invest in us. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements and financial information included in this prospectus do not reflect any adjustments that might be necessary if we are unable to continue as a going concern.

OUR SUBSTANTIAL ACCUMULATED DEFICIT, LIMITED WORKING CAPITAL AND EXPECTATION OF FUTURE LOSSES MAY REQUIRE THAT WE OBTAIN ADDITIONAL FINANCING TO CONTINUE OPERATIONS, WHICH WE MAY NOT BE ABLE TO SECURE ON ACCEPTABLE TERMS, IF AT ALL.


         We are an early stage company and have had no significant revenues from operations to date. As of June 30, 2007, we had an accumulated deficit of $100,415,486. We have operated at a loss since our inception and expect to continue to experience losses from our operations for the foreseeable future. Our net losses for fiscal 2006 and 2005 and the six months ended June 30, 2007 were $19,078,578, $13,390,940 and $39,726,411, respectively. We will be required to conduct product feature enhancement and testing activities which, together with expenses to be incurred for the establishment of a sustainable marketing and sales presence and other general and administrative expenses, are expected to result in operating losses through the foreseeable future. Accordingly, there is a risk that we will not achieve profitable operations in the near future, if at all.

         Our management has attempted and continues to attempt to address these conditions by obtaining additional debt and equity financing to fund our continuing operations. In January 2007, we raised an additional $1.6 million through the issuance of a senior convertible note and in the six months ended June 30, 2007, we received an additional $630,132 from the cash exercise of existing warrants. On August 1, 2007 we raised an additional $3.5 million through a senior secured convertible note financing. We believe these capital raises provide sufficient funding for our operations into 2008. There can be no assurance, however, that additional funding needs will not develop sooner or that sufficient revenues will be generated thereafter to fund our operating requirements.

         We currently have no commitments for any additional financing. In addition, the terms of our Senior Convertible Note Financing and senior secured convertible note financing subject us to financial and other covenants that significantly restrict our flexibility to conduct future securities offerings and incur debt. There can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all. Should we be unable to raise additional capital, our investors could lose their entire investment. Moreover, in the event we raise additional funds through the sale of shares of our common stock or other interests in us, our investors may experience significant dilution of their equity invested in us.

IF WE DEFAULT UNDER OUR SENIOR SECURED CONVERTIBLE NOTES, WE COULD LOSE ALL OF OUR ASSETS.

         Pursuant to the July 31, 2007 convertible note financing that closed on August 1, 2007, we granted the investors a security interest in all of our assets. If we default on our obligations relating to these notes, the investors could foreclose on all of our assets, both tangible and intangible, leaving us with no assets.


WE HAVE NO PROFITABLE OPERATING HISTORY AND MAY NEVER ACHIEVE PROFITABILITY.

         We are an early stage company and have a limited history of operations and have not generated meaningful revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in the network switch industry. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, technological obsolescence and unanticipated difficulties regarding the development and marketing of our products. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, investors in our common stock or other securities could lose their entire investment.

WE DO NOT PRESENTLY HAVE A TRADITIONAL CREDIT FACILITY WITH A FINANCIAL INSTITUTION. THIS ABSENCE MAY ADVERSELY IMPACT OUR OPERATIONS.


         We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. In addition, the terms of our Senior Convertible Note Financing subject us to certain covenants that prohibit us from borrowing additional funds unless certain conditions are satisfied, including, but not limited to, the closing price of our common stock being greater than $1.00 per share for 40 consecutive trading days or the aggregate dollar trading volume of our common stock being greater than $200,000 per day for 40 consecutive trading days. Further, the terms of our July 2007 senior secured convertible note financing provide that until August 1, 2008, we will not conduct any other securities offerings or be party to any solicitations, negotiations or discussion regarding any other securities offerings, except for offerings solely to one or more of the investors in which each investor was given the opportunity to participate pro rata based on the aggregate original principal amount of the July 2007 notes, and that until August 1, 2009, we will offer the July 2007 investors the opportunity to participate in any subsequent securities offerings we make.


OUR LEVEL OF INDEBTEDNESS REDUCES OUR FINANCIAL AND OPERATIONAL FLEXIBILITY, AND OUR LEVEL OF INDEBTEDNESS MAY INCREASE.


         As of June 30, 2007, the principal amount of our total note indebtedness was $8,025,785, excluding the $3,500,000 in principal amount of senior secured convertible notes we issued in our July 2007 financing. Our level of indebtedness affects our operations in several ways, including the following:


         o A significant portion of our cash flow may be required to service our indebtedness;
         o A high level of debt increases our vulnerability to general adverse economic and industry conditions;
         o The covenants contained in the agreements governing our outstanding indebtedness significantly limit our ability to borrow additional funds, dispose of assets, pay dividends, sell common stock and make certain investments;
         o Our debt covenants may also affect our flexibility in planning for, and reacting to, changes in the economy or in our industry;
         o A high level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes; and
                                       7

         o A default under our debt covenants could result in required principal payments that we may not be able to meet, resulting in higher penalty interest rates, debt maturity acceleration and/or foreclosure on our assets.


         We may incur additional debt, including significant secured indebtedness, in order to fund our continuing operations or to develop and/or improve our products. A higher level of indebtedness increases the risk that we may default on our debt obligations. Our ability to meet our debt obligations and to reduce our level of indebtedness depends on our future performance. General and industry specific economic, financial and business conditions and other factors affect our operations and our future performance. Many of these factors are beyond our control. We may not be able to generate sufficient cash flow to fulfill our interest or principal payment obligations on our debt and future working capital, borrowings or equity financing may not be available to pay or refinance such debt.

THERE IS A RISK THAT THERE MAY BE PROCEDURAL ISSUES RELATED TO OUR ACQUISITION OF RAPTOR NETWORKS TECHNOLOGY, INC., A CALIFORNIA CORPORATION, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. On October 17, 2003, we completed a transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"), whereby we acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary. With the completion of the acquisition transaction, we changed our name to Raptor Networks Technology, Inc., terminated our previous operations (consisting of the "EDGARization" of SEC securities filings) and, by and through our subsidiary Raptor, became engaged in the data network switching industry. After the transaction, our Board of Directors engaged new management to, among other things, review our operating and legal status.

         As a result of management's review of our historical corporate records, it appears that certain material documents and approvals regarding the transaction were not properly retained. Furthermore, it appears that, from a review of the records available to us, certain procedural irregularities may exist regarding the structure and approval of the acquisition transaction under applicable law. After a review of available documents and records relating to the acquisition transaction, Colorado counsel engaged by us has determined that the shares issued in the transaction were lawfully issued. However, there is a risk, given the lack of complete records regarding the transaction, that the acquisition was not properly structured or approved. The inability to resolve such deficiencies, should such deficiencies exist, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, there is a risk that we may be subject to currently unknown liabilities resulting from our operations, or the operations of Raptor, prior to the acquisition transaction. Should a claimed liability arise, we could expend significant time and resources defending or satisfying such claim, including, without limitation, the amount of any judgment or settlement required to satisfy any such claim and the payment of attorneys' fees and other costs incurred in defending any such claim.


EVALUATION OF INTERNAL CONTROL AND REMEDIATION OF POTENTIAL PROBLEMS WILL BE COSTLY AND TIME CONSUMING AND COULD EXPOSE WEAKNESSES IN FINANCIAL REPORTING

         The regulations implementing Section 404 of the Sarbanes-Oxley Act of 2002 require management's assessment of the effectiveness of the Company's internal control over financial reporting beginning with our Annual Report on Form 10-KSB for the fiscal year ending December 31, 2007. Our independent auditors will be required to confirm in writing whether management's assessment of the effectiveness of the internal control over financial reporting is fairly stated in all material respects, and separately report on whether they believe management maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008.

         This process will be expensive and time consuming, and will require significant attention of management. Management can give no assurance that material weaknesses in internal controls will not be discovered. If a material weakness is discovered, corrective action may be time consuming, costly and further divert the attention of management. The disclosure of a material weakness, even if quickly remedied, could reduce the market's confidence in our financial statements and harm our stock price, especially if a restatement of financial statements for past periods is required.

OUR INABILITY TO SUCCESSFULLY ACHIEVE SUSTAINABLE MARKET PENETRATION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

         No assurance can be given that we will be able to successfully achieve sustainable market penetration with any of our products. Our success in marketing our products will be substantially dependent on educating our targeted markets as to the unique topologies, as well as what we believe are the performance and cost benefits, of our distributed Ethernet switch architecture. There can be no assurance that our efforts or the efforts of others will be successful in fostering acceptance of our technology among the targeted markets.

MANY COMPANIES WITH GREATER RESOURCES AND OPERATING EXPERIENCE OFFER TECHNOLOGY SIMILAR TO OUR PRODUCTS. THESE COMPANIES COULD SUCCESSFULLY COMPETE WITH US AND NEGATIVELY AFFECT OUR OPPORTUNITY TO ACHIEVE PROFITABILITY.


         We operate in a competitive industry with many established and well-recognized competitors. In particular, Cisco Systems maintains a dominant position in our industry and several of its products compete directly with our products. We also compete with Extreme Networks, Juniper Networks, F5 Networks, Nortel Networks, Enterasys Networks, 3Com, Huawei Technologies, Force 10 Networks, and Actel, among others. Most of our competitors (including all of the competitors referenced above) have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases than we do and can be expected to react strongly to our marketing efforts. In addition, many competitors exist who, because of their substantial resources, distribution relationships and customer base, could temporarily drop prices to stave off a potential successful market launch by our company. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. There can be no assurance that we will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on our business, financial condition and results of operations.


OUR MARKETING EFFORTS HAVE YIELDED NEGLIGIBLE REVENUES AND THERE CAN BE NO ASSURANCE THAT OUR FUTURE MARKETING EFFORTS WILL LEAD TO SALES OF OUR PRODUCTS.

         Our marketing efforts have yielded negligible revenues and we believe we will have to significantly expand our sales and marketing capabilities in order to establish sufficient awareness to launch broader sales of our products and support services. There can be no assurance that we will be able to expand our sales and marketing efforts to the extent we believe necessary or that any such efforts, if undertaken, will be successful in achieving substantial sales of our products or support services.

THE INDUSTRY OF NETWORK SWITCH PRODUCTS IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE. OUR PRODUCTS COULD BECOME OBSOLETE AT ANY TIME AND OUR LIMITED CAPITAL PROHIBITS US FROM DEVOTING A SIGNIFICANT AMOUNT OF RESOURCES TO RESEARCH AND DEVELOPMENT.

         Evolving technology, updated industry standards, and frequent new product and service introductions characterize the network switching market. Our current products could become obsolete at any time. Competitors could develop products similar to or better than ours, finish development before us, or market their products more successfully than ours, any of which could hinder our potential success. In order to be competitive, we must continue to develop and bring to market new products that offer substantially greater performance and support a greater number of users, all at lower price points than our competitors. Our future success depends in significant part on our ability to evolve the performance and software of our existing products and develop and introduce new products and technologies in response to the evolving demands of the market and competitive product offerings. However, unless we are able to raise additional capital or significantly increase revenues, we will not be able to devote a significant amount of resources to research and development, which could increase the likelihood that our current products become obsolete and prevent us from developing new products to keep up with the industry's rapid technological advancements.

BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE MATERIAL TO OUR SUCCESS, MISAPPROPRIATION OF THOSE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION.

         Our success is dependent on our ability to protect our proprietary technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our technology is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the U.S. We currently have patent-pending protection for our proprietary technology and plan to rely on non-disclosure agreements to further protect this technology. There can be no assurance that these patents will be granted or that nondisclosure agreements will provide us meaningful protection.

         In addition, the network industry is subject to frequent claims and related litigation regarding patent and other intellectual property rights. In particular, some companies in the network industry claim extensive patent portfolios. As a result of the existence of a large number of existing patents and the rate of issuance of new patents in the network industry, it is extremely difficult to determine in advance whether a product or any of its components may infringe upon the intellectual property rights claimed by others. Third parties may in the future assert patent, copyright, trademark and other intellectual property rights claims against us with respect to existing or future products or technology. Regardless of the merits of our position, we may incur substantial legal fees and related costs defending against third party claims, in addition to monetary damages that may be assessed against us. If there is a successful claim of infringement and we fail or are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, our business and results of operations may be seriously harmed.

WE RELY HEAVILY ON OUR MANAGEMENT AND OTHER KEY PERSONNEL, AND THE LOSS OF THEIR SERVICES (OR OUR INABILITY TO RECRUIT AND RETAIN ADDITIONAL QUALIFIED EMPLOYEES) COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

         Our future success depends to a significant degree on the continued service of our key personnel and on our ability to attract, motivate and retain highly qualified employees. In particular, we are dependent upon the services of our senior management, including, without limitation: Chief Executive Officer and President, Thomas M. Wittenschlaeger; and Chief Financial Officer and Secretary, Bob van Leyen. The loss of the services of our senior management or other key employees would have a material adverse effect on our business, financial condition and results of operations.

         In addition, there are a number of other key management, sales and support positions (including many for which individuals have not yet been hired) the loss of which (or the inability to recruit and retain) would have a material adverse effect on our business. If we experience the growth we hope to achieve, our ability to operate successfully during periods of growth (if any) will depend on our ability to attract and retain managers and develop adequate systems and procedures to manage such growth. There can be no assurance that we will be able to attract and retain additional key management personnel with the skills and expertise necessary to manage our business should any such period of growth occur.

OUR BUSINESS COULD SUFFER IF WE ARE UNABLE TO OBTAIN COMPONENTS, SOFTWARE AND SERVICES FROM OUTSIDE SUPPLIERS AND VENDORS.

         Our products are architected and manufactured through the use of third-party electronic components, device level software and services. We are highly dependent on the services and products of these other companies. A discontinuance, disruption or other similar occurrence to the components, software or services supplied by our vendors and suppliers could materially diminish our ability to operate efficiently.

         We acquire components through purchase orders and have no long-term commitments regarding supply or pricing from these suppliers. We depend on anticipated products orders to determine our material requirements. If orders for our products do not match forecasts, or if we do not manage inventory effectively, we may have either excess or insufficient inventory of materials and components, which could negatively effect our operating results and financial condition.

OUR RELIANCE ON THIRD-PARTY MANUFACTURING VENDORS TO MANUFACTURE OUR PRODUCTS MAY CAUSE A DELAY IN OUR ABILITY TO FILL ORDERS.


         We subcontract a significant amount of our manufacturing to one third-party manufacturer and may in the future subcontract with other third-party manufacturers. In addition, some Company-branded products are manufactured by third party original equipment manufacturers ("OEMs"). We may experience delays in product manufacturing and shipments from our manufacturers, which in turn could delay product shipments to our customers. In addition, we may experience problems such as inferior manufacturing quality or failure to manufacture products according to specifications, any of which could have a material adverse effect on our business and operating results. In the event we introduce new products or product enhancements, we may be required to rapidly achieve volume production by coordinating our efforts with suppliers and manufacturers. The inability of our manufacturers or OEMs to provide us with adequate supplies of high-quality products, the loss of any of our third-party manufacturers, or the inability to obtain components and raw materials could cause a delay in our ability to fulfill orders.

THE AVERAGE SELLING PRICES OF OUR PRODUCTS, AND OUR GROSS MARGINS RESULTING FROM THE SALE OF SUCH PRODUCTS, MAY DECLINE AS A RESULT OF COMPETITIVE PRESSURES, INDUSTRY TRENDS AND OTHER FACTORS.


         The network industry has experienced an erosion of the average product selling prices due to a number of factors, particularly competitive and macroeconomic pressures and rapid technological advancements. Our competitors have lowered and will likely continue to lower sales prices from time to time in order to gain market share or create more demand. We may have to reduce the sales prices of our products in response to such intense pricing competition, which could cause our gross margins to decline and may adversely affect our business, operating results or financial condition. Our gross margins could also be adversely affected if we are unable to reduce manufacturing costs and effectively manage our inventory levels or by fluctuations in manufacturing volumes, component costs, the mix of products sold and the mix of distribution channels through which our products are sold.


IF OUR PRODUCTS CONTAIN SOFTWARE OR HARDWARE ERRORS, WE COULD INCUR SUDDEN AND SIGNIFICANT EXPENSES AND LOST SALES AND BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

         Our products are complex and may contain undetected defects or errors, particularly when first introduced or as new enhancements and versions are released. Despite our testing procedures, these defects and errors may be discovered after they have been shipped to customers. Any defects or errors in our products or failures of our customers' networks, regardless of whether the failure is caused by our products, could result in:

         o        negative customer reactions;

         o        product liability claims;

         o        negative publicity regarding us and our products;

         o        delays in or loss of market acceptance of our products;

         o        product returns; and

         o        unexpected expenses to remedy defects or errors.

OUR SUCCESS IS SUBSTANTIALLY DEPENDENT ON GENERAL ECONOMIC CONDITIONS AND BUSINESS TRENDS, PARTICULARLY IN THE INFORMATION TECHNOLOGY INDUSTRY, A DOWNTURN OF WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

         The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions such as employment rates and labor supply, general business conditions, cost of goods and materials, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers as well as our vendors, suppliers and partners and their continued willingness to work with us in the future. Our business is particularly sensitive to information technology ("IT") spending patterns and preferences. There can be no assurance that IT spending will not be adversely affected by general business trends and economic conditions, thereby impacting our growth, net sales and profitability.


OUR FAILURE TO MANAGE GROWTH EFFECTIVELY COULD IMPAIR OUR SUCCESS.


         In order for us to expand successfully, management will be required to anticipate the changing demands of a growth in operations, should such growth occur, and to adapt systems and procedures accordingly. There can be no assurance that we will anticipate all of the changing demands that a potential expansion in operations might impose. If we were to experience growth, we might be required to hire and train a large number of sales and support personnel, and there can be no assurance that the training and supervision of a large number of new employees would not adversely affect the high standards that we seek to maintain. Our future will depend, in part, on our ability to integrate new individuals and capabilities into our operations, should such operations expand in the future, and there can be no assurance that we will be able to achieve such integration. We will also need to continually evaluate the adequacy of our management information systems, including our website. Failure to upgrade our information systems or unexpected difficulties encountered with these systems during an expansion in our operations (should such an expansion occur) could adversely affect our business, financial condition and results of operations.

CHANGES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, CASH FLOWS, REVENUE AND RESULTS OF OPERATIONS.


         We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.


CHANGES IN ACCOUNTING POLICIES REGARDING THE TREATMENT OF EMPLOYEE STOCK OPTIONS ARE ADVERSELY AFFECTING OUR EARNINGS.

         Stock options have from time to time been a component of the compensation packages for many of our employees. Beginning January 1, 2006, we were (pursuant to SEC rules) required to change our accounting policy to record the value of stock options issued to employees as an expense and a charge against earnings. This required change in our accounting policy has adversely affected our earnings. For the year ended December 31, 2006 and the six months ended June 30, 2007, we recognized $168,214 and $85,606, respectively, in stock-based compensation costs and had total unrecognized costs related to non-vested stock-based payment awards of approximately $199,658 as of June 30, 2007.


                         RISKS RELATED TO THIS OFFERING

OUR COMMON STOCK PRICE HAS BEEN VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK.


         The market prices of securities of technology-based companies (such as ours) currently are highly volatile. The market price of our common stock has fluctuated significantly in the past. In fact, during 2006, the high and low closing sale prices of a share of our common stock were $0.91 and $0.27, respectively. During the six months ended June 30, 2007, the high and low closing sale prices of a share of our common stock were $2.23 and $0.72, and the closing sale price on September 10, 2007 was $1.14. The market price of our common stock may continue to fluctuate in response to the following factors, in addition to others, many of which are beyond our control:


         o conversion of our convertible notes and exercise of our warrants and the sale of their underlying common stock;
         o changes in market valuations of similar companies and stock market price and volume fluctuations generally;
         o economic conditions specific to the network switching or related information technology industries;
         o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;
         o delays in our introduction of new products or technological innovations or problems in the functioning of our current or new products or innovations;
         o third parties' infringement of our intellectual property rights;
         o changes in our pricing policies or the pricing policies of our competitors;
         o        regulatory developments;
         o        fluctuations in our quarterly or annual operating results;
         o        additions or departures of key personnel; and
         o        future sales of our common stock or other securities.

         The price at which you purchase shares of common stock may not be indicative of the price of our stock that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you. Moreover, in the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert our management's attention and resources.

SHARES OF OUR COMMON STOCK ELIGIBLE, OR TO BECOME ELIGIBLE, FOR PUBLIC SALE COULD ADVERSELY AFFECT OUR STOCK PRICE AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.


         We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. As of September 10, 2007, we had outstanding 64,128,432 shares of common stock, of which approximately 12,954,735 shares were restricted under the Securities Act of 1933, as amended (the "Securities Act"). As of September 10, 2007, we also had outstanding options, warrants, and convertible promissory notes that were exercisable for or convertible into approximately 71,390,946 shares of common stock. Sales of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.


THE CONVERSION OF CONVERTIBLE SECURITIES AND THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS TO PURCHASE OUR COMMON STOCK COULD SUBSTANTIALLY DILUTE YOUR INVESTMENT, IMPEDE OUR ABILITY TO OBTAIN ADDITIONAL FINANCING, AND CAUSE US TO INCUR ADDITIONAL EXPENSES.

         Under the terms of existing notes convertible into our common stock, warrants to purchase our common stock, non compensatory options to acquire our common stock, and other outstanding options to acquire our common stock issued to employees and others, the holders thereof are given an opportunity to profit from a rise in the market price of our common stock that, upon the exercise of such warrants and/or options or conversion of such notes, could result in dilution in the interests of our other shareholders. The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of such convertible notes, options and warrants. In addition, holders of certain convertible notes, options and warrants have registration rights with respect to the common stock underlying such convertible notes, options and warrants, the registration of which will cause us to incur a substantial expense.


THE VOTING POWER AND VALUE OF YOUR INVESTMENT COULD DECLINE IF OUR
CONVERTIBLE NOTES AND WARRANTS ARE CONVERTED AT A REDUCED PRICE DUE TO OUR ISSUANCE OF LOWER-PRICED SHARES OR MARKET DECLINES WHICH TRIGGER RIGHTS OF THE HOLDERS OF OUR CONVERTIBLE NOTES AND WARRANTS TO RECEIVE ADDITIONAL SHARES OF OUR STOCK.


         As part of our Senior Convertible Note Financing, we issued a significant additional amount of convertible notes and warrants, the exercise or conversion of which could have a substantial negative impact on the price of our common stock and could result in a dramatic decrease in the value of your investment. The initial conversion price of our senior convertible notes is subject to market-price protection that will cause the conversion price of our senior convertible notes to be reduced in the event of a downward fluctuation in the market price of our common stock. In addition, the initial conversion price of our senior convertible notes and senior secured convertible notes and the initial exercise price of a majority of our warrants will be subject to downward anti-dilution adjustments in most cases, from time to time, where we issue securities at a purchase, exercise or conversion price that is less than the then-applicable conversion or exercise price of those notes or warrants. Consequently, the voting power and value of your investment in each such event would decline if our convertible notes or warrants are converted or exercised for shares of our common stock at the new lower price as a result of such declining market-price or sales of our securities are made below the conversion price of the notes and/or the exercise price of the warrants.


         The market-price protection feature of our senior convertible notes could also allow those notes to become convertible into a greatly increased number of additional shares of our common stock, particularly if a holder of our senior convertible notes sequentially converts portions of the note into shares of our common stock at alternate conversion prices and resells those shares into the market. If a holder of our senior convertible notes sequentially converts portions of the notes into shares of our common stock at alternate conversion prices and resells those shares into the market, then the market price of our common stock could decline due to the additional shares available in the market, particularly in light of the relatively thin trading volume of our common stock. Consequently, if a holder of our senior convertible notes repeatedly converts portions of the notes at alternate conversion prices and then resells those underlying shares into the market, a continuous downward spiral of the market price of our common stock could occur that would benefit a holder of our senior convertible notes at the expense of other existing or potential holders of our common stock, potentially creating a divergence of interests between a holder of our senior convertible notes and investors who purchase the shares of common stock resold by a holder of the notes following conversion of the notes.

THE MARKET PRICE OF OUR COMMON STOCK AND THE VALUE OF YOUR INVESTMENT COULD SUBSTANTIALLY DECLINE IF OUR CONVERTIBLE NOTES, WARRANTS OR OPTIONS ARE CONVERTED INTO SHARES OF OUR COMMON STOCK AND RESOLD INTO THE MARKET, OR IF A PERCEPTION EXISTS THAT A SUBSTANTIAL NUMBER OF SHARES WILL BE ISSUED UPON CONVERSION OR EXERCISE OF OUR CONVERTIBLE NOTES, WARRANTS OR OPTIONS AND THEN RESOLD INTO THE MARKET.

         If the conversion prices at which the balances of our convertible notes, warrants and options are converted are lower than the price at which you made your investment, immediate dilution of the value of your investment will occur. In addition, sales of a substantial number of shares of common stock issued upon conversion of our convertible notes, warrants and options, or even the perception that such sales could occur, could adversely affect the market price of our common stock, which would mean that certain convertible notes and warrants would be convertible into an increased number of shares of our common stock in cases where, as described elsewhere in these risk factors, the conversion price is based upon a discount from the market price of our common stock. You could, therefore, experience a substantial decline in the value of your investment as a result of both the actual and potential conversion of our outstanding convertible notes, warrants or options.

CONVERSIONS OF OUR SENIOR CONVERTIBLE NOTES AT DRAMATICALLY REDUCED CONVERSION PRICES COULD RESULT IN A CHANGE OF CONTROL OF OUR COMPANY.


         A change of control of our company could occur if, as discussed elsewhere in these risk factors, conversions of our senior convertible notes occur at dramatically reduced conversion prices, such as if a holder of the notes sequentially converts portions of the notes at alternate conversion prices into shares of our common stock and resells those shares into the market. If a change of control occurs, then the stockholders who historically have controlled our company would no longer have the ability to exert significant control over matters that could include the election of our directors, changes in the size and composition of our Board of Directors, and mergers and other business combinations involving our company. Instead, one or more other stockholders could gain the ability to exert this type of control and may also, through control of our Board of Directors and voting power, be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets.


IF WE ARE UNSUCCESSFUL IN MAINTAINING COMPLIANCE WITH OR MODIFYING OUR REGISTRATION OBLIGATIONS WITH REGARD TO OUR SENIOR CONVERTIBLE NOTES AND RELATED WARRANTS, WE MAY INCUR SUBSTANTIAL MONETARY PENALTIES.


         The agreements we entered into in connection with our Senior Convertible Note Financing and our July 2007 senior secured convertible note financing require us to, among other things, register for resale the shares of common stock issued or issuable under those notes and the warrants issued by us in connection with those notes, and maintain the effectiveness of the registrations for an extended period of time. We will be required to file a number of registration statements to ensure that all shares to be issued in connection with those financings will be registered. Our inability to comply with our registration obligations could subject us to payment of the liquidated damages not to exceed an aggregate of $1,262,500.

         The payment of liquidated damages would adversely affect our business, operating results, financial condition, and ability to service our other indebtedness by adversely affecting our cash flows. In addition, failure to meet our registration requirements for certain required periods will result in an event of default under the senior convertible notes and senior secured convertible notes. Among other things, upon an event of default the note holders are entitled to demand that we immediately pay the entire principal balance of the notes in full, plus a significant cash redemption penalty beyond the full payment of such principal. This redemption right and other rights of the investors upon an event of default are discussed in additional detail under the caption "Events of Default" beginning on pages 66 and 71 of this prospectus.
If one or more of the note holders exercised their redemption rights upon an event of default, it would have a significant negative impact on our financial condition and would likely render us insolvent.

         Our registration obligations with regard to our senior convertible notes and senior secured convertible notes and related warrants are described in more detail under the captions "Amended and Restated Registration Rights Agreement" beginning on page 68 of this prospectus and "Registration Rights Agreement" beginning on page 74 of this prospectus.

THE VOTING POWER OF YOUR INVESTMENT AND OUR EARNINGS PER SHARE WOULD BE SUBSTANTIALLY DILUTED IF ALL OR A SIGNIFICANT PORTION OF OUR CONVERTIBLE NOTES, WARRANTS OR OPTIONS WERE CONVERTED INTO SHARES OF OUR COMMON STOCK.

         If the aggregate number of shares of common stock underlying our convertible notes, warrants or options had been issued and outstanding as of this date, substantial dilution of the voting power of your investment and of our earnings per share would occur.

BECAUSE WE ARE SUBJECT TO "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR COMMON STOCK MAY BE REDUCED.

         Our stock is listed on the Over the Counter Bulletin Board (OTC Bulletin Board) and constitutes "Penny Stock." Broker-dealer practices in connection with transactions in Penny Stocks are regulated by rules adopted by the SEC. Penny Stocks are generally equity securities with a price per share of less than $5.00 (other than securities registered on certain national exchanges or quoted on the NASDAQ system). The Penny Stock rules require a broker-dealer, prior to a transaction in Penny Stocks not exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the Penny Stock Market. The broker-dealer must also provide the customer with current bid and offer quotations for the Penny Stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly accounting statements showing the market value of each Penny Stock held in the customer's account. In addition, the broker-dealer must make a special written determination that the Penny Stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in a Penny Stock, such as our common stock, and investors in our common stock may find it difficult to sell their shares.

BECAUSE OUR COMMON STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

         Our common stock trades under the symbol "RPTN" on the OTC Bulletin Board. Because our stock trades on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements, including statements concerning future conditions in the network switching industry, and concerning our future business, financial condition, operating strategies, and operational and legal risks. We use words like "plan," "estimate," "expect," "believe," "should," "would," "could," "anticipate," "may," "forecast," "project," "pro forma," "goal," "continues," "intend," "seek" or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the network switching industry, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.


                           PRICE RANGE OF COMMON STOCK

MARKET INFORMATION

         Our $0.001 par value common stock commenced trading under the symbol "RPTN" on the OTC Bulletin Board during December 2003. The following table sets forth, for the quarters indicated, the high and low bid information for our common stock as reported by Pink Sheets, LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium. The quotations reflect inter-dealer prices, without retail markup, markdown, or commissions, and may not necessarily represent actual transactions.


                                                             Fiscal 2007
                                                      -------------------------
                  Fiscal Quarter Ended:               High                 Low
                                                      -----               -----
                       June 30                        $2.22               $1.19
                       March 31                       $1.67               $0.71

                                                             Fiscal 2006
                                                      -------------------------
                  Fiscal Quarter Ended:               High                 Low
                                                      -----               -----
                       December 31                    $0.91               $0.27
                       September 30                   $0.54               $0.27
                       June 30                        $0.76               $0.42
                       March 31                       $0.83               $0.59

                                                             Fiscal 2005
                                                      -------------------------
                  Fiscal Quarter Ended:               High                 Low
                                                      -----               -----
                       December 31                    $0.85               $0.50
                       September 30                   $0.64               $0.43
                       June 30                        $0.73               $0.48
                       March 31                       $0.90               $0.39

         On September 10, 2007 the high and low sale prices for a share of our common stock as reported by Pink Sheets, LLC, were $1.15 and $1.12, respectively.

HOLDERS

         On September 10, 2007, we had 64,128,432 shares of our common stock outstanding held by approximately 454 record shareholders. This number of shareholders does not include beneficial owners whose shares are held in nominee or "street" name.

DIVIDENDS

         We have never paid a cash dividend with respect to our common stock, and have no present intention to pay cash dividends in the foreseeable future. The current policy of our Board of Directors is to retain earnings to provide funds for the operation and expansion of our business. Our Board of Directors, in light of the circumstances then existing, including our earnings and financial requirements and general business conditions, will determine the timing and amount of future dividends, if any. In addition, the terms of our senior convertible notes and senior secured convertible notes prohibit us from paying cash dividends for the term of the loan arrangements.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2007 and as adjusted to reflect our July 2007 private placement financing in which we issued senior secured convertible notes in the principal amount of $3,500,000 and Series N Warrants, Series O Warrants and Series P Warrants to purchase common stock, and the application of the net proceeds from the July 2007 private placement after deducting estimated placement agent fees and estimated offering expenses. The information in the table below should be read in conjunction with our consolidated financial statements and related notes beginning on page F-1 of this prospectus. The following table excludes the following shares:

         o 2,039,167 and 1,789,000 shares of common stock reserved for issuance under outstanding stock options as of June 30, 2007 and September 10, 2007, respectively, at a weighted average exercise price of $1.00 and $1.00 per share, respectively;

         o 50,586,494 and 56,574,379 shares of common stock reserved for issuance under outstanding warrants to purchase common stock as of June 30, 2007 and September 10, 2007, respectively, at a weighted average exercise price of $0.71 and $0.76 per share, respectively; and

         o 18,262,002 and 16,783,838 shares of common stock reserved for issuance under outstanding convertible securities as of June 30, 2007 and September 10, 2007, respectively, at a weighted average conversion price of $0.44 and $0.57 per share, respectively.

                                                                             JUNE 30, 2007
                                                                           -----------------
Short-term debt(1) .................................................          $ 51,998,832
                                                                              ------------

Long-term debt, less current portion ...............................          $         --
                                                                              ------------
Stockholders' deficit:
  Common stock, $.001 par value. Authorized 200,000,000 shares;
    issued and outstanding, 59,546,809 .............................          $     59,546
  Additional paid in capital .......................................          $ 49,921,935
  Accumulated deficit(2) ...........................................          $(100,415,486)
                                                                              ------------
     Total stockholders' deficit ....................................          $(50,434,005)
                                                                              ------------
     Total capitalization ..........................................          $  2,118,202
                                                                              ------------

         Subsequent to the date of the table, we closed the July 2007 financing in which we issued $3,500,000 in senior secured convertible notes due August 1, 2010 and warrants to purchase up to an aggregate of 6,047,886 shares of common stock. The initial conversion and exercise price of those notes and warrants is $1.2029.

         Also, on July 30, 2007 we conducted mandatory conversions of an aggregate of $1,943,215 of principal and interest underlying senior convertible notes issued in July 2006 and January 2007 into an aggregate of 4,421,623 shares of common stock.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with our condensed consolidated financial statements and related notes beginning on page F-1 of this prospectus. This prospectus and our condensed consolidated financial statements and notes to financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:


         o those identified under "Risk Factors" beginning on page 6 of this prospectus,


         o        adverse economic conditions,

         o        entry of new and stronger competitors,

         o        our inability to raise additional capital,

         o        unexpected costs and operating deficits,

         o        lower sales and revenues than forecast,

         o failure to establish relationships with and capitalize upon access to new customers,

         o litigation and administrative proceedings involving us or our products,

         o        adverse publicity and news coverage,

         o        inability to carry out our marketing and sales plans,

         o        changes in interest rates and inflationary factors, and

         o other specific risks that may be referred to in this prospectus or in other reports that we have issued.

         We do not undertake to update, revise or correct any forward-looking statements.

         Any of the factors described above or in the "Risk Factors" section could cause our financial results, including our net income or loss or growth in net income or loss, to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.


OVERVIEW

         We became engaged in the data network switching industry in October 2003. Since that time, our focus has been to design, produce and sell standards-based, proprietary high-speed network switching technologies. Our "distributed network switching technology" allows users to upgrade their traditional networks with our switches to allow for more efficient management of high-bandwidth applications. The implementation of our products in a user's network provides increased speed and greater capacity and, we believe, a cost-effective alternative to existing switching and routing technologies.

         We have designed a family of modular network switch products branded the "Ether-Raptor" line, which consist of core and edge switch products that operate together in a unique and highly efficient manner. In a sharp departure from traditional, centralized chassis-based switch architectures that were originally designed to handle latency (a time delay in the transfer of data) insensitive traffic such as email and block data transfers, we have developed the ability to "bind" physically separated network switches into a common "virtual chassis," creating the ability for a single network switch to exist in multiple locations at distances spanning over 1,000 kilometers and to transport data over that network at very high speeds. This functionality is essential to new high-bandwidth applications such as Voice over Internet Protocol ("VoIP"), streaming video, Internet Protocol Television ("IPTV") and high speed digital access, none of which existed when traditional chassis-based network switch designs were created. We believe that our Ether-Raptor architecture and associated products may redefine the manner in which data distribution occurs for service providers offering VOIP, streaming video, IPTV and other high-bandwidth applications. Due to the full, open-standards compatibility of our Ether-Raptor product line, our network switches have nearly universal applicability on legacy as well as newly installed Ethernet networks where speed, high bandwidth, redundancy and high reliability are essential.

         During the first quarter of 2007, we reorganized our sales force and added three experienced salespersons to the sales team. These additions are focusing on commercial sales and are based in the San Francisco Bay Area, Southern California and Washington, D.C. The remainder of the sales team increased its focus on government business. In the second quarter of 2007 we completed our reorganization of the sales force by adding two more salespersons to the team.

         With respect to research and development, in the first and second quarters of 2007, we continued working on upgrading the existing ER-1010 to make it a more powerful product using the latest available chip functionality. Finalization of this project is slightly behind schedule and is now expected to be completed in the third quarter of 2007. We also continued testing our products with a government-approved test organization. This test process was successfully completed in April 2007, opening a whole new market for our products.

         We remain an early stage technology company and, commencing with our inception, have operated, and are now operating, at a significant loss. We have realized negligible revenues since our inception. Although our management is optimistic with regard to prospective business, there can be no assurance that we will not encounter unforeseen and unanticipated obstacles to near-term revenue or ultimately achieving profitability.

GOING CONCERN QUALIFICATION

         We have a limited operating history with minimal sales and have sustained an accumulated deficit of $100,415,486 through June 30, 2007 and $60,689,075 through December 31, 2006. At June 30, 2007, we had a deficit in working capital of $50,962,745. Since our inception, including the six months ended June 30, 2007, we have financed our operations almost exclusively from cash on hand raised through the sale of our securities and borrowings. These conditions raise substantial doubt about our ability to continue as a going concern and our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their report for each of our fiscal years ended December 31, 2006 and 2005.

         Our management has attempted and continues to attempt to address these conditions by obtaining additional debt and equity financing to fund our continuing operations. In January 2007, the Company raised an additional $1.6 million through the issuance of a senior convertible note and in the six months ended June 30, 2007, the Company received an additional $630,132 from the cash exercise of existing warrants. On August 1, 2007 we raised an additional $3.5 million through a senior convertible note financing. We believe these capital raises provide sufficient funding for our operations into 2008. There can be no assurance that sufficient revenues will be generated thereafter to fund our operating requirements. We currently have no commitments for any additional financing and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The accompanying financial statements do not reflect any adjustments that might be necessary if we are unable to continue as a going concern.

CRITICAL ACCOUNTING POLICIES

CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). The preparation of our financial statements requires our management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The significant accounting policies that are believed to be the most critical to aid in fully understanding and evaluating the reported financial results include inventory valuations, derivatives and stock-based compensation expense.

INVENTORY VALUATIONS

         We determine our inventory value at the lower of average cost or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net realizable value. For example, charges incurred for obsolete inventory increased from $18,252 in the first six months of 2006 to $55,848 in the same period of 2007, and from $18,252 in the second quarter of 2006 to $49,712 in the second quarter of 2007. This increase of obsolescence was mainly due to the write-off in the second quarter of 2007 of parts in inventory for building the ER-1808, a product whose release was initially postponed, but is now cancelled.

ACCOUNTING TREATMENT FOR DERIVATIVES

EMBEDDED CONVERSION FEATURE

      Paragraph 12 of SFAS 133 indicates that the conversion features should be considered a derivative if the following criterion are met:

      o The economic characteristics and risks differ between the host and embedded conversion feature. This condition is met because the embedded conversion feature valuation depends on factors such as volatility, stock price and expected life whereas the valuation of the host is not impacted by these factors. SFAS 133, paragraph 61
            (k) further confirms the above position as this paragraph states that "the changes in fair value of an equity interest and the interest rates on a debt instrument are not clearly and closely related. Thus, for a debt security that is convertible into a specified number of shares of the debtor's common stock or another entity's common stock, the embedded derivative (that is, the conversion option) must be separated from the debt host contract and accounted for as a derivative instrument provided that the conversion option would, as a freestanding instrument, be a derivative instrument subject to the requirements of this Statement."
      o The contract that includes the host and the conversion feature is not re-measured at fair value. This condition is met because the contract is not re-measured.
      o A separate instrument with the same terms as the embedded conversion feature would be derivative as per paragraphs 6 of SFAS 133. Our review of paragraph 6 revealed that the embedded conversion feature without a host would be considered a derivative because the embedded conversion feature (1) has underlying and notional amounts, (2) requires no initial net investments and (3) permits net settlement.

         Based on the above considerations it is implied that the embedded conversion feature is a derivative that must be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. However, before reaching a final conclusion on whether we are dealing with an embedded conversion feature that needs to be considered a derivative we need to review paragraph 11(a) of SFAS 133. Paragraph 11(A) states that "contracts issued or held are both (1) indexed to its own stock and (2) classified in stockholders equity shall not be considered derivative instruments. Our contract is indexed to our own stock however to determine the correct classification of the embedded conversion feature with respect to possible stockholders equity classification, we reviewed the guidelines provided in EITF 00-19.

         Specifically, EITF 00-19, paragraph 4 and EITF 05-2 indicate that an embedded conversion feature is conventional if the holder is entitled to convert their position into a fixed number of shares. The embedded conversion feature included in this financing entitles the holder, under certain circumstances beyond our control, to convert their position into a variable number of shares. This implies that the embedded conversion feature under discussion does not qualify as a conventional convertible instrument. Because the embedded conversion feature does not qualify as a conventional convertible instrument, we then had to analyze paragraphs 12-32 of EITF 00-19 to determine whether the embedded conversion feature should be accounted for as equity or as a liability.

         Paragraph 19 of EITF 00-19 stipulates that in order to qualify for equity treatment the Company must have sufficient authorized and unissued shares available to settle the contract after considering all other commitments that may require the issuance of stock during the maximum period the derivative contract could remain outstanding. The total number of shares that we could need to settle the current contract could exceed the level of authorized shares available for issuance and this would result in a situation where we do not control settlement of shares. Consequently, the embedded conversion feature is classified as a liability under EITF 00-19 and therefore does not qualify for paragraph 11 scope exception in SFAS 133. As a result the embedded conversion feature will be accounted for as a derivative at fair value, with changes in fair value recorded in earnings. Based on before mentioned criteria the Company classified the conversion feature as a liability on its balance sheet measured at fair value using the Black Scholes option pricing model.

WARRANTS

         The warrants issued in the July 2006 and January 2007 financing represent freestanding instruments. We analyzed these warrants as to their characteristics similarly to our analysis of the embedded conversion feature discussion above. Based on the conclusions we reached while evaluating the embedded conversion feature, we determined that the warrants are derivatives as per the definitions of paragraphs 6-9 of SFAS 133 and will be accounted for as a liability based on paragraph 19 of EITF 00-19. As such, the warrants will be classified as a liability and will be measured at fair value, with changes in fair value reported in earnings.

         We will review the warrants under EITF 00-19 at each balance sheet reporting date to determine if circumstance exist requiring a reclassification of the warrants to equity.

COST OF FINANCING DERIVATIVE INSTRUMENTS

         The fair value of the conversion features and warrants in excess of the face value of the debt host instrument is expensed at the time of closing the financing. These transactions are analogous to paragraph 6 of EITF 98-5, which states, "... IN CERTAIN CIRCUMSTANCES, THE INTRINSIC VALUE OF THE BENEFICIAL CONVERSION FEATURE MAY BE GREATER THAN THE PROCEEDS ALLOCATED TO THE CONVERTIBLE INSTRUMENT. IN THOSE SITUATIONS, THE TASK FORCE REACHED A CONSENSUS THAT THE AMOUNT OF THE DISCOUNT ASSIGNED TO THE BENEFICIAL CONVERSION FEATURE IS LIMITED TO THE AMOUNT OF THE PROCEEDS ALLOCATED TO THE CONVERTIBLE INSTRUMENT." The discount amount up to the face value of the debt host instrument is amortized over the life of the note.

STOCK-BASED COMPENSATION EXPENSE

         On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Shared Based Payment" ("SFAS No. 123(R)"), which requires the measurement and recognition of compensation cost for all stock-based payment awards made to employees and directors based on estimated fair values. We have elected to use the modified prospective transition method for adopting SFAS No. 123(R), which requires the recognition of stock-based compensation cost on a prospective basis. Our Condensed Consolidated Statement of Operations as for the three and six months ended June 30, 2007 listed in the index on page F-1 of this prospectus reflect the impact of SFAS No. 123(R). In accordance with the modified prospective transition method, our Consolidated Statements of Operations for periods prior to January 1, 2006 have not been restated to reflect, and do not take into account, the impact of SFAS No. 123(R). As of June 30, 2007, there was $199,658 of total unrecognized compensation cost related to all of our outstanding non-vested stock-based payment awards. This total unrecognized compensation cost will be adjusted for future changes in estimated forfeitures. The additional stock-based compensation expense for any new stock-based payment awards granted after June 30, 2007 cannot be predicted at this time because calculation of that expense depends upon, among other factors, the amount of stock-based payment awards granted by us in the future.


SELECTED FINANCIAL DATA

         The following table sets forth selected financial data regarding our financial position and operating results. This data should be read in conjunction with our consolidated financial statements and related notes thereto beginning on page F-1 of this prospectus.

RESULTS OF OPERATIONS

COMPARISON OF RESULTS OF OPERATIONS FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2007

         The following table sets forth selected financial data regarding our financial position and operating results for the three months ended June 30, 2006 and 2007 and six months ended June 30, 2006 and 2007. This data should be read in conjunction with our condensed consolidated financial statements and related notes thereto beginning on page F-1 of this report.

                                                                 THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                                     Unaudited                                Unaudited
                                                            JUNE 30, 2006    JUNE 30, 2007         JUNE 30, 2006     JUNE 30, 2007
                                                            -------------    -------------         -------------     -------------
NET SALES                                                   $    204,969     $    237,857          $    387,264      $    400,628
COST OF SALES                                                     92,086          122,727               159,889           168,728
                                                            -------------    -------------         -------------     -------------

Gross Profit                                                     112,883          115,130               227,375           231,900

OPERATING EXPENSES
  Salary and Salary Related Costs                                597,847          638,703             1,221,394         1,234,310
  Marketing Expense                                               31,788           63,332                67,947            81,305
  Research and Development                                       294,436          365,902               619,198           668,408
  Selling, General and Administrative                            640,682          758,320             1,236,005         1,641,761
                                                            -------------    -------------         -------------     -------------

Total Operating Expenses                                       1,564,753        1,826,257             3,144,544          3,625,784

Loss from Operations                                          (1,451,870)      (1,711,127)           (2,917,169)        (3,393,884)
                                                            -------------    -------------         -------------     -------------

OTHER INCOME
  Interest Income                                                      -            6,711                     -            14,246
  Change in Fair Value of Warrant Liability
    and Convertible Debt                                               -       (5,452,070)                    -       (24,326,278)
  Senior Convertible Note
  Restructuring Charges                                                -                -                     -        (2,089,284)
  Gain on Extinguishment of Debt                                       -                -                     -        11,571,860
  Cost of Financing Senior convertible note                            -                -                     -       (18,333,208)
  Debt Financing Amortization -
    Warrant Liability and Conversion Feature                           -       (1,427,820)                    -        (2,731,922)
  Interest Expense                                               (35,723)        (224,234)              (61,699)         (437,941)
                                                            -------------    -------------         -------------     -------------

Total Other Income (Loss)                                        (35,723)      (7,097,413)              (61,699)      (36,332,527)
                                                            -------------    -------------         -------------     -------------

Loss Before Income Taxes                                      (1,487,593)      (8,808,540)           (2,978,868)      (39,726,411)
                                                            -------------    -------------         -------------     -------------

Income Tax Benefit                                                     -                -                     -                 -


NET LOSS                                                    $ (1,487,593)    $ (8,808,540)         $ (2,978,868)     $(39,726,411)
                                                            =============    =============         =============     =============

NET SALES

         During the three months ended June 30, 2007, we generated $237,857 in revenues compared to $204,969 for the comparable period of 2006. During the six months ended June 30, 2007, we achieved a revenue level of $400,628, slightly exceeding the $387,264 of revenues realized during the same period of 2006. During the second quarter of 2007, we sold a total of eleven ER-1010's and seven OR-1048's to seven customers. Importantly, we sold our product into a new vertical market: local government.

         During the second quarter of 2007, we completed testing procedures with a government-approved test lab, and our product received certification from this organization. The hiring of new salespersons in the first quarter of 2007 started paying off in the second quarter of 2007 taking into account the sales activity level.

COST OF SALES

         Cost of sales increased from $159,889 during the first six months of 2006 to $168,728 during the same period of 2007 and from $92,086 during the second quarter of 2006 to $122,727 during the same period in 2007. The main reason for this increase in cost of sales was an increase in charges incurred for obsolete inventory which increased from $18,252 in the first six months of 2006 to $55,848 in the same period of 2007 and from $18,252 in the second quarter of 2006 to $49,712 in the second quarter of 2007. This increase of obsolescence was mainly due to the write-off in the second quarter of 2007 of parts in inventory for building the ER-1808, a product whose release was initially postponed, but is now cancelled. After elimination of obsolescence provisions, due to a more favorable customer mix, gross margins improved from 63% for the first half of 2006 to 72% for the same period of 2007.

OPERATING EXPENSES

         Our total operating expenses increased from $1,564,753 in the second quarter of 2006 to $1,826,257 in the second quarter of 2007. This 17% increase was mainly due to increases in salary expenses, marketing expenses and selling, general and administrative expenses (SG&A). For further explanation on these expenses, please see details by expense category below.

SALARY EXPENSE AND SALARY RELATED COSTS

         Salary expenses increased from $597,847 in the second quarter of 2006, to $638,703 in the same period in 2007, and from $1,221,394 to $1,234,310 for the six months ended June 30, 2006 and 2007, respectively. These increases were primarily due to a net increase of headcount in our sales department of approximately 2.5 persons in the second quarter of 2007. These headcount increases represent approximately $75,000 in salary expense increases in the second quarter of 2007, as compared to the second quarter of 2006. This increase to salary based on increased headcount was partially offset by a decrease in charges recognized in connection with the issuance of stock options and a reduction of charges in connection with a reduction in temporary personnel in the first half of 2007 compared to the same period in 2006.

MARKETING EXPENSES

      Marketing expenses increased from $31,788 in the second quarter of 2006 to $63,332 in the second quarter of 2007 and from $67,947 in first half of 2006 to $81,305 in the same period in 2007. This increase of expenses was primarily attributable to $30,000 spent in the second quarter of 2007 for testing Raptor's equipment at a government-approved test organization. We did not incur such expenses in the second quarter of 2006.

RESEARCH AND DEVELOPMENT

         Research and development expenses increased from $294,436 in the second quarter of 2006 to $365,902 in the second quarter of 2007 and from $619,198 in first half of 2006 to $668,408 in first half of 2007. The main reason for these increases was an increase of engineering headcount in second quarter of 2007 by almost 3 persons, representing an increase of approximately $90,000 in research and development expenses in the second quarter of 2007, as compared to the same period in 2006.

SELLING, GENERAL AND ADMINISTRATIVE

         Selling, general and administrative expenses increased from $640,682 in the second quarter of 2006 to $758,320 in the second quarter of 2007. Also, selling, general and administrative expenses for the first half of 2006 increased from $1,236,005 to $1,641,761 in first half of 2007. These increases of 18% and 33% respectively, between the three and six month periods ended June 30, 2006 and June 30, 2007, resulted from the following expense categories:

      o Investment relations expenses increased substantially because of the costs of warrants issued to a company providing investment relations related services. The total cost for these warrants charged in the second quarter of 2007 was $166,500. We did not incur such costs in the first half of 2006 or in the first quarter of 2007.

      o Expenses incurred for business development in Europe, Asia and the United States increased from $20,060 in the second quarter of 2006 to $71,406 in the second quarter of 2007 and from $70,404 in the first half of 2006 to $129,036 in the first half of 2007.

      o Legal fees incurred in the second quarter of 2006 of approximately $100,000 were at the same level in the comparable period of 2007. However, legal expenses increased from $300,783 in the first half of 2006 to $400,826 in the comparable period in 2007. This increase was mainly due to legal fees of approximately $150,000 related to the restructuring of our July 2006 financing in the first quarter of 2007.

         In the first quarter of 2007, we incurred $96,000 in placement agent fees associated with our January 2007 $1,600,000 senior convertible note of January 18, 2007. In the second quarter of 2007, and the first half of 2006, we did not incur such expenses.

OTHER EXPENSE

         Other expense increased substantially from $35,723 in the second quarter of 2006 to $7,097,413 in the second quarter of 2007 and from $61,699 in the first half of 2006 to $36,332,527 in first half of 2007. The primary reason for the $36,270,828 increase in other expense during the first half of 2007 is non-cash charges in the aggregate amount of $35,908,832 that we recorded with respect to the restructuring of the July 31, 2006 financing transaction during the first quarter of 2007, and the January 2007 financing transaction.

      o We are required by EITF 96-19 to record the extinguishment of the July 31, 2006 senior convertible notes as valued at January 18, 2007 resulting in a gain of $11,571,860.

      o With respect to our amended January 2007 financing transaction as prescribed by SFAS No. 133 and EITF 00-19, we are required to account for the warrants and the embedded conversion feature associated with this transaction as liabilities at their respective estimated fair values. We are also required to adjust the estimated fair values of these liabilities at each period-end, with the resultant gain or loss recorded against earnings, and such amounts aggregated to $24,326,278 during the six months ended June 30, 2007.

            The warrants and conversion feature are valued using the Black-Scholes option pricing model. We believe that the closing price of our common stock, which was $0.81 on January 18, 2007 and $1.38 on June 30, 2007, the estimated life of the financial instrument and the applicable volatility rates are the key assumptions used in the valuation calculation. In connection with our January 2007 financing transaction, we expensed the excess value of the debt discount over the proceeds of the note for a total amount of $18,333,208.

      o The Net Discount cost associated with the note amounted to $8,804,909 and is amortized over the lifetime of the note. The total charge for the first half of 2007 amounts to $2,731,922 and the charge in the second quarter of 2007 amounted to $1,427,820. In the first half of 2006 we did not incur such charges.

      o In connection with the restructuring of the July 31, 2006 financing, we agreed to increase the principal amount of the senior convertible notes by $2,204,909 and recorded this increase of principal after deduction of interest for a total restructuring amount of $2,089,284 as a cost of financing our senior convertible notes in January 2007.

         Interest expense increased from $35,723 in the second quarter of 2006 to $224,234 in the same period of 2007, an increase of $188,511, and from $61,699 in the first half of 2006 to $437,941 in the same period of 2007. This increase is attributable to our interest bearing note payables, which have increased from $1,214,290 at December 31, 2006 to $8,025,784 at June 30, 2007.

COMPARISON OF RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED
DECEMBER 31, 2005 AND 2006 (IN THOUSANDS)

         The following table sets forth selected financial data regarding our financial position and operating results. This data should be read in conjunction with our consolidated financial statements and related notes thereto beginning on page F-1 of this Report.

                                          December 31, 2005    December 31, 2006
                                                                  (as restated)
                                          -----------------    -----------------

Net Sales                                  $           289      $           849
Cost of Sales                                          120                  320
                                           ---------------      ---------------

Gross Profit                                           169                  529

Operating expenses
   Consulting Fees                                      --                  105
   Finder's Fees                                     1,064                  465
   Cost of warrants granted                          3,433                   --
   Stock for services (non cash)                        --                   --
   Salary expense                                    2,630                2,891
   Marketing expense                                   349                  229
   Research and Development Costs                      403                  546
   Selling, general and administrative               2,767                2,405
                                           ---------------      ---------------
Total operating expenses                            10,646                6,641

  Net Other Income (loss)                           (2,913)             (12,967)

Loss before Income tax provision                   (13,390)             (19,079)
  Income tax provision                                  --                   --
                                           ---------------      ---------------
Net loss                                   $       (13,390)     $       (19,079)
                                           ===============      ===============

NET SALES

         For the fiscal years ended December 31, 2005 and December 31, 2006, we realized revenues of $289,236 and $849,285, respectively. The $560,049 increase in revenues between 2005 and 2006 resulted primarily from the start up of sales of our products into the entertainment industry. Another important cause of the increase in sales in 2006 was the purchase of equipment by systems integrators who during 2006 signed Value Added Reseller's (VAR) agreements with us.

         In 2006, we sold 30 ER-1010 core switch units and 23 OR-1048 edge switch units versus the sale of 16 ER-1010 units in 2005. In 2006, we sold our products to 18 customers; whereas in 2005, we sold our products to 7 customers.

         A majority of our 2006 revenues were earned in the fourth quarter of 2006. During that quarter, we realized $272,906 in revenues, a substantial increase over revenues for each of the first three quarters of 2006 which were $182,295, $204,969 and $189,115, for the first, second and third quarters, respectively. Fourth quarter revenues in 2006 of $272,906 also substantially exceeded fourth quarter revenues in 2005 of $155,800. During the fourth quarter 2006, we sold seven ER-1010 units and five OR-1048 units to five customers, mainly in the entertainment and education industries.

         Sales trends in 2006 indicate that our flagship product, the ER-1010 network core switch, is an attractive network product for the entertainment industry. We believe, the performance of the ER-1010 with respect to video streaming is superior to competitive legacy products. We believe that the superior performance of the ER-1010 in video streaming is one of several reasons for the ramp up we have seen for our product in the entertainment vertical in 2006. Taking into account the ramp up in 2006 and current discussions with several prospects in the entertainment vertical, we believe that this vertical represents a substantial growth opportunity for us in 2007.

         Another important trend we observed in 2006 was that our product has attractive features for government networks. Such features are price, security, resiliency and speed. Agreements were signed in 2006 with large system integrators who provide products and services to the government sector. These integrators purchased six ER-1010 units and two OR-1048 units from us in 2006 for demonstration purposes, contributing to our revenues in 2006. In the fourth quarter of 2006 we started testing our products at a government-owned test organization. We expect that, with the agreements which were put in place in 2006 and upon successful conclusion of the government testing program, sales to federal and local government will substantially contribute to our revenue growth beginning in 2007.

         Although to a lesser degree than was the case for entertainment, sales of our product into enterprise production networks also grew in 2006 over 2005. Selling cycles for our product in this vertical area are very long due to what we perceive as reluctance to adapt new technology in this type of market. We believe that the price and performance advantages of our product offering and the increased availability of favorable reference sites will reduce the enterprise production networks selling cycles in 2007 and beyond, while contributing towards growth in this vertical part of the market.

         We are continuing discussions with various third parties regarding the possibility of incorporating our technology/products into their product and service offerings. This could result in license fee income and/or additional product sales in 2007. However, at this point, we are engaged only in preliminary, non-binding discussions and there can be no guarantee that we will be able to secure any relationship with these third parties.

GROSS MARGIN

         Our gross margin was $168,936 and $529,212 in 2005 and 2006, respectively, representing an increase of $360,276 or 213%. The cause of this increase in gross margin was our increase in revenues and an improvement in gross margin percentage from 58% in 2005 to 62% in 2006. This gross margin improvement was due to a change in our proportionate number of sales in various markets, with the lower-margin education sector representing a smaller percentage of our overall sales in 2006 as compared to 2005.

OPERATING EXPENSES

         Total operating expenses, excluding cost of warrants, were approximately $7,213,000 and $6,641,000 in 2005 and 2006, respectively, representing a decrease of $572,000 or 8%. The primary cause of this decrease was the reduced finder's fees incurred in connection with private placements of our securities. Such finder's fees were reduced by $599,405 in 2006.

         Increases in Salary and Research & Development (R&D) expenses were offset by decreases in Marketing expenses and Selling, general and administrative expenses.

         The following descriptions detail our total operating expenses by expense category.

FINDERS' FEES

         Expenses for finders' fees were $1,064,405 and $465,000 in 2005 and 2006, respectively. In 2005, expenses of $1,064,405 consisted entirely of placement agent fees paid in connection with private placements of our securities. In 2006, our finder's fees consisted of a payment of $300,000 for placement agent fees paid in connection with the July 31, 2006 closing of our Senior Convertible Note Financing. In addition, in 2006, we paid $165,000 as a success fee for a bridge note financing. The variations in placement agent related expenses between these two years resulted from differences in both the gross proceeds raised through private placements of our securities during each year and the percentage of such proceeds that were paid as placement agent fees. We raised gross proceeds of $9,088,000 and $5,000,000 through such private placements in 2005 and 2006, respectively. In addition we obtained a bridge loan in the amount of $689,000 in 2006.

COST OF WARRANTS

         In 2005, we issued warrants to purchase shares of our common stock to investors and placement agents in connection with our private placements. The total charge for these warrants calculated as required by accounting rule EITF 00-19 was $3,432,994. The warrants issued in 2006 are associated with a convertible debt and therefore the charges for these warrants have been accounted for under "OTHER INCOME/ (LOSS") as described below.

SALARY EXPENSE

         Salary expense decreased from $3,072,206 in 2005 to $2,890,942 in 2006, a decrease of $181,264 or 6%. Major reasons for the decrease in salary expense in 2006 is a six person decrease of average headcount compared to 2005. This decrease was partially offset by an increase of salaries due to the introduction in 2006 of FAS 123R requiring the expensing of stock options resulting in a total charge of $168,214 and bonus payments and salary increases to certain employees. These bonuses and salary increases were necessary to maintain a reasonably competitive compensation structure because, as reported in previous filings, salaries had been previously adjusted downward to reduce expense run rates. Management believes that the 2006 salary expense, even following this latest set of increases may still not be indicative of our future salary expense, since once we achieve certain revenue goals, we intend to continue increasing annual salary levels for management level employees to what we believe to be more competitive levels.

MARKETING EXPENSES

         Marketing expenses decreased from $349,310 in 2005 to $229,381 in 2006, a decrease of $119,929 or 34%. The primary causes of this decrease were that we reduced advertising and promotional materials expenses. Advertising expenses were reduced by $90,000 in 2006. Based upon our 2005 advertising efforts, we concluded that we did not attain sufficient returns from monies spent on advertising.

RESEARCH AND DEVELOPMENT

         We spent $403,057 and $545,522 on research and development (R&D) in 2005 and 2006, respectively, an increase of $142,465 or 35%. The primary cause of this increase was the rent paid for additional design tools for both our hardware and software design teams, which increased by $240,000 in 2006 compared to 2005. This increase of rental expenses was partially offset by an approximate $94,000 decrease in expenses in 2006 incurred with respect to the establishment of our service activity as compared to 2005.

SELLING, GENERAL AND ADMINISTRATIVE

         Selling, general and administrative (SG&A) expenses increased from $2,324,939 in 2005 to $2,404,743 in 2006, a 1% increase. Main decreases were: A $39,000 reduction in expenses for IT support; a $210,000 reduction in expenses for inventory stored with third parties; and an $88,000 reduction in expenses for the cost of attending conferences. These decreases were offset by increased legal expenses of $120,000, caused by an increase of securities laws related legal support and increased rates charged by our law firm, and an increase of sales support expenses of $69,000 spent in connection with starting up new sales channels.

OTHER INCOME/ (LOSS)


         Other losses increased substantially from $2,912,965 in 2005 to $12,966,694 in 2006. The primary reason for the $10,053,729 increase in other losses is non-cash charges in the aggregate amount of $12,622,254 that we recorded with respect to our July 31, 2006 financing transaction as prescribed by FAS 133 and EITF 00-19. We are required to account for the warrants and the embedded conversion feature associated with this transaction as liabilities at their respective estimated fair values. We are also required to adjust the estimated fair values of these liabilities at each period-end with the resultant gain or loss recorded against earnings and such amounts aggregated $9,080,794 during the year ended December 31, 2006. The warrants and conversion feature are valued using the Black-Scholes option pricing model. We believe that the closing price of our common stock, the estimated life of the financial instrument and the applicable volatility rates are the key assumptions used in the valuation calculation. The fair value of the conversion features and warrants in excess of the face value of the debt host instrument is expensed at the time of closing of the financing. This excess fair value amounted to $2,499,794. We also recorded net debt discount costs of $5,000,000 and we amortized $1,041,667 of such debt discount into expenses during the year ended December 31, 2006.


         The 2005 other losses were primarily attributable to a $2,652,000 non-cash charge in connection with the conversion on notes which converted to equity in 2005 and which charge was booked as prescribed under paragraph 13 of EITF 98-5.

         Interest expense increased from $263,744 in 2005 to $346,049 in 2006, an increase of $82,305. The main reason for this increase is the higher interest expense of $64,000 incurred in connection with our 2006 financings compared to the interest incurred in connection with similar financing activities incurred in 2005.

LIQUIDITY AND CAPITAL RESOURCES


         Our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their report for each of our fiscal years ended December 31, 2006, 2005, 2004 and 2003. Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed very unfavorably by analysts and investors. There are a number of risks and challenges associated with such a qualified report including, but not limited to, a significant impediment to our ability to raise additional capital or seek financing from entities that will not conduct such transactions in the face of such increased level of risk of insolvency and loss, increased difficulty in attracting talent, and the diversion of the attention of executive officers and other key employees to raising capital or financing rather than devoting time to the day-to-day operations of our business. We urge potential investors to review the report of our independent certified public accountants included in this prospectus, our consolidated financial statements and related notes beginning on page F-1 of this prospectus, the cautionary statements included in the "Risk Factors" section of this prospectus and our most recent annual report on Form 10-KSB, as amended, and to seek independent advice concerning the substantial risks related thereto before making a decision to invest or maintain an investment in us.

         For the year ended 2006 we sustained net losses of $19,078,578 respectively. Since our inception, including the six months ended June 30, 2007, we have realized negligible revenues and have financed our operations almost exclusively from cash on hand raised through the sale of our securities and borrowings. As of June 30, 2007, we had a deficit in working capital of $50,962,745. Our management has attempted and continues to attempt to address these financial conditions by seeking additional debt and equity financing to fund our continuing operations, as more fully described below. However, we anticipate that additional capital must be raised to fund operations into fiscal year 2008 and there can be no assurance that sufficient revenues will be generated thereafter to fund our operating requirements. We currently have no commitments for any additional financing and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all.

JULY 2006 AND JANUARY 2007 SENIOR CONVERTIBLE NOTE FINANCINGS AND JANUARY 2007 RESTRUCTURING

         On July 30, 2006, we entered into a Securities Purchase Agreement with three institutional accredited investors in connection with a private placement transaction providing for, among other things, our issuance of senior convertible notes in the aggregate principal amount of $5 million, Series L Warrants to purchase up to an aggregate of 17,065,623 shares of our common stock and Series M Warrants to purchase up to an aggregate of 7,395,103 shares of our common stock. We received aggregate gross proceeds of $5 million from the investors for our issuance of these notes and warrants.

         We subsequently entered into Amendment and Exchange Agreements, dated January 18, 2007 and amended and restated on January 22, 2007, with the investors from the July 30, 2006 private placement providing for certain amendments to the senior convertible notes, Series L Warrants, Series M Warrants and registration rights agreement. These amendments include, but are not limited to, an increase in the principal amount of the notes from an aggregate of $5 million to an aggregate of approximately $7.2 million, an increase in the aggregate number of shares of common stock issuable upon exercise of the Series L Warrants by 5,688,540 (from an aggregate of 17,065,623 shares to an aggregate of 22,754,163 shares), and a reduction in the exercise price of the Series L Warrants and the Series M Warrants from $0.5054 per share to $0.43948 per share. We also modified our registration obligations to require that we initially register 15,267,292 shares of our common stock underlying the senior convertible notes with the SEC, with the remaining shares underlying the senior convertible notes and the shares underlying the Series L Warrants and Series M Warrants to be registered by subsequent registration statements to be filed at a later date as permitted by the SEC. We did not receive any additional cash consideration for these amendments. The amendments provided for by the Amendment and Exchange Agreements were reflected by our issuance of amended and restated notes, our issuance of Series L-1 Warrants and Series M-1 Warrants that replaced the Series L and Series M Warrants and our entry into an amended and restated registration rights agreement with the investors.

         In addition, the Amendment and Exchange Agreements provided for an additional private placement transaction with one of the investors, which resulted in our issuance of an additional senior convertible note in the principal amount of $1.6 million, Series L-2 Warrants to purchase an aggregate of 7,281,332 shares of our common stock and Series M-2 Warrants to purchase an aggregate of 2,366,433 shares of our common stock. We received aggregate gross proceeds of $1.6 million from the investor for our issuance of these additional note and warrants.

JULY 2007 SENIOR SECURED CONVERTIBLE NOTE FINANCING

         On July 31, 2007, we entered into a securities purchase agreement with three investors for total gross proceeds of $3.5 million, which agreement provides for the issuance on August 1, 2007 of Senior Secured Convertible Notes in the aggregate principal amount of $3.5 million ("Secured Notes"), Series N Warrants, Series O Warrants and Series P Warrants in a private placement transaction. The agreement also requires us to enter into a security agreement granting the investors a first priority perfected security interest in all of our assets and requires our subsidiary to guaranty our obligations under the Secured Notes. The Secured Notes and accompanying warrants are or may become convertible into or exercisable for the following number of shares of our common stock:

                Notes:                         2,909,636
                N Warrants:                    2,909,636
                O Warrants:                    1,891,263
                P Warrants:                    1,246,987
                ----------------------------------------
                Total:                         8,957,522

         In addition, we previously entered into private placement transactions with these same investors in July 2006 and January 2007.

         The Secured Notes carry an interest rate of 9.25% per annum, which rate may be increased to 15% upon the occurrence of an event of default, and mature on August 1, 2010. This date may be extended, at the option of the investors, by up to two years. Interest will be payable quarterly, starting October 1, 2007. The Secured Notes are immediately convertible at a conversion price of $1.2029 per share. The entire outstanding principal balance and any outstanding fees or interest shall be due and payable in full on the maturity date. Under certain conditions, we may require investors to convert up to either 50% or 100% of the outstanding balances of the Secured Notes at any time our shares are trading at or above $1.80435 or $2.105075, respectively.

         The N Warrants carry a strike price of $1.2029 for each share and are immediately exercisable. The N warrants expire on the earlier of August 1, 2016 or seven years after the date all of the shares issuable upon conversion of the Secured Notes have been included on an effective registration statement.

         The O Warrants also carry a strike price of $1.2029 for each share. The O Warrants will only become exercisable by an investor if we conduct mandatory conversions, and then only to the extent of 65% of the number of shares issued to such investor upon each mandatory conversion. The O Warrants expire on the earlier of August 1, 2016 or seven years after the date all of the shares issuable upon conversion of the Secured Notes have been included on an effective registration statement.

      The P Warrants carry a strike price of $1.2029 for each share and are immediately exercisable. The P Warrants expire on the earlier of the maturity date of the Secured Notes of August 1, 2010, which date may be extended by up to two years at the option of the investors, and the date we have satisfied our payment obligations under the warrant holder's Secured Note.

         In the event of a default or upon the occurrence of certain fundamental transactions as defined in the Secured Notes, the investors will have the right to require us to redeem the Secured Notes at a premium. In addition, at any time on or after August 1, 2010, the investors may accelerate the partial payment of the Secured Notes by requiring that the Company convert at the lower of the then conversion price or a 7.5% or 10.0% discount to the recent volume weighted average price of our common stock, or at our option, redeem in cash, up to an amount equal to 20% of the aggregate dollar trading volume of our common stock over the prior 20-trading day period.

         The conversion price of the Secured Notes and the exercise price of the N Warrants, O Warrants and P Warrants are subject to customary anti-dilution provisions for stock splits and the like, and are also subject to full-ratchet anti-dilution protection such that if we issue or are deemed to have issued certain securities at a price lower than the then applicable conversion or exercise price, then the conversion or exercise price will immediately be reduced to such lower price.

         The Secured Notes and the N Warrants, O Warrants and P Warrants contain certain limitations on conversion or exercise, including that a holders of those securities cannot convert or exercise those securities to the extent that upon such conversion or exercise, that holder, together with the holder's affiliates, would own in excess of 4.99% of our outstanding shares of common stock (subject to an increase or decrease, upon at least 61-days' notice, by the investor to us, of up to 9.99%).

         We have agreed to register the shares of common stock underlying the Secured Notes, N Warrants, O Warrants and P Warrants, If we fail to meet the filing or effectiveness requirements, subject to certain grace periods, we may be required to pay liquidated damages of $70,000 on the date of such failure and on every 30th day thereafter until such failure is cured. The total liquidated damages payable by us for failure to meet the filing and effectiveness requirements are capped at $437,500.

         The foregoing raises during the fiscal year ended December 31, 2006 and during 2007 have enabled us to further enhance and stabilize product performance, reduce the cost of manufacturing by redesign, build an inventory of finished products and generate a certain level of interest in the marketplace. In addition, we anticipate that additional capital must be raised in fiscal year 2008 to fund our operating requirements. There can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all.

CAPITAL EXPENDITURES

         For the years ended December 31, 2005 and 2006 and the six months ended June 30, 2007, we incurred $133,601, $6,464 and $35,057, respectively, in capital expenditures for property and equipment. Capital expenditures during 2005 were mostly related to testing equipment while in 2006 capital expenditures related to office equipment. Capital expenditures during the six months ended June 30, 2007 were mostly related to the purchase of computer equipment.

         On August 1, 2004 we entered into a new lease agreement for our corporate headquarters located in Santa Ana, California. The monthly base rent as of August 1, 2007 was $23,348 and the lease will expire on July 31, 2009.

CONTRACTUAL OBLIGATIONS


         The following table outlines as of December 31, 2006 payments due under our significant contractual obligations over 2007, 2008 and thereafter, exclusive of interest:

CONTRACTUAL OBLIGATIONS                                    PAYMENT DUE BY PERIOD
DECEMBER 31, 2006                                          ---------------------
-----------------------
                                              TOTAL            2007            2008          AFTER 2008
                                       ------------     ------------      ------------     ------------
Short-Term Debt                        $ 19,101,598     $         --      $         --     $         --
Long-Term Debt                                   --               --                --               --
Operating Leases                            139,098          132,124             6,974               --

Total Contractual Cash Obligations     $    139,098     $    132,124      $      6,974     $         --
                                       ------------     ------------      ------------     ------------
---------------


         Subsequent to the date of the table, we closed the July 2007 financing in which we issued $3,500,000 in senior secured convertible notes due August 1, 2010 and warrants to purchase up to an aggregate of 6,047,886 shares of common stock. The initial conversion and exercise price of those notes and warrants is $1.2029.

         Also, on July 30, 2007 we conducted mandatory conversions of an aggregate of $1,943,215 of principal and interest underlying senior convertible notes issued in July 2006 and January 2007 into an aggregate of 4,421,623 shares of common stock.

         In addition, effective August 1, 2007, we entered into a new two-year facilities lease for our headquarters. The monthly base rent as of August 1, 2007 is $23,348.

                                    BUSINESS

OVERVIEW

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. We originally were engaged in the business of offering EDGAR filing services to companies outsourcing the formatting and electronic filing of registration statements, periodic reports and other forms with the Commission, but generated minimal revenues from these operations. On October 17, 2003, we completed a business combination transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"), whereby we acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary.


         Upon the completion of this acquisition transaction, we changed our name to Raptor Networks Technology, Inc., terminated our EDGAR filing services operations and, by and through our subsidiary Raptor, became engaged in the data network switching industry. Since that time, our focus has been to design, produce and sell standards-based, proprietary high-speed network switching technologies. Our "distributed network switching technology" allows users to upgrade their traditional networks with our switches to allow for more efficient management of high-bandwidth applications. The implementation of our products in a user's network provides increased speed and greater capacity and, we believe, a cost-effective alternative to existing switching and routing technologies.

         We have designed a family of modular network switch products branded the "Ether-Raptor" line, which consist of core and edge switch products that operate together in a unique and highly efficient manner. In a sharp departure from traditional, centralized chassis-based switch architectures that were originally designed to handle latency (a time delay in the transfer of data) insensitive traffic such as email and block data transfers, we have developed the ability to "bind" physically separated network switches into a common "virtual chassis," creating the ability for a single network switch to exist in multiple locations at distances spanning over 1,000 kilometers and to transport data over that network at very high speeds. This functionality is essential to new high-bandwidth applications such as Voice over Internet Protocol ("VoIP"), streaming video, Internet Protocol Television ("IPTV") and high speed digital access, none of which existed when traditional chassis-based network switch designs were created. We believe that our Ether-Raptor architecture and associated products may redefine the manner in which data distribution occurs for service providers offering VOIP, streaming video, IPTV and other high-bandwidth applications. Due to the full, open-standards compatibility of our Ether-Raptor product line, our network switches have nearly universal applicability on legacy as well as newly installed Ethernet networks where speed, high bandwidth, redundancy and high reliability are essential.

         We believe the unique features of us and our products can best be summarized as follows:

         o we were first to market with "distributed common core fabric," a network switch technology that eliminates dependency on complex and costly chassis products;
         o our simplified architectures improve redundancy and resiliency;
         o the reduced complexity, tighter hardware integration, and common components (including common software components) of our products provides users the opportunity for economies of scale and reduced costs;
         o the open standards of our products provide for compatibility with legacy products;
         o our products' low transport latency can support emerging converged video, voice and data applications without sacrificing Quality-of-Service; and
         o the Layer 2-7 Classification of our products provides full feature sets across a user's network.

         We remain an early stage technology company and, commencing with our inception, have operated, and are now operating, at a significant loss. Although our management is optimistic with regard to prospective business, there can be no assurance that we will not encounter unforeseen and unanticipated obstacles to near-term revenue or ultimately achieving profitability.

         Our principal headquarters are located at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 and our phone number is 949-623-9300. Our Internet address is www.raptor-networks.com. Our Code of Ethics, Audit Committee Charter, Nominating and Governance Committee Charter, and Compensation Committee Charter may be found on our website at the Internet address set forth above. Our filings with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. The SEC's website address is www.sec.gov.


INDUSTRY BACKGROUND

         Distributed computing and accelerating use of the Internet for information access as well as communication have driven an exponential expansion in the use of internetworking for more than thirty years. Most of today's networks were engineered based upon standards and technology optimized for handling a single data type - character data, which was previously the prevalent form of data. However, today's sophisticated applications often require multiple data types with speed and bandwidth requirements so high that prevailing network technology is simply not up to the task. Often times the system upgrades required to support these new applications is not cost justifiable, thereby slowing the rate of adoption and utilization of advanced network applications.

         New applications such as video on demand, remote synchronous data storage mirroring, global server clustering, business continuity, disaster recovery and distance collaboration are just a few of the high-bandwidth network applications that can have great value to an enterprise embracing them. However, the cost to replace or upgrade existing networks with the requisite efficient, high-bandwidth infrastructure to support these new applications is, in many cases, financially prohibitive. For example, a typical chassis-based upgrade, the type of which is offered by some of our competitors, involves replacing the power supplies, management units, backplane, fan trays and interconnect blades in the unit being upgraded. It is not unusual for the upgrade to cost as much or more than the original machine.

OUR STRATEGY

         Our answer to this significant barrier to the adoption of high-bandwidth (full 10 Gigabit) networking is the introduction of next-generation networking products that are fundamentally less complex, more architecturally flexible, compatible with legacy products, and faster than traditional chassis-based alternatives. We believe that being in a position to offer customers a low cost-of-entry network alternative will ultimately allow us to achieve success in the network switch market.

         The core philosophy underlying our technological approach is to strive to do at Layer 2 (the Data Link Layer) in hardware what traditional network switch architectures require Layer 3 protocols (the Network Layer) in software to achieve. Our "distributed switch fabric" approach provides a means to achieve seamless and coherent peer-to-peer communication between physically separated switches at Layer 2. The result is, effectively, a single network switch consisting of a cluster of standalone, high-performance blades physically separated from one another by up to 80 kilometers per hop. This flexibility permits the use of unique network topologies that allow for highly-robust, super-redundant networks to be designed and implemented that provide data transport at wire-speed (the maximum speed at which the equipment is built to operate) with the versatility to run the new latency-sensitive data applications (such as VoIP or streaming video) at a cost-effective price without sacrificing quality.


         The ultimate goal in networking is to maximize effective transport bandwidth without sacrificing quality. In our architecture, quality-of-service is maintained by providing for intelligent management of the different data types traveling from the same source to the same destination. Latency variations caused by heavy traffic can be devastating to certain data types and applications. In traditional centralized architectures, latency problems are resolved with the costly deployment of dedicated parallel networks, increasing system complexity and hampering system scalability. Our technology optimizes the handling of all data packets on a single, common network by monitoring and differentiating between data types and adjusting transport parameters accordingly, thus assuring low latency on common transport paths.

         Our proprietary Raptor Adaptive Switch Technology ("RAST") provides an innovative new way to connect local and wide area networks, allowing users new options in the way they design their distribution networks. Simply stated, RAST allows discrete network elements, separated in distance by as much as 1,000 kilometers, to "bind" into a common "virtual switch," providing for ultra-fast Layer 2 transport across those distances. Compatible with existing open standards legacy products, RAST allows customers to add significant capability to converge voice, video, and all data types on to their existing network without the need for expensive, end-to-end upgrades. RAST also allows highly resilient networks to be created at lower costs, both in terms of initial capital expenditure and ongoing operating costs, than traditional legacy chassis-based systems. Because RAST allows virtually any network size and topology to be engineered from our common "building block" switches, the cost of adoption, as well as the cost of support, is minimized.

         One of the most difficult data types for networks to handle is VoIP. By optimizing the handling of all data packet types on a given network, treating them as though they were all video data, our architecture enables the construction of true wire-speed networks and achieves multiple objectives for the user community. First, it allows for voice, video, storage, and other sophisticated applications that can improve operations and establish new revenue streams. Second, it augments, rather than replaces, the existing internetworking infrastructure already in place, leveraging the user's existing capital investment and minimizing the incremental capital outlay required to support these new applications.


         Beginning in late 2004 and continuing throughout 2005, we placed evaluation units with high-potential launch customers for extended periods of time. We were able to convert these evaluation units into sales in late 2005 and early 2006. In 2005, we had sales to clients in the scientific research community and to budget-constrained customers upgrading their legacy networks. During 2006, we entered into contracts with large systems integrators, which we believe may add significantly to our potential distribution infrastructure. During that period we were also successful in presenting our products to certain government contractors and sold our product into new vertical markets such as banking and internet media. Opportunities with potential end-user and systems integration customers continue to progress and we are in ongoing discussions with target clients for whom we might serve as an original equipment manufacturer (OEM). However, due to longer selling cycles than anticipated, our efforts have not yet resulted in significant sales. Taking into account the price and performance value of our technologies, we believe that OEM business, private labeling, and licensing may in the future be a potential source of revenues, in addition to our current efforts to secure direct product sales to end-users and integration customers. We also expect that our added distribution infrastructure and our entrance in new vertical markets could contribute to additional product sales in the future. It should be noted that our efforts to get into the OEM, private labeling, and licensing business did not yet result in any final contracts and there can not be any guarantee that we will generate revenues from these activities.


OUR PRODUCTS


         Our products include two core switches: the Ether-Raptor-1010 ("ER-1010"), which is a combination 1Gb/GbE and 10 Gb/GbE switch, and the Ether-Raptor-1808 ("ER-1808"), which is a pure 10GbE switch still in the development stages. The introduction of the ER-1808, which was previously planned to be introduced to the market in 2007, has been cancelled and is planned to be replaced by other product offerings. We also offer a pure edge switch, the Ovi-Raptor-1048 ("OR-1048"), which was added to our product line in 2006 to allow us to offer an end-to-end solution in new systems integration projects. All of our products are based upon a common family of merchant silicon and embedded software.


         ER-1010
         -------

         Our ER-1010 1Gb/GbE and 10Gb/GbE network switch significantly reduces the cost of adoption of ten gigabit networking by allowing for the construction of an entire network from a series of our common, high performance "building blocks." The ER-1010 consists of 24 ports of 1Gb/GbE and six ports of 10Gb/GbE. The ER-1010 is built in a 1U high, self-powered, self-managed enclosure. Unlike the large and complex chassis-based switches from which they evolved, our network switches are physically placed near the devices or clients they serve. When these switches are then subsequently connected together, either over copper or fiber links, they collectively "bind" into a single "virtual" network switch. This patent-pending "distributed virtual switch" architecture, filed under Raptor Networks Technology, Inc.'s name, scales linearly, reduces inter-network disconnects and moves data at very high speeds. Because the topology consists of a collection of self-managed, interconnected building blocks of identical composition, the architecture of the ER-1010 improves redundancy, keeps latency very low across broad distances, allows for simpler management, and is priced lower than chassis-based alternatives.

         OR-1048
         -------

         The OR-1048 is a 48-port 1GbE edge switch with the option for two 10GbE uplinks and four optional 1GbE fiber ports. The OR-1048's standard features include comprehensive management functions and Web management.

MARKET TRENDS AND OUR RESPONSE


         We believe that the Ethernet switching and routing market is poised for growth. Based on publications issued by the research firm the Dell'Oro
Group, the Ethernet switch market surged in the third quarter of 2006 to $4.3 billion in worldwide revenues - a 16% jump from the comparable period in 2005. Researchers have forecasted that global Ethernet switch market sales will grow from $14.6 billion in 2004 to $18.3 billion in 2010. The Dell'Oro Group has reported that increased shipments of advanced Ethernet switch technologies, including, among others, 10GbE switch technologies, drove up worldwide LAN switch sales in the third quarter of 2006.


         We see two business drivers that are pacing the growth and viability of any network switching company in today's marketplace: (1) the presence of a leader in the industry who commands in excess of 70% market share, and (2) the market entry of low cost replicas of the market leader's products, largely from Far East competitors. We believe that the key to success for any network switching company is to successfully compete with the market leader in the developed world, while addressing the availability of low cost replica products in the developing world.

         We believe our solution is unique with respect to both of these challenges. Our patent-pending distributed network architecture is significantly less expensive and more efficient than the products offered by our competitors, which allows us to compete with the industry leader on performance, while simultaneously competing with the low cost replica products on price. Given the advantages of our products, we believe that the most significant impediment to our success is developing brand awareness and acceptance of the quality and technological features of our products. For this reason, we have pursued and continue to pursue OEM partnerships with companies having well established channels to market competitively undifferentiated networking products.

         The key architectural driver we see in the current marketplace is the conflict between the desire for new features, such as network security, and the need for increased speed to handle latency-sensitive applications such as VoIP, streaming video and other high-bandwidth applications. However, increased speed demands that network transport occur at Layer 2, yet the function of inline network security and similar functions occur at Layer 3 or 4, and the two cannot both be met by current technologies. Customers must choose between the speed of Layer 2 transport networks or the functionality, such as security, offered by slower Layer 3 and Layer 4 transport. We believe that the market's requirement for speed outweighs the benefits of additional functionality and we have designed our products to operate at wire-speed, rather than adding functionalities that would impede the speed and efficiency by which our products transport data.

         The importance of network transport speed is illustrated by the emerging applications of VoIP, streaming video, IPTV and high speed digital access, referred to as the "triple play" service offering due to their high sensitivity to time delays in the network over which they operate. Users have discovered that VoIP on traditional networks, which were originally designed to handle uncomplicated traffic such as email and simple data transfers, suffers from poor voice quality and, under heavy network load, can cease to function entirely. These problems can be even more pronounced when running IPTV on traditional networks. The fundamental cause of these problems is that the latencies inherent in traditional centralized networks are incongruent with the speed requirements of these "triple play" applications. It was a desire to create a practical, cost-effective solution to these problems that drove the creation of our distributed network architecture, which provides for seamless Layer 2 transport at wire-speed over significant distances.

         Internet Protocol version 6 ("IPv6") is a standard providing a much larger global address space than its predecessor IPv4. Interest in and adoption of IPv6 is gaining momentum in international markets, and the U.S. Federal Government has made IPv6 a requirement for its upcoming procurements in the next several years. However, we believe the widespread adoption of IPv6 in the U.S. commercial sector is likely to take several years. Given that our primary focus is to offer products with ultra-high speed transport, while we are currently capable of implementing full IPv6 software in our products, we have elected not to do so at this time because it would result in slower network transport performance. Instead, our products are configured as protocol agnostic transport pipes operating at wire speed that seamlessly pass IPv6 traffic. At such time as IPv6 functionality is fully implemented in hardware rather than in software, we intend to design, develop and offer fully compliant IPv6 switch products that operate at wire-speed.

         Security is another Layer 3 or Layer 4 function generating great interest in today's marketplace. We have recognized that network security is a major concern for many customers and have incorporated several major security features into our systems. These include IEEE 802.1X support with Radius authentication, Layer 2 ACLs and MAC filters, and Layer 3 and 4 ACLs. More unique, however, is the fact that our distributed fabric technology, RAST, is inherently more secure from monitoring because it is a unique and unrecognizable protocol to those attempting to breach the network fabric from outside the network. We consider our products among the most secure on the market today, but plan to continuously evaluate the possible addition of new security functions so long as such additions do not compromise the wire-speed performance of our products.

RESEARCH AND DEVELOPMENT

         We commenced our transition into the data network switching industry in October 2003. From October 2003 until early 2005, we worked to develop our first flagship product, the ER-1010, and made progress toward the development of our second product, the ER-1808. By the end of the third quarter of 2004, our design team had finalized the design work on a fiber based RAST card. This card enables all of our network switching systems employed in a network connected through fiber to work as one system, even if such systems are located up to 80 kilometers apart. In September and October 2004, we developed a 10-Giga-fiber card, which enables our systems to communicate with other brands of network switches.

         During 2005, our research and development resources were mainly focused on adding features to the ER-1010, such as Data Management Software (software enabling analysis of data flows handled by the ER-1010) and other enriching functions. Throughout 2005, substantial testing of the ER-1010 was carried out internally for the purpose of ensuring that product features worked as expected and extensive external testing was conducted to validate the quality of our products. Toward the end of 2005, the development of the ER-1808 was to a large extent finalized and we began the testing of a new edge switch, the OR-1048. In the fourth quarter of 2005, certain parts of the ER-1010 were upgraded, including the design of a dual power supply to replace the existing single power supply, the replacement of certain cables to reduce manufacturing costs, and an upgrade to a more powerful processor. We also made significant progress in 2005 debugging software included in the ER-1010, resulting in substantial improvement of the ER-1010's performance in terms of reduced failover time, increased stacking possibilities, and smooth running of jumbo frames.


         During 2006, our research and development team completed various enhancements to the ER-1010, resulting in an improvement of the control plane and increasing memory and processing power. We also began work on upgrading the existing ER-1010 to a more powerful product and expect to finalize this project during the third quarter of 2007. During the second half of 2006, we continued testing various applications that may better position our products for various markets. We also began testing our products with a government approved test organization. We finalized these tests in April 2007, providing the basis for possible entrance of our products in certain government markets.


         None of our research and development to date has been customer specific. Therefore, we have not billed any of our customers for non-recurring engineering or other research and development expenses. In the future, we expect that there may be periodic opportunities to engage in customer specific projects for which we can bill a portion of our research and development expenses to such customers.

         In 2007, we expect to bring a new enhanced version of the ER-1010 to market and to be increasingly engaged in customer-specific design service activities. In the second part of 2007, we expect to expand our line of products, including the possible introduction of a new high density RAST core switch and an edge switch. We anticipate that the introduction of these two switches will allow us to create single switch solutions of 2000 Gigabit ports and more. In addition, our R&D team will be working on adding functionality to our existing products, such as power over Ethernet and wire speed inline encryption. We also anticipate that we will spend additional time and resources on testing our products and further improving documentation and customer support.

SALES AND MARKETING

         We market and sell our products to customers through a combination of direct sales to end users and sales through resellers. Our sales offices are located at our principal headquarters in Santa Ana, California and we have sales employees in California, Georgia and Virginia. In addition, we have finder's fee and consulting agreements in place with a number of independent third parties to facilitate the sale of our products on a global basis.

         We anticipate that original equipment manufacturers (OEMs) may eventually constitute another important sales channel. Potential OEMs may include our product in their offerings to end users and system integrators. While we are currently pursuing multiple OEM relationships, at this time none have been secured and there can be no guarantee that we will succeed in securing such relationships.

COMPETITION

         We believe the key competitive factors in today's network switching market are, in order of priority: price, speed, capacity and compatibility with legacy products. We intend to become competitive by offering products that offer unique wire-speed performance at a price that cannot be met by today's legacy alternative networks. We seek to gain and expand a market presence through aggressive marketing and sales efforts. However, our market continues to evolve and we may not be able to compete successfully against current and future competitors.

         We operate in a competitive industry with many established and well-recognized competitors. In particular, Cisco Systems maintains a dominant position in our industry and several of its products compete directly with our products. We also compete with, among others, Extreme Networks, Nortel Networks, Enterasys Networks, 3Com, Huawei Technologies, Force 10 Networks, and Alcatel. Most of our competitors (including all of the competitors referenced above) have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger installed customer bases than we do and can be expected to react strongly to our marketing efforts.

         In addition, many competitors exist who, because of their substantial resources, distribution relationships and customer base, could temporarily drop prices to stave off a potential successful market launch by us. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. There can be no assurance that we will be successful in the face of increasing competition from existing or new competitors, or that competition will not have a material adverse effect on our business, financial condition and results of operations.

         Competitive pressures and other factors, such as new product or new technology introductions by us or our competitors, may result in price or market share erosion that could have a material adverse effect on our business, results of operations and financial condition. In addition, there can be no assurance that our products and services will achieve broad market acceptance or will successfully compete with other products targeting the same customers.

MANUFACTURING AND SUPPLIERS

         Our success will depend on partnerships in both technology and related support. Our primary technology provider is Broadcom Corporation. Broadcom's 10 Gigabit Ethernet, Gigabit Ethernet and fast Ethernet transceivers provide the Ethernet and 10 Gigabit switching fabric in our distributed architecture. Another major supplier is TTM Corporation, which supplies PCB fabrication and PCB design and analyses support. Our operating system is based on WindRiver's VxWorks, which is widely used throughout the information technology industry.

         All of our manufacturing activities have been outsourced to Express Manufacturing Inc. ("EMI"), a subcontractor located in the same vicinity as our principal headquarters. EMI is owned and controlled by the in-laws of Albert Wong, who served as a director of our company from May 2004 to April 30, 2007. We entered into a manufacturing agreement with EMI in November 2003, six months prior to Mr. Wong joining our Board of Directors. The agreement has never been modified or amended. We do not have any minimum purchase requirements under the agreement and the agreement does not create an exclusive relationship between us and EMI. The term of the agreement is one year, which automatically renews on an annual basis unless earlier terminated pursuant to terms of the agreement. The agreement may be terminated for convenience by either party upon providing the other party 180 days' prior written notice or by the non-defaulting party in an event of default. Prices are quoted to us by EMI on an order-by-order basis. We are required to provide EMI firm purchase orders at least 90 days prior to the scheduled delivery date. The prices quoted to us by EMI may be adjusted up or down subsequent to us submitting a firm purchase order based on a number of factors, including without limitation rescheduling, cancellations, engineering changes, specification changes and the cost of required supplies and materials. The costs charged to us by EMI may also increase if we provide EMI less than the required 90-day lead time. Payment terms are net 30 days after our receipt of an order.

         EMI's manufacturing activities for us consist of printed circuit board assembly and final assembly of our products. We store our high-cost inventory at our principal headquarters and supply it to EMI as needed to meet our orders. Our low-cost inventory (such as component parts) are stored at EMI's warehouse at no additional cost to us so long as we continue to utilize EMI as our manufacturer. We currently conduct final systems testing at our principal headquarters, but we anticipate that this responsibility will be transferred to EMI sometime during 2008.


         All price quotes received by us from EMI must be reviewed and approved by both our operations department and financing department prior to us placing any firm purchase order with EMI. Our management and operations team believe, based on their industry experience, that the prices quoted and charged to us by EMI are competitive within the industry given our low order quantities. We also engage in comparative manufacturing pricing analysis from time to time to ensure EMI's price quotes are in line with current market rates. We have no reason to believe that Mr. Wong's relationship with EMI resulted in us being charged materially less or materially more than EMI would charge unaffiliated third parties for comparable services.

         We utilize "best in class" providers of merchant silicon, embedded software, production circuit boards, and loss-free interconnects to craft our switch products. No extraordinary investments in custom ASICs, software or infrastructure was required to engineer our family of products. In furtherance of our dedication to cost consciousness, in August 2004 we relocated our operations to a Federal Empowerment Zone and local enterprise zone, directly between EMI, our contract manufacturer, and Broadcom, our merchant silicon provider, in order minimize facility costs and speed the design-to-production transition of new silicon switching innovations.

EMPLOYEES


         As of September 10, 2007 we had 25 employees. None of our employees are a party to any collective bargaining agreements with us. We consider our relations with our employees to be good.


PATENTS, TRADEMARKS, AND LICENSING AGREEMENTS

         We have eight U.S. patent applications pending, with broad claim sets covering numerous aspects of our Ethernet Distributed Switch Fabrics. Due to delays at the patent office, the latest application was filed using the new accelerated examination procedure. We also have applications pending in Europe
(EPO) and Japan.

         While we believe that our use of the technology encompassed in the Ethernet Distributed Switch Fabrics patent applications is neither infringed upon by any third party, nor infringes on any prior art of any third party, we are unable to assess the validity, scope, or defensibility of our patent applications, and any challenge to or claim of infringement relating to one or more of the patent applications could materially and adversely affect our business and results of operations.

         We have not entered into any licensing or franchising agreements for revenue generating purposes.

ORGANIZATION

         We were organized under the laws of the State of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. We originally were engaged in the business of offering EDGAR filing services to companies outsourcing the formatting and electronic filing of registration statements, periodic reports and other forms with the SEC, but generated minimal revenues from these operations. On October 17, 2003, we completed a business combination transaction with Raptor Networks Technology, Inc., a California corporation ("Raptor"), whereby we acquired all of the issued and outstanding capital stock of Raptor in a cashless common stock share-for-share exchange in which Raptor became our wholly-owned subsidiary (the "Raptor Acquisition").

         Immediately prior to the Raptor Acquisition, we had 4,034,000 shares of common stock issued and outstanding. Of those shares, 3,000,000 were "restricted securities," as defined in Rule 144 ("Rule 144") under the Securities Act, held by our founder, Tina Bogani, who was our sole officer and director immediately prior to the Raptor Acquisition. The remaining 1,034,000 shares were sold and issued by us pursuant to our Registration Statement on Form SB-2 filed with the Commission on May 22, 2002 (Registration No. 333-74846) and were held by approximately 25 holders as of the Raptor Acquisition.

         Raptor was organized under the laws of the State of California on July 24, 2003. At the time of the Raptor Acquisition, Raptor was a start-up, development stage company working on the design and development of data network switching technologies based on the pre-incorporation design efforts of its founders. Immediately prior to the Raptor Acquisition, Raptor had 19,161,256 shares of its common stock issued and outstanding, all of which were "restricted securities" as defined under Rule 144. Of those shares, 10,000,000 were held by Raptor's three founders in the following amounts: Lyle Pearson, 4,000,000 shares; Eddie Hoffman, 3,000,000 shares; and Ananda Perera, 3,000,000. The remaining 9,161,256 shares were issued to private investors and service providers in reliance upon the exemption from registration available under
Section 4(2) of the Securities Act, among others, as transactions not involving a public offering, and were held by approximately 32 holders as of the Raptor Acquisition.

         The Raptor Acquisition was structured as a share-for-share exchange whereby we issued to Raptor's shareholders, on a one-for-one basis, an aggregate of 19,161,256 shares of our authorized but previously unissued common stock in exchange for the 19,161,256 shares of Raptor common stock collectively held by them. As a material term of the Raptor Acquisition, we redeemed the 3,000,000 shares of our common stock held by Tina Bogani in consideration for us transferring to Ms. Bogani all of the assets held by us immediately prior to the Raptor Acquisition. As a result of these transactions, Raptor became our wholly-owned subsidiary, with the former shareholders of Raptor owning 19,161,256, or 94.9%, of our issued and outstanding common stock.

         Concurrently with the Raptor Acquisition, Tina Bogani appointed Raptor's directors, Lyle Pearson and Edwin Hoffman, as our directors and, immediately thereafter, Ms. Bogani resigned as our officer and director. Concurrently with Ms. Bogani's resignation, Lyle Pearson and Edwin Hoffman, in their capacity as directors, appointed the officers of Raptor as our officers as follows: Lyle Pearson, President and Chief Executive Officer; Edwin Hoffman, Vice President and Chief Technical Officer; Ananda Perera, Vice President of Engineering; and Bob van Leyen, Chief Financial Officer.

         As of the date of the Raptor Acquisition, both we and Raptor were start-up, development stage companies and had each realized negligible revenues. We are unable to locate any documentation or other information regarding how the value of our common stock or Raptor's common stock was calculated in determining that the stock be exchanged on a one-for-one basis in the Raptor Acquisition. In addition, there was no public market for either our or Raptor's stock at the time of the Raptor Acquisition on which to base such an evaluation. We have no reason to believe the Raptor Acquisition was not an arms-length transaction or that the terms of the Raptor Acquisition were not reasonable at the time the transactions were entered into. However, we can provide no assurance that our common stock or Raptor's common stock was not over-valued or under-valued in the Raptor Acquisition.

         Based on our review of the Raptor Acquisition documentation, our discussions with Edwin Hoffman, Ananda Perera and Bob van Leyen (each of which was an officer of Raptor as of the date of the Raptor Acquisition), and our communications with various other parties related to the Raptor Acquisition, we believe that the Raptor Acquisition was planned and structured for the most part by our former CEO and President, Lyle Pearson, while he was CEO and President of Raptor prior to the Raptor Acquisition.

         Mr. Pearson resigned as our officer and director on March 12, 2004, however, we were able to contact Mr. Pearson to confirm certain details surrounding the Raptor Acquisition as follows: Mr. Pearson informed us that his actions in conjunction with the Raptor Acquisition were based on advice he received from one of the early investors in Raptor, Mr. Mirco Teta. Mr. Teta, who we are informed later deceased in 2005, informed Mr. Pearson approximately in July 2003 that he would be able to secure investors and funding for Raptor contingent upon the consummation of Raptor's reverse merger with a publicly traded company. Mr. Teta then introduced Mr. Pearson to Mr. Keith Webb who, in turn, set up meetings with, and introduced Mr. Pearson to, Sierra West Capital ("Sierra") and an attorney, Mr. Randall Lanham, to assist Raptor in finding a suitable publicly traded "shell" company with which Raptor could enter into a reverse merger transaction.

         It is our understanding that Sierra enabled Mr. Pearson to make contact with our pre-Raptor Acquisition management, who together with Mr. Pearson and Mr. Lanham negotiated the terms of the Raptor Acquisition. It is our belief that Marc Bogani, brother to Tina Bogani, also had some involvement in bringing us and Raptor together and facilitating the Raptor Acquisition. As consideration for the services rendered by them in connection with the Raptor Acquisition, we granted Keith Webb a total of 250,000 shares of our common stock and we granted Jeff Chatfield (a representative of Sierra) and Mark Bogani each warrants to purchase 100,000 shares of our common stock at an exercise price of $0.01 per share. Messrs. Chatfield and Bogani each exercised their respective warrants in December 2003. To our knowledge, other than (i) the shares granted to Mr. Webb,
(ii) the warrants granted to Messrs. Chatfield and Bogani, (iii) the payment of attorneys' fees, and (iv) the issuance of 19,161,256 shares of our common stock in exchange for an equal number of shares of Raptor, no other consideration was paid by us in conjunction with the Raptor Acquisition.

         The issuances of shares and warrants in connection with the Raptor Acquisition were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.

         Upon the completion of the Raptor Acquisition, we changed our name to Raptor Networks Technology, Inc., terminated our EDGAR filing services operations and, by and through our subsidiary Raptor, became engaged in the data network switching industry. The Raptor Acquisition has been treated as a reverse merger, with Raptor being considered the acquiring entity for accounting purposes.

LEGAL MATTERS

         From time to time, we may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operation of our business. However, we are not currently involved in any litigation which we believe could have a materially adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information with respect to our directors and executive officers.


NAME                             AGE       POSITION WITH COMPANY
----                             ---       ---------------------
Thomas M. Wittenschlaeger         50       Chief Executive Officer, President,
                                           Director and Chairman of the Board
Bob van Leyen                     64       Chief Financial Officer and Secretary
Ken Bramlett                      48       Director (1) (2)
Larry L. Enterline                54       Director (1) (3)

---------------
(1) Member of the Audit, Nominating and Governance, and Compensation Committees.
(2) Chairperson of the Nominating and Governance Committee and Compensation Committee.
(3) Chairperson of the Audit Committee.

         THOMAS M. WITTENSCHLAEGER is our Chief Executive Officer, President, a director and Chairman of the Board. Mr. Wittenschlaeger has accumulated more than twenty-two years of experience in the high technology products and services area, much of it in general management with leadership positions in operating units ranging in size from $3 million to $500 million in annual revenues. From 2002 to 2004, he was Senior Vice President of Corporate Development and Chief Technical Officer at Venturi Partners, Inc., a leading provider of information technology and professional staffing services nationwide. From 2000 to 2002, he was Senior Vice President and General Manager of ViaSat Satellite Networks, the commercial arm of ViaSat, Inc. He is a 1979 graduate of the U.S. Naval Academy in Annapolis, Maryland with a B.S. in electrical engineering and post-graduate work in nuclear engineering. He is also a graduate of the UCLA Executive Program in Business and co-founder of UCLA's Executive Program in Marketing. Mr. Wittenschlaeger has been our Chairman of the Board, President and Chief Executive Officer since March 15, 2004.

         LARRY L. ENTERLINE is one of our directors and Chairperson of the Audit Committee. In February 2006, Mr. Enterline was reappointed as the Chief Executive Officer of COMSYS IT Partners, Inc., a leading provider of information technology services, having previously served from December 2000 to September 2004 as the Chief Executive Officer of Venturi Partners, Inc. (the predecessor to COMSYS IT Partners prior to the September 2004 merger between Venturi Partners and COMSYS Holding, Inc.). Mr. Enterline has also served as a director of COMSYS IT Partners since the 2004 merger, previously having served as a director of Venturi Partners from December 2000 to March 2003 and as chairman of the board of Venturi Partners from April 2003 until the date of the merger. From 1989 to November 2000, Mr. Enterline served in various management roles with Scientific Atlanta, Inc., a leading national global manufacturer and supplier of cable network products, the last of which was Corporate Senior Vice President for Worldwide Sales and Service. He also held management positions in the marketing, sales, engineering and products areas with Bailey Controls Company and Reliance Electric Company from 1974 to 1989. Mr. Enterline brings decades of market-defining successes to our Board. Mr. Enterline is also a member of the board of directors of Concurrent Computer Corp. Mr. Enterline has been one of our directors since October 18, 2004.

         KEN BRAMLETT is one of our directors and Chairperson of the Nominating and Governance Committee and Compensation Committee. Mr. Bramlett has served as Senior Vice President and General Counsel of COMSYS IT Partners, Inc., since January 2006. Prior to that he served as a partner with the Charlotte, North Carolina law firm of Kennedy Covington Lobdell & Hickman, L.L.P. from March 2005 to December 2005. Mr. Bramlett is also a director of World Acceptance Corporation, where he has served on the board of directors since 1994. From 1996 to 2004, Mr. Bramlett served as Senior Vice President and General Counsel of Venturi Partners, Inc., a leading national provider of information technology and professional staffing services and from 1990 to 1996 as a partner with the law firm of Robinson, Bradshaw and Hinson, P.A. Mr. Bramlett brings 20 years of experience in corporate law and governance, public and private equity, and mergers and acquisitions to our Board. Mr. Bramlett has been one of our directors since December 2, 2004.

         BOB VAN LEYEN is our Chief Financial Officer and Secretary. Mr. van Leyen has more than twenty-four years of experience working in the high-tech industry, holding various executive positions in finance, operations and general management. From 2002 to 2003, Mr. van Leyen served as a partner with Tatum CFO, L.L.C. where he provided financial and operational support to start-up companies in the high-tech industry. From 1999 to 2001, he was a divisional Chief Financial Officer at Wyle Electronics. During his twenty-four years of employment, Mr. van Leyen has managed extensive financial operations organizations in Europe, Asia, and the United States, providing financial support to operations. Mr. van Leyen attended the Dutch Institute of Chartered Auditors and holds a Dutch degree equivalent to a U.S. Bachelor's degree in Business Administration. Mr. van Leyen has served as our Chief Financial Officer and Secretary since September 29, 2003.

TERM OF OFFICE AND FAMILY RELATIONSHIPS

         All directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal. Executive officers are appointed by and serve at the discretion of our Board of Directors. There are no family relationships among our executive officers and directors.

BOARD COMMITTEES


         Our Board of Directors currently has an Audit Committee, a Nominating and Governance Committee, and a Compensation Committee. Our Board of Directors has determined that Larry L. Enterline and Ken Bramlett are each "independent" as defined in NASD Marketplace Rule 4200(a)(15) and that Messrs. Enterline and Bramlett meet the applicable NASD listing standards for designation as an "Audit Committee Financial Expert."

         AUDIT COMMITTEE

         The Audit Committee consists of two Board members, Larry L. Enterline and Ken Bramlett. Mr. Enterline is the chairperson of the Audit Committee. The duties of the Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. The Audit Committee also evaluates the independent public accountants' performance and has sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and to determine whether the independent public accounting firm should be retained for the ensuing fiscal year. In addition, the Audit Committee reviews our internal accounting and financial controls and reporting systems practices. A copy of the Audit Committee's current charter may be found at our website at www.raptor-networks.com.

         NOMINATING AND GOVERNANCE COMMITTEE

         The Nominating and Governance Committee consists of two Board members, Larry L. Enterline and Ken Bramlett. Mr. Bramlett is the chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee identifies and reviews the qualifications of candidate nominees to the Board of Directors. The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by stockholders. Stockholders that desire to recommend candidates for the board for evaluation may do so by contacting our Secretary in writing, including the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. Candidates may also come to the attention of the Nominating and Governance Committee through current board members, professional search firms and other persons. A copy of the Nominating and Governance Committee's current charter may be found at our website at www.raptor-networks.com.

         COMPENSATION COMMITTEE

         The Compensation Committee consists of two Board members, Larry L. Enterline and Ken Bramlett. Mr. Bramlett is the chairperson of the Compensation Committee. The Compensation Committee is responsible for advising the Board of Directors regarding our responsibilities relating to compensation of our executive officers and Board members. The Compensation Committee is also responsible for evaluating and recommending to the Board of Directors our executive compensation plans, policies and programs. A copy of the Compensation Committee's current charter may be found at our website at www.raptor-networks.com.

CODE OF ETHICS

         Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Ethics that applies to our Chief Executive Officer and our senior financial officers.

         We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-B by describing on our Internet website, located at www.raptor-networks.com, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. These officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file.

         Based solely upon a review of copies of these reports furnished to us during 2006 and thereafter, or written representations received by us from reporting persons that no other reports were required, we believe that all
Section 16(a) filing requirements applicable to our reporting persons during 2006 were complied with.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following section contains information about the compensation paid to our executive officers and directors during the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

         The following table provides information concerning the compensation for the year ended December 31, 2006 for our principal executive officer and our principal financial officer, who were the only persons that served as executive officers during 2006 (collectively, the "named executive officers").

                                              SUMMARY COMPENSATION TABLE - 2006

                                                                                        CHANGE IN
                                                                                         PENSION
                                                                                         VALUE AND
                                                                           NON-EQUITY   NONQUALIFIED
                                                                           INCENTIVE      DEFERRED
                                                         STOCK   OPTION      PLAN       COMPENSATION   ALL OTHER
         NAME AND                   SALARY      BONUS    AWARDS  AWARDS   COMPENSATION   EARNINGS     COMPENSATION    TOTAL
    PRINCIPAL POSITION      YEAR      ($)        ($)      ($)    ($)(1)       ($)           ($)           ($)          ($)
--------------------------  ----  ----------  ---------  ------  -------  ------------  ------------  ------------  --------
Thomas M. Wittenschlaeger,
Chief Executive Officer     2006  164,375(2)  70,000(3)    --    148,050       --            --         30,613(4)    413,038
and President

Bob van Leyen,              2006  134,377(5)  30,000(6)    --     18,750       --            --         17,983(7)    201,110
Chief Financial Officer

---------------------

(1) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 for the fair value of stock options granted to each of our named executive officers calculated in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these option grants, refer to Note 1 of our financial statements and related notes beginning on page F-1 of this prospectus. These amounts reflect only our accounting expense for these option grants and do not correspond to the actual value that will be recognized by our named executive officers. See the Outstanding Equity Awards at December 31, 2006 table below for more information on options held by the named executive officers.

(2) Effective August 8, 2006, our Compensation Committee approved an increase to Mr. Wittenschlaeger's annual salary from $155,000 to $180,000. Mr. Wittenschlaeger's annual salary had previously been decreased from $195,000 to $155,000 in November 2004 in an effort to reduce our expense run rates.
(3)  Consists of a $70,000 cash performance bonus in August 2006.
(4) Consists of $23,730 in reimbursement of living expenses for an apartment in Southern California and $6,883 in health and life insurance premiums.
(5) Effective August 8, 2006, our Compensation Committee approved an increase to Mr. van Leyen's annual salary from $125,000 to $150,000. Mr. van Leyen's annual salary had previously been decreased from $190,000 to $125,000 in November 2004 in an effort to reduce our expense run rates.
(6)  Consists of a $30,000 cash performance bonus in August 2006.
(7)  Consists of $17,983 in health and life insurance premiums.

EMPLOYMENT AGREEMENTS AND EXECUTIVE COMPENSATION

         There are no employment contracts, termination agreements, or change-in-control arrangements between us and any of our named executive officers. The Compensation Committee reviews and, if deemed appropriate, adjusts the annual salaries of our named executive officers on at least an annual basis. The Compensation Committee may from time to time grant performance or similar cash bonuses to our named executive officers at its discretion. The Compensation Committee may also periodically award options or warrants to our named executive officers under our existing option and incentive plans at its discretion.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

         The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2006.

                                        OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

                                                                                                  STOCK AWARDS
                                                                                  -------------------------------------------
                                                                                                                     EQUITY
                                                                                                         EQUITY    INCENTIVE
                                           OPTION AWARDS                                               INCENTIVE     PLAN
                     ------------------------------------------------------------                         PLAN       AWARDS:
                                                                                    NUMBER               AWARDS:   MARKET OR
                                                   EQUITY                             OF     MARKET      NUMBER      PAYOUT
                                                  INCENTIVE                          SHARES  VALUE OF      OF       VALUE OF
                                                    PLAN                              OR     SHARES     UNEARNED    UNEARNED
                       NUMBER        NUMBER        AWARDS:                           UNITS     OR       SHARES,     SHARES,
                         OF            OF         NUMBER OF                           OF     UNITS OF    UNITS      UNITS OR
                      SECURITIES   SECURITIES     SECURITIES                         STOCK    STOCK     OR OTHER     OTHER
                      UNDERLYING   UNDERLYING     UNDERLYING                         THAT     THAT       RIGHTS      RIGHTS
                      UNEXERCISE  UNEXERCISED     UNEXERCISE   OPTION                HAVE     HAVE        THAT       THAT
                       OPTIONS      OPTIONS       UNEARNED    EXERCISE   OPTION       NOT      NOT      HAVE NOT    HAVE NOT
                         (#)          (#)          OPTIONS     PRICE   EXPIRATION   VESTED   VESTED     VESTED      VESTED
      NAME           EXERCISABLE UNEXERCISABLE     (#)         ($)       DATE        (#)      ($)         (#)         ($)
------------------   ----------- -------------  ------------  -------- ----------  -------- --------   ---------  ----------
Thomas M.               233,333     116,667(1)       --         1.00   07/15/2012      --       --         --          --
Wittenschlaeger


Bob van Leyen           300,000        --            --         1.00   09/29/2011      --       --         --          --

--------------------
(1) These options vested on July 15, 2007.


COMPENSATION OF DIRECTORS

         Each of our non-employee directors is entitled to receive cash compensation in the amount of $15,000 per year for service on our board of directors. We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We currently have a policy in place to grant each non-employee director an option to purchase shares of our common stock on the date of his or her commencement of service as a director. We may also periodically award options or warrants to our directors under our existing option and incentive plans.

         The following table provides information concerning the compensation of our directors for the year ended December 31, 2006.


                                        DIRECTOR COMPENSATION

                                                                                  CHANGE
                                                                                IN PENSION
                                                                                VALUE AND
                                                                  NON-EQUITY   NONQUALIFIED
                           FEES EARNED                            INCENTIVE      DEFERRED
                             OR PAID       STOCK     OPTION          PLAN      COMPENSATION   ALL OTHER
                             IN CASH      AWARDS       AWARDS    COMPENSATION    EARNINGS    COMPENSATION    TOTAL
          NAME                 ($)          ($)        ($)(1)        ($)           ($)           ($)          ($)
-----------------------  --------------  ---------  ----------  -------------- ------------  ------------  ---------
Larry L. Enterline           15,000         --       19,692(2)        --            --            --         34,692
Ken Bramlett                 15,000         --       20,600(3)        --            --            --         35,600
Albert Wong*                 15,000         --       48,667(4)        --            --            --         63,667

-------------------
 * Mr. Wong served as a director of our company from May 2004 to April 30, 2007.

(1) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 for the fair value of stock options granted to each of our directors calculated in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these option grants, refer to Note 1 of our financial statements and related notes beginning on page F-1 of this prospectus. These amounts reflect only our accounting expense for these option grants and do not correspond to the actual value that will be recognized by our directors.
(2) At December 31, 2006, Mr. Enterline held options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $1.00 per share, of which 58,333 options were vested at December 31, 2006.
(3) At December 31, 2006, Mr. Bramlett held options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $1.00 per share, of which 66,667 options were vested at December 31, 2006.
(4) At December 31, 2006, Mr. Wong held options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $1.00 per share, of which 66,667 options were vested at December 31, 2006.

STOCK OPTION PLAN

     GENERAL


         Our 2005 Stock Plan was approved by the Company's Board of Directors on April 7, 2005, approved by our shareholders on June 9, 2005, and amended and restated as the First Amended and Restated 2005 Stock Plan ("2005 Plan") by our Board of Directors on June 29, 2007. We filed a registration statement on Form S-8 with the SEC in May 2007 to cover the issuance of up to 3,000,000 shares of common stock underlying options and stock purchase rights authorized for issuance under the 2005 Plan and qualified for issuance the underlying securities with the California Department of Corporations in July 2007. Prior to that time, we issued only non-plan stock options, of which options to purchase up to 974,000 shares of common stock were outstanding as of September 10, 2007. The 2005 Plan is now our only formal plan for providing stock-based incentive compensation to our eligible employees, non-employee directors and certain consultants. As of June 30, 2007, the 2005 Plan had a total of 797,500 options outstanding and 2,202,500 shares reserved for future grants. We anticipate that future stock options will be issued pursuant to our 2005 Plan or other stock option plans as may be approved by our Board and shareholders in the future.


     SHARES SUBJECT TO THE PLAN


         A total of 3,000,000 shares of common stock are authorized for issuance under the 2005 Plan. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or shares that are used by participants to pay all or part of the purchase price of any option, and shares of restricted stock that we repurchase at their original purchase price, may again be used for awards under the 2005 Plan.

     ADMINISTRATION

         The 2005 Plan is to be administered by our Board of Directors or an appropriate committee of our Board of Directors. It is the intent of the 2005 Plan that it be administered in a manner such that option grants and exercises would be "exempt" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


         Our Board of Directors or an appropriate committee is empowered to select those eligible persons to whom awards shall be granted under the 2005 Plan, to determine the time or times at which each option or stock purchase right shall be granted, whether options will be incentive stock options ("ISOs") or nonqualified stock options ("NQOs"), and the number of shares to be subject to each award, and to fix the time and manner in which each award may be exercised, including the exercise price and exercise period, and other terms and conditions of such awards, all subject to the terms and conditions of the 2005 Plan. Our Board of Directors or an appropriate committee has sole discretion to interpret and administer the 2005 Plan, and our decisions regarding the 2005 Plan are final.

         The 2005 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our Board of Directors. Neither our Board of Directors nor any committee may materially impair any outstanding awards without the express consent of the optionee or increase the number of shares subject to the 2005 Plan, materially increase the benefits to participants under the 2005 Plan, materially modify the requirements as to eligibility to participate in the 2005 Plan or alter the method of determining the option exercise price without shareholder approval. No option may be granted under the 2005 Plan after April 7, 2015.


     OPTION TERMS

         ISOs granted under the 2005 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of our total voting securities on the date of grant, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant, and the option period may not exceed five years. NQOs granted under the 2005 Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by our Board of Directors or an appropriate committee, except that no option may be exercised more than ten years after the date of grant. In the discretion of our Board of Directors or an appropriate committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in the manner and for the type of consideration determined by our Board of Directors or an appropriate committee, which may include cash, check, one or more promissory notes, shares of our common stock, consideration received under a cashless exercise program implemented in connection with the 2005 Plan, or any combination of the foregoing.


     STOCK PURCHASE RIGHTS

         Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the 2005 Plan and/or cash awards made outside of the 2005 Plan. After the administrator determines that it will offer stock purchase rights under the 2005 Plan, it must advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of shares that the person will be entitled to purchase, the price to be paid, and the time within which the person must accept the offer by execution of a restricted stock purchase agreement.

         Unless the administrator determines otherwise, the restricted stock purchase agreement will grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with us for any reason. The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will be the original price paid by the purchaser. The purchase price may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option will lapse at a rate determined by the administrator. Except with respect to shares purchased by officers, directors and consultants, the repurchase option will in no case lapse at a rate of less than 20% per year over five years from the date of purchase.

     FEDERAL INCOME TAX CONSEQUENCES

         Holders of NQOs do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of common stock on the date of exercise of the NQO exceeds the exercise price paid. We will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of a NQO. In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

         Holders of ISOs will not be considered to have received taxable income upon either the grant or the exercise of the option. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the option exercise price paid if no disposition of the shares has taken place within either two years from the date of grant of the option or one year from the date of exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of the fair market value of the option stock minus the option price, or the amount realized minus the option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. We will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the option shares.

         Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year and two-year periods described above, there should be no "item of tax preference" arising from the option exercise.


         Stock purchase rights will generally be taxed in the same manner as NQOs. However, restricted stock is generally purchased upon the exercise of the stock purchase rights. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended ("Code"). As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to our right to repurchase the stock upon the purchaser's termination of service. At those times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

         The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In that event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase and the capital gain holding period commences on that date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by us.


         THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH HOLDER OF OPTIONS UNDER THE 2005 PLAN SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTION TO HIM OR HER, INCLUDING APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER LAWS.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by a corporation's articles of incorporation, Section 7-109-105 of the Colorado Act authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same right to officers of a corporation as well.

         Unless limited by a corporation's articles of incorporation, Section 7-109-103 of the Colorado Act requires that a Colorado corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Regardless of whether a director or officer has the right to indemnity,
Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on such directors or officers behalf against liability resulting from his or her role as director or officer.

         Our Articles of Incorporation do not limit any of the rights afforded to our directors and officers under the Colorado Act and Article VI of our Bylaws states that any director or officer who is involved in litigation by reason of his or her position with us as a director or officer shall be indemnified and held harmless by us to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights). Our directors and officers are also presently covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by us. We believe that the indemnification and insurance provided to our directors and officers is necessary to attract and retain qualified persons as directors and officers.

         To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On November 7, 2003, we entered into an agreement with Express Manufacturing, Inc. ("EMI") to provide us contract manufacturing services. EMI is owned by in-laws of Albert Wong. Mr. Wong served a director of our company from May 2004 to April 30,, 2007 and served as an advisor to EMI from May 2002 until March 2006, but has no direct financial interest in EMI. EMI manufactures printed board assemblies for us in quantities and prices as set forth in quotations delivered to us for review and acceptance. Under this arrangement, we made no payments to EMI in the fiscal year ended December 31, 2003 and approximately $183,000, $143,000 and $51,000 in payments during fiscal years ended December 31, 2004, 2005 and 2006, respectively. During the first six months of 2007, we made additional payments in the amount of $40,500. We have no reason to believe that Mr. Wong's relationship with EMI resulted in us being charged materially less or materially more than EMI would charge unaffiliated third parties for comparable services. Please refer to the detailed description of our manufacturing arrangement with EMI set forth in the "Business" section of this prospectus under the caption "Manufacturing and Suppliers" beginning on page 48 of this prospectus for more information regarding our relationship with EMI.

         In addition, during the year ended December 31, 2006, we sold several of our network switch products to EMI for a total amount of $44,801. Between January 1, 2007 and September 10, 2007, we did not sell any equipment to EMI. The price paid by EMI for our products was in line with our commercial rates.

         Former director Albert Wong is Manager and controlling shareholder of DMK Investments, LLC ("DMK"). In June 2004, DMK purchased 138,889 shares of our common stock, 138,889 Series C Warrants and 138,889 Series D Warrants. DMK purchased the common stock and warrants at the same price ($1.80 per unit, each unit consisting of one share of common stock, one Series C Warrant and one Series D Warrant) and on the same terms and conditions as all other investors in our June 2004 financing. The Series C Warrants had an original exercise price of $3.00 per share. On August 13, 2004, we amended the terms of the Series C Warrants to have an exercise price of $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. On December 12, 2005, we entered into an amendment with the holders of our Series D Warrants, including DMK, to reduce the exercise price of the Series D Warrants to $0.50 per share. The amendments to reduce the exercise price of both the Series C Warrants and the Series D Warrants were in each case unanimously approved by our Board of Directors.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of September 10, 2007, certain information with respect to the beneficial ownership of our stock by (i) each of our Named Executive Officers, (ii) each of our directors, (iii) each person known to us to be the beneficial owner of more than 5% of each class of our outstanding voting securities, and (iv) all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"), and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 64,128,432 shares of common stock outstanding as of September 10, 2007.

                                              NUMBER OF SHARES OF COMMON STOCK          PERCENT OF COMMON STOCK
NAME OF BENEFICIAL OWNER(1)                          BENEFICIALLY OWNED                   BENEFICIALLY OWNED
------------------------                             ------------------                   ------------------
Thomas M. Wittenschlaeger                             3,350,000 (2)                           5.20%
Bob van Leyen                                           700,000 (3)                           1.08%
Ken Bramlett                                             66,667 (4)                              *
Larry L. Enterline                                       66,667 (5)                              *
All executive officers and directors as a             4,183,334 (6)                           6.45%
group (4 persons)

* Less than 1.00%.
--------------------------

(1) Unless otherwise indicated, the address is c/o Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.
(2) Thomas M. Wittenschlaeger is our President, Chief Executive Officer and Chairman of the Board. Includes 350,000 shares of common stock underlying options.
(3) Bob van Leyen is our Chief Financial Officer and Secretary. Includes 300,000 shares of common stock underlying options.
(4) Ken Bramlett is one of our directors. Represents 66,667 shares of common stock underlying options.
(5) Larry L. Enterline is one of our directors. Represents of 66,667 shares of common stock underlying options.
(6) Represents 3,000,000 outstanding shares of common stock and 350,000 shares underlying options held by Thomas M. Wittenschlaeger; 400,000 outstanding shares of common stock and 300,000 shares underlying options held by Bob van Leyen; 66,667 shares underlying options held by Ken Bramlett; and 66,667 shares underlying options held by Larry L. Enterline.

                            SELLING SECURITY HOLDERS

         This prospectus covers the offer and sale by the selling security holders of up to an aggregate of 29,656,687 shares of common stock, including an aggregate of 22,089,778 issued and outstanding shares of our common stock and an aggregate of 7,566,909 shares of our common stock underlying warrants. The following table sets forth, to our knowledge, certain information about the selling security holders as of September 10, 2007, the date of the table, based on information furnished to us by the selling security holders. Except as indicated in the footnotes or private placement description following the table, each selling security holder has indicated to us that it is acting individually, not as a member of a group, and none of the selling security holders or their affiliates has held any position or office or had any other material relationship with us in the past three years.


         Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

         The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.


                                                                                       SHARES OF                  SHARES OF
                                                      SHARES OF COMMON STOCK            COMMON                   COMMON STOCK
                                                        BENEFICIALLY OWNED            STOCK BEING             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING              OFFERED                 AFTER OFFERING
               NAME OF                             -----------------------------     --------------        ------------------------
           BENEFICIAL OWNER                            NUMBER        PERCENTAGE                               NUMBER    PERCENTAGE
---------------------------------------------      --------------   ------------                           ------------  ----------
DMK Investments, LLC                                  138,889 (1)         *            138,889  (d) (1)            -           -
Uptrend Investment, Inc.                              555,556 (2)         *            555,556  (d) (2)            -           -
Transglobal Investments, LLC                          555,556 (3)         *            555,556  (d) (3)            -           -
Brandan M. Adams                                       50,000 (4)         *             50,000  (e) (4)            -           -
Bruce Charles Adams                                   332,500 (5)         *            187,500  (e) (5)         145,000        *
Linda Sue Adams                                        75,000 (6)         *             62,500  (e) (6)          12,500        *
Carla Adams-Goldman                                    31,250 (7)         *             31,250  (e) (7)            -           -
Steven J. and Donna J. Adelsberg                       62,500 (8)         *             62,500  (e) (8)            -           -
Kathy Allred and Jerral Allred                         62,500 (9)         *             62,500  (e) (9)            -           -
Robert F. Bader, M.D.                                  93,750 (10)        *             93,750  (e) (10)           -           -
Michael Bain                                          100,000 (11)        *            100,000  (e) (11)           -           -
Darryl Baker                                           93,750 (12)        *             93,750  (e) (12)           -           -
Gary Bakker and Connie Bakker JTWROS                   62,500 (13)        *             62,500  (e) (13)           -           -
Rajeev Bal and Mari Miller-Bal JT TEN                  31,250 (14)        *             31,250  (e) (14)           -           -
Morgan L. Beatty and Winnie M. Huff,
  TTEEs, Beatty-Huff Family Trust                     125,000 (15)        *            125,000  (e) (15)           -           -

                                                                50

                                                                                       SHARES OF                  SHARES OF
                                                      SHARES OF COMMON STOCK            COMMON                   COMMON STOCK
                                                        BENEFICIALLY OWNED            STOCK BEING             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING              OFFERED                 AFTER OFFERING
               NAME OF                             -----------------------------     --------------        ------------------------
           BENEFICIAL OWNER                            NUMBER        PERCENTAGE                               NUMBER    PERCENTAGE
---------------------------------------------      --------------   ------------                           ------------  ----------
Billy R. Beck                                          50,000 (16)        *             50,000  (e) (16)           -           -
Todd William Beck                                      81,250 (17)        *             81,250  (e) (17)           -           -
David B. Becker                                       125,000 (18)        *            125,000  (e) (18)           -           -
Jerry H. Beller and Cynthia H. Beller                  62,500 (19)        *             62,500  (e) (19)           -           -
Mark Berman and Sharon Berman, TTEEs,
  1999 Berman Family Trust dated
  3-23-1999 (a)                                        62,500 (20)        *             62,500  (e) (20)           -           -
Donald E. Betz                                        125,000 (21)        *            125,000  (e) (21)           -           -
Shawn D. Bird                                          62,500 (22)        *             62,500  (e) (22)           -           -
Robert D. Bjork MDSC MPP& Trust #001
  2002 Account                                         25,000 (23)        *             25,000  (e) (23)           -           -
Andrea Brito Bokosky                                   62,500 (24)        *             62,500  (e) (24)           -           -
Fred J. Boone                                          62,500 (25)        *             62,500  (e) (25)           -           -
Greg Bourdon and Patricia Bourdon                      50,000 (26)        *             50,000  (e) (26)           -           -
Gregory Lee Brandon                                    31,250 (27)        *             31,250  (e) (27)           -           -
Dr. Larry B. Brashears and Linda V.
  Brashears                                            31,250 (28)        *             31,250  (e) (28)           -           -
Stanley Clifton Brooks (a)                          1,312,864 (29)      2.04%          250,000  (e) (29)           -           -
Gary F. Brown                                         250,000 (30)        *            250,000  (e) (30)           -           -
Randy S. Carlson                                       31,250 (31)        *             31,250  (e) (31)           -           -
Channel Capital, LLC                                  125,000 (32)        *            125,000  (e) (32)           -           -
Robert M. Clark                                        62,500 (33)        *             62,500  (e) (33)           -           -
David C. Clark and Sarah J. Clark JT TEN               62,500 (34)        *             62,500  (e) (34)           -           -
Andrea Leigh Cochran and Lyndsey Anne
  Aldridge                                            500,000 (35)        *            500,000  (e) (35)           -           -
John Cochran and Carole Cochran                     1,000,000 (36)      1.55%        1,000,000  (e) (36)           -           -
Melvin Cohen                                           31,250 (37)        *             31,250  (e) (37)           -           -
David C. Collins and Maura Kehoe Collins               54,500 (38)        *             54,500  (e) (38)           -           -
Nancy Boswell Colver                                   31,250 (39)        *             31,250  (e) (39)           -           -
Harold Rex Combs                                       37,500 (40)        *             37,500  (e) (40)           -           -
Larry R. Conley and Jan Conley JTWROS                  12,500 (41)        *             12,500  (e) (41)           -           -
Beverly J. Copp                                        62,500 (42)        *             62,500  (e) (42)           -           -
Samuel W. Cowan                                        90,000 (43)        *             62,500  (e) (43)         27,500        *
David R. Cravens                                       93,750 (44)        *             93,750  (e) (44)           -           -
Chris Cruttenden                                       62,500 (45)        *             62,500  (e) (45)           -           -
Clark Cunningham                                      125,000 (46)        *            125,000  (e) (46)           -           -
Mary Chin Dang, M.D., TTEE, Mary Chin
  Dang Revocable Trust u/a 10/16/1979                  31,250 (47)        *             31,250  (e) (47)           -           -
Bruce D. Davidson and Stacy L. Griffith                62,500 (48)        *             62,500  (e) (48)           -           -
Delmar E. Demaree, Jr., TTEE, Delmar E.
  Demaree Jr. Revocable Trust                         250,000 (49)        *            250,000  (e) (49)           -           -
Frank A. Dobrovich                                    187,500 (50)        *             62,500  (e) (50)           -           -

                                                                51


                                                                                       SHARES OF                  SHARES OF
                                                      SHARES OF COMMON STOCK            COMMON                   COMMON STOCK
                                                        BENEFICIALLY OWNED            STOCK BEING             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING              OFFERED                 AFTER OFFERING
               NAME OF                             -----------------------------     --------------        ------------------------
           BENEFICIAL OWNER                            NUMBER        PERCENTAGE                               NUMBER    PERCENTAGE
---------------------------------------------      --------------   ------------                           ------------  ----------
Frank A. Dobrovich and Linda K. Dobrovich             125,000 (51)        *            125,000  (e) (51)           -           -
Arthur W. Doty                                         31,250 (52)        *             31,250  (e) (52)           -           -
Stephen K. Drabek                                      62,500 (53)        *             62,500  (e) (53)           -           -
Scott Eisgrau and Suzanne Eisgrau                      62,500 (54)        *             62,500  (e) (54)           -           -
Robert L. Eskay, Jr. and Jacqueline B.
  Eskay                                                62,500 (55)        *             62,500  (e) (55)           -           -
Ann Y. Ferrill                                         31,250 (56)        *             31,250  (e) (56)           -           -
Charles B. Ferrill (a)                                 42,000 (57)        *             42,000  (p) (57)           -           -
Michael S. Fitzgerald                                  62,500 (58)        *             62,500  (e) (58)           -           -
Daniel Forbes                                         375,000 (59)        *            375,000  (e) (59)           -           -
Darren E. Foster and Christy F. Foster                 62,500 (60)        *             62,500  (e) (60)           -           -
Jeffrey W. Foster and Christy F. Foster
  JT TEN                                               62,500 (61)        *             62,500  (e) (61)           -           -
Christy F. Foster, TTEE, Farrell Family
  Trust - Trust B DTD 08/24/68 as
  restated 04/17/81                                    62,500 (62)        *             62,500  (e) (62)           -           -
Steven W. Foster and Christy F. Foster,
  TTEEs, The Foster Family Trust DTD
  2/3/87                                               62,500 (63)        *             62,500  (e) (63)           -           -
Brian Frenzel                                         125,000 (64)        *            125,000  (e) (64)           -           -
Robert Y. Fukunaga (a)                                 70,000 (65)        *             70,000  (p) (65)           -           -
Luis Garcia and Iris Garcia                           300,000 (66)        *            300,000  (e) (66)           -           -
William Tolin Gay                                      62,500 (67)        *             62,500  (e) (67)           -           -
Anthony R. Giglia                                      31,250 (68)        *             31,250  (e) (68)           -           -
Manny Gutsche                                          31,250 (69)        *             31,250  (e) (69)           -           -
Jeff Halpin                                            62,500 (70)        *             62,500  (e) (70)           -           -
Gregory Hardin                                         62,500 (71)        *             62,500  (e) (71)           -           -
John R. Harrington, Jr.                               200,000 (72)        *             75,000  (e) (72)           -           -
Kenneth S. Head and Elizabeth W. Head
  JT TEN                                               62,500 (73)        *             62,500  (e) (73)           -           -
Joan E. Heiser                                         93,750 (74)        *             31,250  (e) (74)           -           -
J. Ken Heiser                                          93,750 (75)        *             31,250  (e) (75)           -           -
James K. Heiser and Joan E. Heiser
  JTWROS                                               62,500 (76)        *             62,500  (e) (76)           -           -
M. Charlene Hill and Carl Hill                         31,250 (77)        *             31,250  (e) (77)           -           -
Howard F. Hill and Patricia A. Hill,
  TTEEs, The Hill Family Trust                         62,500 (78)        *             62,500  (e) (78)           -           -
Don Ho, TTEE, Don Ho Revocable Living
  Trust                                                62,500 (79)        *             62,500  (e) (79)           -           -
William L. Holder, Jr. and Melinda J.
  Holder                                               62,500 (80)        *             62,500  (e) (80)           -           -
Dana Horne                                             62,500 (81)        *             62,500  (e) (81)           -           -
Michael Evan Jacques and Kim Diane
  Jacques JTWROS                                       93,750 (82)        *             93,750  (e) (82)           -           -
C. Kenneth Johnson                                     31,250 (83)        *             31,250  (e) (83)           -           -
Mark Porte Johnson                                    254,500 (84)        *            162,500  (e) (84)         92,000        *
Jennifer M. Johnson                                    25,000 (85)        *             25,000  (e) (85)           -           -

                                                                52


                                                                                       SHARES OF                  SHARES OF
                                                      SHARES OF COMMON STOCK            COMMON                   COMMON STOCK
                                                        BENEFICIALLY OWNED            STOCK BEING             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING              OFFERED                 AFTER OFFERING
               NAME OF                             -----------------------------     --------------        ------------------------
           BENEFICIAL OWNER                            NUMBER        PERCENTAGE                               NUMBER    PERCENTAGE
---------------------------------------------      --------------   ------------                           ------------  ----------
Michael A. Kamen                                      625,000 (86)        *            625,000  (e) (86)           -           -
Helen Keilholtz                                        62,500 (87)        *             62,500  (e) (87)           -           -
Carl A. Keys, Jr. and Carol J. Keys (a)                41,250 (88)        *             31,250  (e) (88)         10,000        *
Thomas Kohli                                           62,500 (89)        *             62,500  (e) (89)           -           -
Frank X. Konigseder                                    62,500 (90)        *             62,500  (e) (90)           -           -
Kurt L. Konigseder                                     62,500 (91)        *             62,500  (e) (91)           -           -
Bruce M. Krall and Elisa San Miguel
  Krall, TTEEs, BEK Living Trust 2004 (a)              87,500 (92)        *             87,500  (e) (92)           -           -
Thomas R. Lawrence                                     31,250 (93)        *             31,250  (e) (93)           -           -
Augustine Lueras                                       62,500 (94)        *             62,500  (e) (94)           -           -
Paul H. Lundeen (a)                                    32,500 (95)        *             32,500  (p) (95)           -           -
Stephen Thomas Lutz and Nancy Denise
  Stutler                                              31,250 (96)        *             31,250  (e) (96)           -           -
T. Lynch                                               62,438 (97)        *             62,438  (e) (97)           -           -
William Madden                                         31,250 (98)        *             31,250  (e) (98)           -           -
J. David Maddox                                        87,500 (99)        *             87,500  (e) (99)           -           -
Susan C. Maki                                          31,250 (100)       *             31,250  (e) (100)          -           -
Beverly R. Marr                                        31,250 (101)       *             31,250  (e) (101)          -           -
John L. Marr                                           31,250 (102)       *             31,250  (e) (102)          -           -
Karen Mayfield                                         31,250 (103)       *             31,250  (e) (103)          -           -
Sam Maywood MD and Dawn Maywood JT TEN                250,000 (104)       *            250,000  (e) (104)          -           -
Kevin McKiever                                         31,250 (105)       *             31,250  (e) (105)          -           -
William H. McLeod                                      62,500 (106)       *             62,500  (e) (106)          -           -
Robert W. Mercer                                       62,500 (107)       *             62,500  (e) (107)          -           -
Alwin Michaelsen (a)                                  735,000 (108)     1.14%          625,000  (e) (108)       110,000        *
Russell Wayne Moore                                    62,500 (109)       *             62,500  (e) (109)          -           -
David Mowbray                                          59,500 (110)       *             59,500  (e) (110)          -           -
Thomas A. Murrell and Donna M. Murrell,
  TTEEs, Thomas A. Murrell Family Trust               250,000 (111)       *            250,000  (e) (111)          -           -
Jerry W. Neel, Jr.                                     31,250 (112)       *             31,250  (e) (112)          -           -
Barry Mitchell Neichin                                 62,500 (113)       *             62,500  (e) (113)          -           -
Manuel Nevarez and Leticia Nevarez JTWROS              31,250 (114)       *             31,250  (e) (114)          -           -
Timothy C. Nicely and Marylyn K.
  Paik-Nicely JT TEN                                   62,500 (115)       *             62,500  (e) (115)          -           -
Barry Niswanger                                        62,500 (116)       *             62,500  (e) (116)          -           -
Donald M. Norman and Cynthia S. Norman,
  TTEEs, The Norman Living Trust                       62,500 (117)       *             62,500  (e) (117)          -           -
Jeffrey S. Ortman                                      87,500 (118)       *             87,500  (e) (118)          -           -
Oweida Orthopedic Association PA Emp PSP
  TR, FBO: Sami J. Oweida                             217,250 (119)       *            217,250  (e) (119)          -           -
Peter M. Pallotto                                      31,250 (120)       *             31,250  (e) (120)          -           -
Ronald J. Pang, M.D., TTEE, Ronald J.
  Pang Revocable Living Trust u/a 6-12-1991            78,500 (121)       *             62,500  (e) (121)        16,000        *


                                                                53


                                                                                       SHARES OF                  SHARES OF
                                                      SHARES OF COMMON STOCK            COMMON                   COMMON STOCK
                                                        BENEFICIALLY OWNED            STOCK BEING             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING              OFFERED                 AFTER OFFERING
               NAME OF                             -----------------------------     --------------        ------------------------
           BENEFICIAL OWNER                            NUMBER        PERCENTAGE                               NUMBER    PERCENTAGE
---------------------------------------------      --------------   ------------                           ------------  ----------
Carol Ann Pilger                                      118,750 (122)       *            118,750  (e) (122)          -           -
Nicholas J. Pilger (a)                                155,750 (123)       *            155,750  (p) (123)          -           -
Pilot Capital Group, LLC                               62,500 (124)       *             62,500  (e) (124)          -           -
Ronald J. Piziali and Diane M. Piziali,
  TTEEs, R&D Piziali Family Living Trust
  DTD March 22, 2005                                   50,000 (125)       *             50,000  (e) (125)          -           -
Adriaan Pruyssers                                      31,250 (126)       *             31,250  (e) (126)          -           -
Gale H. Reed                                           31,250 (127)       *             31,250  (e) (127)          -           -
Kathy Richardson                                       62,500 (128)       *             62,500  (e) (128)          -           -
Heath Roberts                                          62,500 (129)       *             62,500  (e) (129)          -           -
Gary W. Rodgers                                       125,000 (130)       *             62,500  (e) (130)          -           -
Gary W. Rodgers and Sherrell Rodgers                   62,500 (131)       *             62,500  (e) (131)          -           -
Scott A. Rogers                                       454,900 (132)       *            250,000  (e) (132)       204,900        *
Dr. Roy Rosen                                         237,500 (133)       *            237,500  (e) (133)          -           -
Richard L. Rusch, M.D.                                 37,500 (134)       *             37,500  (e) (134)          -           -
David J. SaoMarcos (a)                                168,750 (135)       *            137,500  (p) (135)          -           -
David SaoMarcos and Shelly SaoMarcos (a)               31,250 (136)       *             31,250  (e) (136)          -           -
James E. Sargeant, Jr. and Pamela A.
  Sargeant, TTEEs, Sargeant Family Trust               62,500 (137)       *             62,500  (e) (137)          -           -
John F. Savaglio                                       62,500 (138)       *             62,500  (e) (138)          -           -
Robert J. Saville                                      62,500 (139)       *             62,500  (e) (139)          -           -
Holly B. Schimmel                                      62,500 (140)       *             62,500  (e) (140)          -           -
John E. Schulz                                         55,000 (141)       *             45,000  (e) (141)        10,000        *
James Gerard Schulze                                   93,750 (142)       *             93,750  (e) (142)          -           -
David D. Selmon and Ruth Selmon JT TEN                125,000 (143)       *            125,000  (e) (143)          -           -
Ashok C. Shah and Rahjan A. Shah                       62,500 (144)       *             62,500  (e) (144)          -           -
Dennis Shaha and Eloise Shaha JTWROS                   31,250 (145)       *             31,250  (e) (145)          -           -
W. Gary Shannon MD. PA.                                62,500 (146)       *             62,500  (e) (146)          -           -
Alex Sharpe                                            62,500 (147)       *             62,500  (e) (147)          -           -
Laura D. Shinall                                       12,500 (148)       *             12,500  (e) (148)          -           -
George W. Sibley and Mary E. Sibley                    31,250 (149)       *             31,250  (e) (149)          -           -
Arlene Silva                                           31,250 (150)       *             31,250  (e) (150)          -           -
David C. Singer and Patricia A. Singer
  JTWROS (a)                                            7,500 (151)       *              7,500  (e) (151)          -           -
David C. Singer (a)                                    25,750 (152)       *             18,250  (p) (152)          -           -
Patricia A. Singer                                     12,500 (153)       *              5,000  (e) (153)          -           -
John T. Singer and Theresa A. Singer                   25,000 (154)       *             25,000  (e) (154)          -           -
Eric Sjolund and Kathleen Sjolund (a)                  26,250 (155)       *             26,250  (e) (155)          -           -
Don L. Skaggs                                       1,756,250 (156)     2.72%        1,756,250  (e) (156)          -           -
Daryl Shane Smith                                      62,500 (157)       *             62,500  (e) (157)          -           -
Janice B. Smith                                        31,250 (158)       *             31,250  (e) (158)          -           -

                                                                54


                                                                                       SHARES OF                  SHARES OF
                                                      SHARES OF COMMON STOCK            COMMON                   COMMON STOCK
                                                        BENEFICIALLY OWNED            STOCK BEING             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING              OFFERED                 AFTER OFFERING
               NAME OF                             -----------------------------     --------------        ------------------------
           BENEFICIAL OWNER                            NUMBER        PERCENTAGE                               NUMBER    PERCENTAGE
---------------------------------------------      --------------   ------------                           ------------  ----------
Michael C. Smith                                      125,000 (159)       *            125,000  (e) (159)          -           -
Steven M. Smith (a)                                   211,500 (160)       *            211,500  (p) (160)          -           -
Scott Sorkin                                           31,250 (161)       *             31,250  (e) (161)          -           -
Sam C. Sowell and Martha N. Sowell                     31,250 (162)       *             31,250  (e) (162)          -           -
Mark J. Staehler                                       62,500 (163)       *             62,500  (e) (163)          -           -
James B. Stanley (a)                                  490,704 (164)       *            211,250  (p) (164)          -           -
Mariel Manuela Stanley                                 45,000 (165)       *             45,000  (e) (165)          -           -
Paul B. Stanley                                        32,500 (166)       *             32,500  (e) (166)          -           -
Philip G. Stanley and Patricia M. Stanley              31,250 (167)       *             31,250  (e) (167)          -           -
Jackson W. Stieb, Jr.                                 250,000 (168)       *            250,000  (e) (168)          -           -
Sean Sullivan                                          75,000 (169)       *             75,000  (e) (169)          -           -
Bryan C. K. Tan                                        31,250 (170)       *             31,250  (e) (170)          -           -
Joseph S. Taormino and Rosemary A.
  Taormino, TTEEs, The Taormino Family
  Trust, dated 6/22/88                                172,548 (171)       *            172,548  (w) (171)          -           -
Walter D. Tearse and Jeanne K. Tearse,
  TTEEs, Walter D Tearse & Jeanne K
  Tearse Revocable Living Trust                       325,000 (172)       *            125,000  (e) (172)       200,000        *
Steven R. Teskey                                       62,500 (173)       *             62,500  (e) (173)          -           -
Richard E. Townsend                                    62,500 (174)       *             62,500  (e) (174)          -           -
Tru-Pak Moving Systems, Inc.                           62,500 (175)       *             62,500  (e) (175)          -           -
Barbara Vasquez, TTEE, BV Family Trust                 30,000 (176)       *             30,000  (e) (176)          -           -
Joseph J. Victor, Jr. and Andrea Victor                31,250 (177)       *             31,250  (e) (177)          -           -
Joseph J. Victor and Carolyn S. Victor,
  TTEEs, Joseph and Carolyn Victor Living
  Trust dtd 11/7/00                                    62,500 (178)       *             62,500  (e) (178)          -           -
Johnny C. Walker                                       31,250 (179)       *             31,250  (e) (179)          -           -
Gene T. Walker, MD                                     62,500 (180)       *             62,500  (e) (180)          -           -
Quinten E. Ward and Marian L. Ward,
  TTEEs, Quinten & Marian Ward Trust                  125,000 (181)       *            125,000  (e) (181)          -           -
Douglass R. Waters                                     12,500 (182)       *             12,500  (e) (182)          -           -
Gordon J. West and Audrey C. West                      16,250 (183)       *             16,250  (e) (183)          -           -
Dennis G. Williamson (a)                              132,500 (184)       *            130,000  (p) (184)        2,500         *
Bruce C. Wilson, M.D.                                  62,500 (185)       *             62,500  (e) (185)          -           -
Steven S. Wilson (a)                                  232,500 (186)       *            232,500  (p) (186)          -           -
Gary K. Wohrle (a)                                     69,500 (187)       *             49,500  (p) (187)        20,000        *
Denis Y. Wong, TTEE, Denis Y. Wong Rev
  Living Trust U/A 4/29/1983                           62,500 (188)       *             62,500  (e) (188)          -           -
Henry R. Yamamoto and Jane S. Yamamoto,
  TTEEs, Henry & Jane Yamamoto 1987 Trust              62,500 (189)       *             62,500  (e) (189)          -           -
Scott Zahren                                           50,000 (190)       *             50,000  (e) (190)          -           -
Adolf Zechel and Barbara Zechel                        62,500 (191)       *             62,500  (e) (191)          -           -


                                                                55


                                                                                       SHARES OF                  SHARES OF
                                                      SHARES OF COMMON STOCK            COMMON                   COMMON STOCK
                                                        BENEFICIALLY OWNED            STOCK BEING             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING              OFFERED                 AFTER OFFERING
               NAME OF                             -----------------------------     --------------        ------------------------
           BENEFICIAL OWNER                            NUMBER        PERCENTAGE                               NUMBER    PERCENTAGE
---------------------------------------------      --------------   ------------                           ------------  ----------
Kent Edward Zender and Kathleen Marie Zender           62,500 (192)       *             62,500  (e) (192)          -           -
Allen Solomon, TTEE, Allen Solomon Rev.
  Trust DTD 2/13/90                                    63,386 (193)       *             63,386  (f) (193)          -           -
Arthur Gronbach and Gail Gronbach                       9,451 (194)       *              9,451  (f) (194)          -           -
Brian Herman (a)                                      140,231 (195)       *            140,231  (q) (195)          -           -
Brad Baker, TTEE, Bristol Edward Rudolf Trust          47,084 (196)       *             47,084  (f) (196)          -           -
BACI Associates LLC                                   108,315 (197)       *            108,315  (f) (197)          -           -
Dana Paul Boller                                      131,495 (198)       *            131,495  (f) (198)          -           -
David Chodosh                                          93,473 (199)       *             93,473  (f) (199)          -           -
David P. Garmus and Caren M. Garmus, TTEEs,
  Garmus Living Trust                                   9,508 (200)       *              9,508  (f) (200)          -           -
Diane Ventimiglia                                      78,658 (201)       *             78,658  (f) (201)          -           -
Federic Bauthier                                       95,080 (202)       *             95,080  (f) (202)          -           -
Nathaniel Orme                                         94,233 (203)       *             94,233  (f) (203)          -           -
Gerald Ferro                                           94,233 (204)       *             94,233  (f) (204)          -           -
Greg Downes                                            88,876 (205)       *             88,876  (f) (205)          -           -
Harry Falterbauer                                     235,973 (206)       *            235,973  (f) (206)          -           -
Howard Commander                                      157,315 (207)       *            157,315  (f) (207)          -           -
Jay J. Kopf                                            78,760 (208)       *             78,760  (f) (208)          -           -
Joe-Net, Inc.                                          93,473 (209)       *             93,473  (f) (209)          -           -
John P. Nasta                                          78,473 (210)       *             78,473  (f) (210)          -           -
John Simonelli                                         47,256 (211)       *             47,256  (f) (211)          -           -
Kelda Sledz                                           187,315 (212)       *            187,315  (f) (212)          -           -
Kenneth L. Gaspar                                      78,925 (213)       *             78,925  (f) (213)          -           -
Louis Cristan and Kathy Cristan                       299,704 (214)       *            299,704  (f) (214)          -           -
Martin Mennes                                          75,140 (215)       *             75,140  (f) (215)          -           -
Mary Farrell                                          313,890 (216)       *            313,890  (f) (216)          -           -
Matthew Balk (a)                                       79,439 (217)       *             79,439  (r) (217)          -           -
Max Kaplan                                             78,473 (218)       *             78,473  (f) (218)          -           -
Ngoc-Tien Truong                                       79,439 (219)       *             79,439  (f) (219)          -           -
Peter A. Yaskowitz                                     60,888 (220)       *             60,888  (f) (220)          -           -
Robert L. Bonitz and Ann Bonitz                        31,389 (221)       *             31,389  (f) (221)          -           -
Robert Murray Chaikin, TTEE, Revocable
  Trust DTD 7/9/93                                     78,473 (222)       *             78,473  (f) (222)          -           -
Ryan T. Mosley                                         78,473 (223)       *             78,473  (f) (223)          -           -
Scot A. Kane                                          313,890 (224)       *            313,890  (f) (224)          -           -
Sean M. Callahan (a)                                  105,644 (225)       *            105,644  (r) (225)          -           -
Steven R. Kleen                                        78,658 (226)       *             78,658  (f) (226)          -           -
SXJE LLC                                            2,700,822 (227)     4.17%        2,700,822  (f) (227)          -           -
Thomas J. Franco                                       96,775 (228)       *             96,775  (f) (228)          -           -
Thomas K. Beard                                        78,925 (229)       *             78,925  (f) (229)          -           -
Thomas Leonard                                         47,540 (230)       *             47,540  (f) (230)          -           -
Mike Dean                                              88,375 (231)       *             88,375  (f) (231)          -           -
William Gonte                                          78,658 (232)       *             78,658  (f) (232)          -           -

                                                                56


                                                                                       SHARES OF                  SHARES OF
                                                      SHARES OF COMMON STOCK            COMMON                   COMMON STOCK
                                                        BENEFICIALLY OWNED            STOCK BEING             BENEFICIALLY OWNED
                                                         PRIOR TO OFFERING              OFFERED                 AFTER OFFERING
               NAME OF                             -----------------------------     --------------        ------------------------
           BENEFICIAL OWNER                            NUMBER        PERCENTAGE                               NUMBER    PERCENTAGE
---------------------------------------------      --------------   ------------                           ------------  ----------
R. Gregory E. Ellis                                   386,260             *            386,260  (g)                -           -
Brookstreet Securities Corporation (c)              1,062,864 (233)     1.66%        1,062,864  (s) (233)          -           -
WWIII Enterprises, LLC (a)                            406,406 (234)       *            406,406  (t) (234)          -           -
Acceleron Capital, Ltd. (a)                           279,454 (235)       *            279,454      (235)          -           -
AJ Sexton, V (a)                                      155,051 (236)       *            155,051  (s) (236)          -           -
David V. Ferrari, TTEE, David V. Ferrari
  Exempt Trust 12/29/98                               155,432 (237)       *            135,432  (x) (237)        20,000        *
Klenton L. McLemore (a)                               134,106             *            134,106  (u)                -           -
Pat McCann and Ingrid McCann JT TEN                   127,301             *            127,301  (g)                -           -
Annabel Lukens (a)                                      8,137             *              8,137  (h)                -           -
Brad Reifler                                            8,243             *              8,243  (v)                -           -
Carlo W. Corzine (a)                                    4,820 (238)       *              4,820  (h) (238)          -           -
Claude Ware (a)                                        80,661             *             80,661  (h)                -           -
Cliff Jensen (a)                                        5,561             *              5,561  (h)                -           -
Daniel Pietro (a)                                       3,110             *              3,110  (h)                -           -
David Evansen (a)                                       1,810 (239)       *              1,810  (h) (239)          -           -
Eric Singer                                            19,625 (240)       *             19,625  (v) (240)          -           -
Hilary Bergman                                          8,243             *              8,243  (v)                -           -
John Green (a)                                          6,125             *              6,125  (h)                -           -
Mark Ford (a)                                          32,864             *             32,864  (h)                -           -
Robert Dombrowski (a)                                   5,322             *              5,322  (h)                -           -
ROO, LLC (a)                                            5,322 (241)       *              5,322  (h) (241)          -           -
ViewTrade Financial (b)                                10,645 (242)       *             10,645  (v) (242)          -           -
William Threewits (a)                                   7,240             *              7,240  (h)                -           -
Timothy Adkins (a)                                      2,500 (243)       *              2,500  (k) (243)          -           -
Richard Ames (a)                                       32,650 (244)       *             17,500  (k) (244)        15,150        *
Burton Bartlett (a)                                    17,250 (245)       *             17,250  (k) (245)          -           -
Patrick Hobert (a)                                     15,050             *             15,050  (k)                -           -
Carl Keys (a)                                          48,750 (246)       *              7,500  (k) (246)          -           -
Cynthia Layne (a)                                       2,500 (247)       *              2,500  (k) (247)          -           -
John Means (a)                                         28,000 (248)       *             28,000  (k) (248)          -           -
Phil Rosenbaum (a)                                      2,500 (249)       *              2,500  (k) (249)          -           -
Eric Sjolund (a)                                       30,000 (250)       *              3,750  (k) (250)          -           -
Darrell Smith (a)                                      26,190 (251)       *             26,190  (k) (251)          -           -
Ronald Smith (a)                                        8,750             *              8,750  (k)                -           -
Edward Villarreal (a)                                   3,750 (252)       *              3,750  (k) (252)          -           -
Matt Wilson (a)                                         5,000 (253)       *              5,000  (k) (253)          -           -
Denis Wong (a)                                         68,125 (254)       *              5,625  (k) (254)          -           -
Warren Woon (a)                                         7,875 (255)       *              6,875  (k) (255)        1,000         *
Patrick McCabe                                         75,000 (256)       *             75,000  (l) (256)          -           -
Rutan & Tucker, LLP                                   150,000 (257)       *            150,000  (m) (257)          -           -
Strategic Growth International, Inc.                  125,000 (258)       *            125,000  (n) (258)          -           -
         .........
* Less than 1%

                                                                57

(a) This selling security holder, or one of the individuals who has power to vote or dispose of the securities held by the selling security holder, has represented to us that he is affiliated with a broker-dealer but that he is not acting as an underwriter in this offering, he acquired the shares he is offering under this prospectus in the ordinary course of business, and at the time of such acquisition, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(b) This selling security holder has represented to us that it is a NASD-registered broker-dealer but that it is not acting as an underwriter in this offering, it acquired the shares it is offering under this prospectus in the ordinary course of business as transaction-based compensation for investment banking services, and at the time of such acquisition, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.


(c) Brookstreet Securities Corporation has represented to us that it is a NASD-registered broker-dealer. With respect to 668,245 shares of common stock and the 42,770 shares of common stock underlying Series H Warrants offered by Brookstreet Securities Corporation hereunder, it has represented to us that it is not acting as an underwriter in this offering, it acquired the shares and Series H Warrants in the ordinary course of business as transaction-based compensation for investment banking services, and at the time of such acquisition, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares. With respect to 351,849 shares of common stock offered by Brookstreet Securities Corporation hereunder, it did not acquire such shares in the ordinary course of business as transaction-based compensation for investment banking services and, therefore, is deemed by the SEC to be acting as an underwriter with respect to these shares.


(d) The shares of common stock offered hereunder, including shares of common stock that underlie Series D Warrants, were acquired from us in a June 2004 private placement transaction to accredited investors only under which we raised an aggregate of $1,750,000 at $1.80 per share and issued 972,223 shares of common stock, Series C Warrants to purchase an aggregate of 972,223 shares of common stock at an exercise price of $3.00 per share, and Series D Warrants to purchase an aggregate of 972,223 shares of common stock at an exercise price of $3.50 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.


(e) The shares of common stock offered hereunder, including shares of common stock that underlie Series G Warrants, were acquired from us in a private placement transaction to accredited investors only that took place between April 2005 and November 2005, under which we sold "units" at a price per unit of $2.00, with each unit consisting of four shares of common stock and one Series G Warrant. We raised aggregate gross proceeds of approximately $7,130,000 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock at an exercise price of $2.50 per share.

(f) The shares of common stock offered hereunder, including shares of common stock that underlie warrants, were acquired from us in conjunction with a convertible bridge note private placement transaction to accredited investors only that took place between November 2004 and February 2005, and the subsequent conversion of such convertible bridge notes into shares of common stock and warrants to purchase common stock. We raised aggregate gross proceeds of $2,360,000 under this private placement transaction and, in addition to the convertible bridge notes, issued bridge note investors Series E Warrants to purchase an aggregate of 1,416,000 shares of common stock at an original exercise price of $0.60 per share. However, pursuant to the anti-dilution provisions of the Series E Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.52 per share as of September 10, 2007. In addition, due to the exercise of certain Series E Warrants, as of September 10, 2007 the outstanding Series E Warrants were exercisable into an aggregate of 216,000 shares of common stock. In August 2005, the total principal and accrued but unpaid interest under the convertible bridge notes automatically converted into an aggregate of 6,023,932 shares of common stock and Series G-BH Warrants to purchase an aggregate of 1,505,989 shares of common stock at an exercise price of $2.50 per share.

(g) The shares of common stock offered hereunder were acquired from us upon the automatic conversion of convertible bridge notes originally issued by us in a private placement transaction to accredited investors only that took place between February 2005 and April 2005. We raised aggregate gross proceeds of $600,000 under this private placement transaction and issued an aggregate of 1,540,244 shares of common stock upon the July 2005 automatic conversion of the total principal and accrued but unpaid interest under the convertible bridge notes.

(h) The shares of common stock offered by the selling security holder hereunder underlie Series J placement agent warrants that Burnham Hill Partners, a division of Pali Capital, Inc. ("Burnham Hill Partners"), designated that we issue to the holder. Burnham Hill Partners acted as our placement agent in conjunction with the private placement transaction described in footnote (f) above. In conjunction with that private placement transaction, we entered into an agreement with Burnham Hill Partners for placement agent services. Under this agreement, we agreed to pay to Burnham Hill Partners a cash fee equal to 10% of gross proceeds raised by Burnham Hill Partners or its subagents in conjunction with the private placement transaction described in footnote (f), as well as issue to Burnham Hill Partners or its designees Series J placement agent warrants to purchase common stock in an amount equal to 10% of the common stock issued upon conversion of the convertible bridge notes issued in the private placement transaction. Pursuant to our agreement with Burnham Hill Partners, we paid Burnham Hill Partners a cash fee of $236,000 and issued Series J placement agent warrants to purchase an aggregate of 602,393 shares of common stock to designees of Burnham Hill Partners. The Series J placement agent warrants had an original exercise price of $0.50 per share of common stock. However, pursuant to the anti-dilution provisions of the Series J Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of September 10, 2007. In addition, due to the exercise of certain Series J Warrants, as of September 10, 2007 the outstanding Series J Warrants were exercisable into an aggregate of 16,255 shares of common stock.

(i) The shares of common stock offered by the selling security holder hereunder underlie Series I Warrants that Burnham Hill Partners designated that we issue to the holder. In conjunction with financial advisory services provided to us by Burnham Hill Partners, we agreed to issue Series I Warrants to purchase an aggregate of 200,000 shares of common stock to Burnham Hill Partners or its designees. The Series I Warrants had an original exercise price of $0.60 per share of common stock. However, pursuant to the anti-dilution provisions of the Series I Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.52 per share as of September 10, 2007.
       In addition, due to the exercise of certain Series I Warrants, as of September 10, 2007 the outstanding Series I Warrants were exercisable into an aggregate of 10,000 shares of common stock.

(j) The shares of common stock offered by the selling security holder hereunder underlie Series F placement agent warrants that Brookstreet Securities Corporation designated that we issue to the holder. Brookstreet Securities Corporation acted as our placement agent in conjunction with the private placement transaction described in footnote
       (g) above. In conjunction with that private placement transaction, we entered into an agreement with Brookstreet Securities Corporation for placement agent services. Under this agreement, we agreed to pay to Brookstreet Securities Corporation a cash fee equal to 12% of gross proceeds raised by Brookstreet Securities Corporation in conjunction with the private placement transaction described in footnote (g), as well as issue to Brookstreet Securities Corporation or its designees Series F placement agent warrants to purchase common stock in an amount equal to 15% of the common stock issued upon conversion of the convertible bridge notes issued in the private placement transaction. Pursuant to this agreement, we paid Brookstreet Securities Corporation a cash fee of $72,000 and issued Series F placement agent warrants to purchase an aggregate of 231,036 shares of common stock to Brookstreet Securities Corporation and its designees. However, due to the exercise of certain Series F Warrants, as of September 10, 2007 the outstanding Series F Warrants were exercisable into an aggregate of 8,991 shares of common stock. The Series F placement agent warrants have an exercise price of $0.40 per share of common stock.

(k) The shares of common stock offered by the selling security holder hereunder underlie Series H placement agent warrants that Brookstreet Securities Corporation designated that we issue to the holder. Brookstreet Securities Corporation acted as our placement agent in conjunction with the private placement transaction described in footnote
       (e) above. In conjunction with that private placement transaction, we entered into an agreement with Brookstreet Securities Corporation for placement agent services. Under this agreement, we agreed to pay to Brookstreet Securities Corporation a cash fee equal to 12% of gross proceeds raised by Brookstreet Securities Corporation in conjunction with the private placement transaction described in footnote (e), as well as issue to Brookstreet Securities Corporation or its designees Series H placement agent warrants to purchase common stock in an amount equal to 15% of the aggregate common stock issued in the private placement transaction. Pursuant to this agreement, we paid Brookstreet Securities Corporation a cash fee of $855,405 and issued Series H placement agent warrants to purchase an aggregate of 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees. The Series H placement agent warrants had an original exercise price of $0.50 per share of common stock. However, pursuant to the anti-dilution provisions of the Series H Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of September 10, 2007. In addition, due to the exercise of certain Series H Warrants, as of September 10, 2007 the outstanding Series H Warrants were exercisable into an aggregate of 954,936 shares of common stock.


(l) The 75,000 shares of common stock offered by Patrick McCabe hereunder underlie warrants we issued to Patrick McCabe as compensation for services provided to us in connection with marketing research and introduction of our products to potential buyers. The warrants have an exercise price of $1.00 per share of common stock.


(m) The 150,000 shares of common stock offered by Rutan & Tucker, LLP hereunder underlie warrants we issued to Rutan & Tucker, LLP as partial compensation for legal services rendered. The warrants have an exercise price of $2.00 per share of common stock.

(n) The 125,000 shares of common stock offered by Strategic Growth International, Inc. hereunder underlie warrants we issued to Strategic Growth International, Inc. as compensation for investment relation support services rendered. The warrants have an exercise price of $3.50 per share of common stock.

(o) The shares of common stock offered by the selling security holder hereunder include shares of common stock purchased from Edwin Hoffman, our Founder and Chief Solutions Architect, in a November 2005 private sale transaction whereby Mr. Hoffman sold an aggregate of 250,000 shares of our common stock at a price of $0.25 per share.

(p) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (e) and (k) above.

(q) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (f), (h) and (i) above.

(r) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (f) and (h) above.

(s) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (g), (j), (k) and (o) above.

(t) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (g), (j) and (k) above.

(u) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (g) and (j) above.

(v) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (h) and (i) above.

(w) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (e), (g) and (k) above.

(x) The shares of common stock offered by the selling security holder hereunder, including shares that underlie warrants, were acquired by the selling security holder pursuant to the transactions described in footnotes (g) and (k) above.

(1) Includes 138,889 shares underlying Series D Warrants held by DMK Investments, LLC. Power to vote or dispose of the shares is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC. Albert
       Wong is one of our former directors.
(2) Includes 555,556 shares underlying Series D Warrants held by Uptrend Investment, Inc. Power to vote or dispose of the shares is held by Catherine Lee Chin as President of Uptrend Investment, Inc.
(3) Includes 277,778 shares of common stock and 277,778 shares underlying Series D Warrants held by Transglobal Investments, LLC. Power to vote or dispose of the shares is held by Andrew Su as Manager of Transglobal Investments, LLC.
(4)    Includes 10,000 shares underlying Series G Warrants.
(5) Includes 37,500 shares underlying Series G Warrants. Shares and warrants offered hereunder are held in the name of Charles Schwab & Co., Inc.,
       FBO: Bruce Charles Adams IRA.
(6) Includes 12,500 shares underlying Series G Warrants. Shares and warrants offered hereunder are held in the name of Charles Schwab & Co., Inc.,
       FBO: Linda Sue Adams IRA.
(7) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of RBC Dain Rauscher Custodian, FBO: Carla Adams-Goldman IRA.
(8)    Includes 12,500 shares underlying Series G Warrants.
(9)    Includes 12,500 shares underlying Series G Warrants.
(10)   Includes 18,750 shares underlying Series G Warrants.
(11) Includes 20,000 shares underlying Series G Warrants. Shares and warrants held in the name of First Trust Corporation, Custodian, FBO: Michael Bain.
(12) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of Darryl Baker. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: Darryl Baker IRA.
(13)   Includes 12,500 shares underlying Series G Warrants.
(14)   Includes 6,250 shares underlying Series G Warrants.
(15) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Morgan L. Beatty and Winnie M. Huff as Trustees of the Beatty-Huff Family Trust.
(16)   Includes 10,000 shares underlying Series G Warrants.
(17)   Includes 16,250 shares underlying Series G Warrants.
(18)   Includes 25,000 shares underlying Series G Warrants.
(19)   Includes 12,500 shares underlying Series G Warrants.
(20) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Mark Berman and Sharon Berman as Trustees of the 1999 Berman Family Trust dated 3-23-1999.

(21) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Donald E. Betz. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO:
       Donald E. Betz A/C 079890.
(22)   Includes 12,500 shares underlying Series G Warrants.
(23) Includes 5,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Robert D. Bjork MD as President of the Robert D. Bjork MDSC MPP & Trust #001 2002 Account.
(24)   Includes 12,500 shares underlying Series G Warrants.
(25) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Fred J. Boone SEP IRA 0JR-812420.
(26)   Includes 10,000 shares underlying Series G Warrants.
(27)   Includes 6,250 shares underlying Series G Warrants.
(28)   Includes 6,250 shares underlying Series G Warrants.
(29) Includes 200,000 shares of common stock and 50,000 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: Stanley Clifton Brooks IRA 0JR-567469. Also includes 1,020,094 shares of common stock, 42,770 shares underlying Series H Warrants held by Brookstreet Securities Corporation, which shares are also being offered under this prospectus, the power to vote or dispose of which is held by Stanley C. Brooks as President and CEO of Brookstreet Securities Corporation.
(30)   Includes 50,000 shares underlying Series G Warrants.
(31)   Includes 6,250 shares underlying Series G Warrants.
(32) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by John R. Harrington, Jr. as Managing Member of Channel Capital, LLC. In addition, 60,000 shares of common stock and 15,000 shares underlying Series G Warrants are held in the name of John R. Harrington, Jr., which shares are also being offered under this prospectus.
(33)   Includes 12,500 shares underlying Series G Warrants.
(34)   Includes 12,500 shares underlying Series G Warrants.
(35)   Includes 100,000 shares underlying Series G Warrants.
(36)   Includes 200,000 shares underlying Series G Warrants.
(37) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Melvin Cohen IRA 0JR-812544.
(38)   Includes 12,500 shares underlying Series G Warrants.
(39)   Includes 6,250 shares underlying Series G Warrants.
(40) Includes 7,500 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Harold Rex Combs A/C 83750.
(41)   Consists of 12,500 shares underlying Series G Warrants.
(42)   Includes 12,500 shares underlying Series G Warrants.
(43)   Includes 12,500 shares underlying Series G Warrants.
(44) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of David R. Cravens. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: David R. Cravens SEP IRA 0JR-702838.
(45)   Includes 12,500 shares underlying Series G Warrants.
(46)   Includes 25,000 shares underlying Series G Warrants.
(47) Includes 6,250 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Mary Chin Dang, M.D., as Trustee of the Mary Chin Dang Revocable Trust u/a 10/16/1979.
(48)   Includes 12,500 shares underlying Series G Warrants.
(49) Includes 50,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Delmar E. Demaree, Jr. as Trustee of the Delmar E. Demaree Jr. Revocable Trust.
(50) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian,
       FBO: Frank A. Dobrovich A/C 82479. Also includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held jointly by Frank A. Dobrovich and Linda K. Dobrovich, which shares are also being offered under this prospectus.
(51) Includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held jointly by Frank A. Dobrovich and Linda K. Dobrovich. In addition, 50,000 shares of common stock and 12,500 shares underlying Series G Warrants are held in the name of Sterling Trust Company, Custodian, FBO: Frank A. Dobrovich A/C 82479, which shares are also being offered under this prospectus.
(52)   Includes 6,250 shares underlying Series G Warrants.

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(53)   Includes 12,500 shares underlying Series G Warrants.
(54)   Includes 12,500 shares underlying Series G Warrants.
(55)   Includes 12,500 shares underlying Series G Warrants.
(56)   Includes 6,250 shares underlying Series G Warrants.
(57) Includes 3,750 shares underlying Series G Warrants and 23,250 shares underlying Series H Warrants.
(58)   Includes 12,500 shares underlying Series G Warrants.
(59)   Includes 75,000 shares underlying Series G Warrants.
(60) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E. Foster and Christy F. Foster. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has either sole or shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Farrell Family Trust - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees.
(61) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has either sole or shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E. Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Farrell Family Trust - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees.
(62) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Farrell Family Trust - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E. Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees.
(63) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by The Foster Family Trust DTD 2/3/87, the power to vote or dispose of which is shared by Steven W. Foster and Christy F. Foster as Trustees. In addition, the following shares are also being offered under this prospectus, of which Christy F. Foster has either sole or shared power to vote or dispose as follows: (i) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Darren E. Foster and Christy F. Foster, (ii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Jeffrey W. Foster and Christy F. Foster, and (iii) 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Farrell Family Trust - Trust B DTD 08/24/68 as restated 04/17/81, the power to vote or dispose of which is held by Christy F. Foster as Trustee.
(64)   Includes 25,000 shares underlying Series G Warrants.
(65) Includes 57,500 shares of common stock 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO:
       Robert Y. Fukunaga A/C 80368.
(66)   Includes 60,000 shares underlying Series G Warrants.
(67)   Includes 12,500 shares underlying Series G Warrants.
(68)   Includes 6,250 shares underlying Series G Warrants.
(69) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Manny Gutsche A/C 74952.
(70) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Jeff Halpin A/C 81839.
(71)   Includes 12,500 shares underlying Series G Warrants.


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(72)   Includes 60,000 shares of common stock and 15,000 shares underlying
       Series G Warrants held in the name of John R. Harrington, Jr. Also includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held by Channel Capital, LLC, which shares are also being offered under this prospectus, the power to vote or dispose of which is held by John R. Harrington, Jr. as Managing Member of Channel Capital, LLC.
(73)   Includes 12,500 shares underlying Series G Warrants.
(74) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: Joan E. Heiser. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by James K. Heiser and Joan E. Heiser, which shares are also being offered under this prospectus.
(75) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: J. Ken Heiser. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by James K. Heiser (aka J. Ken Heiser) and Joan E. Heiser, which shares are also being offered under this prospectus.
(76) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by James K. Heiser and Joan E. Heiser. In addition, 25,000 shares of common stock and 6,250 shares underlying Series G Warrants are held in the name of NFS, FMTC, FBO: Joan E. Heiser, which are also being offered under this prospectus; and 25,000 shares of common stock and 6,250 shares underlying Series G Warrants are held in the name of NFS, FMTC, FBO: J. Ken Heiser (aka James K. Heiser), which are also being offered under this prospectus.
(77)   Includes 6,250 shares underlying Series G Warrants.
(78) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Howard F. Hill and Patricia A. Hill as Trustees of The Hill Family Trust.
(79) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Don Ho as Trustee of the Don Ho Revocable Living Trust.
(80)   Includes 12,500 shares underlying Series G Warrants.
(81)   Includes 12,500 shares underlying Series G Warrants.
(82)   Includes 18,750 shares underlying Series G Warrants.
(83)   Includes 6,250 shares underlying Series G Warrants.
(84) Includes 90,000 shares of common stock and 22,500 shares underlying Series G Warrants held in the name of Mark Porte Johnson and 40,000 shares of common stock and 10,000 shares underlying Series G Warrants held in the name of Charles Schwab & Co., Inc., FBO: Mark Porte Johnson IRA. Also includes 50,000 shares of common stock held in the name of Mark Porte Johnson, 23,600 shares of common stock held in the name of Charles Schwab & Co., Inc., FBO: Mark Porte Johnson IRA, and 18,400 shares of common stock held in the name of IRAs for the children of Mark Porte Johnson, the power to vote or dispose of which is held by Mark Porte Johnson, all of which shares were purchased on the OTC Bulletin Board and are not being offered under this prospectus and, accordingly, are shown as being beneficially owned after the offering.
(85) Includes 5,000 shares underlying Series G Warrants. Shares and warrants held in the name of Charles Schwab & Co., Inc. Custodian, FBO: Jennifer M Johnson IRA.
(86)   Includes 125,000 shares underlying Series G Warrants.
(87)   Includes 12,500 shares underlying Series G Warrants.
(88) Includes 6,250 shares underlying Series G Warrants. In addition, 7,500 shares of common stock are held in the name of Carl Keys, which shares are also being offered under this prospectus.
(89)   Includes 12,500 shares underlying Series G Warrants.
(90)   Includes 12,500 shares underlying Series G Warrants.
(91)   Includes 12,500 shares underlying Series G Warrants.
(92) Includes 17,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Bruce M. Krall and Elisa San Miguel Krall as Trustees of the BEK Living Trust 2004.
(93)   Includes 6,250 shares underlying Series G Warrants.
(94)   Includes 12,500 shares underlying Series G Warrants.
(95) Includes 6,250 shares underlying Series G Warrants and 1,250 shares underlying Series H Warrants.
(96)   Includes 6,250 shares underlying Series G Warrants.
(97)   Includes 12,488 shares underlying Series G Warrants.
(98) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of National Financial Services LLC/FMTC, FBO: William Madden, Acct. 0JR-766070.

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(99)   Includes 45,000 shares of common stock and 11,250 shares underlying
       Series G Warrants held in the name of J David Maddox. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: J. David Maddox IRA.
(100) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Susan C Maki A/C 72375.
(101) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Beverly R. Marr.
(102) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: John L. Marr.
(103)  Includes 6,250 shares underlying Series G Warrants.
(104)  Includes 50,000 shares underlying Series G Warrants.
(105)  Includes 6,250 shares underlying Series G Warrants.
(106)  Includes 12,500 shares underlying Series G Warrants.
(107)  Includes 12,500 shares underlying Series G Warrants.
(108)  Includes 125,000 shares underlying Series G Warrants.
(109)  Includes 12,500 shares underlying Series G Warrants.
(110) Includes 22,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: David Mowbray. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: David Mowbray IRA.
(111) Includes 50,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Thomas A. Murrell and Donna M. Murrell as Trustees of the Thomas A. Murrell Family Trust.
(112)  Includes 6,250 shares underlying Series G Warrants.
(113)  Includes 12,500 shares underlying Series G Warrants.
(114)  Includes 6,250 shares underlying Series G Warrants.
(115)  Includes 12,500 shares underlying Series G Warrants.
(116) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Barry Niswanger.
(117) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Donald M. Norman and Cynthia S. Norman as Trustees of The Norman Living Trust.
(118)  Includes 17,500 shares underlying Series G Warrants.
(119) Includes 43,450 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Sami J. Oweida as Trustee of the Oweida Orthopedic Association PA Emp PSP TR.
(120) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Peter M. Pallotto A/C 72358.
(121) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Ronald J. Pang, M.D., as Trustee of the Ronald J. Pang Revocable Living Trust u/a 6-12-1991.
(122) Includes 23,750 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Carol Ann Pilger A/C 77544.
(123) Includes 132,000 shares of common stock and 23,750 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian,
       FBO: Nicholas J. Pilger A/C 77461.
(124) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by James A. Gabriele as Managing Member of Pilot Capital Group, LLC.
(125) Includes 10,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Ronald J. Piziali and Diane M. Piziali as Trustees of the R&D Piziali Family Living Trust DTD March 22, 2005.
(126) Includes 6,250 shares underlying Series G Warrants. Shares and warrants held in the name of Sterling Trust Company, Custodian, FBO: Adriaan Pruyssers A/C 74404.
(127)  Includes 6,250 shares underlying Series G Warrants.
(128)  Includes 12,500 shares underlying Series G Warrants.
(129)  Includes 12,500 shares underlying Series G Warrants.
(130) Includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian,
       FBO: Gary W. Rodgers A/C 81984. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held jointly by Gary
       W. Rodgers and Sherrell Rodgers, which shares are also being offered under this prospectus.

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(131)  Includes 50,000 shares of common stock and 12,500 shares underlying
       Series G Warrants held jointly by Gary W. Rodgers and Sherrell Rodgers. In addition, 50,000 shares of common stock and 12,500 shares underlying Series G Warrants are held in the name of Sterling Trust Company, Custodian, FBO: Gary W. Rodgers A/C 81984, which shares are also being offered under this prospectus.
(132)  Includes 50,000 shares underlying Series G Warrants.
(133)  Includes 47,500 shares underlying Series G Warrants.
(134)  Includes 7,500 shares underlying Series G Warrants.
(135) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian, FBO:
       David J. SaoMarcos A/C 72288 and 106,250 shares underlying Series H Warrants held in the name of David SaoMarcos. Also includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held jointly by David SaoMarcos and Shelly SaoMarcos, which shares are also being offered under this prospectus.
(136) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held jointly by David SaoMarcos and Shelly SaoMarcos. In addition, 25,000 shares of common stock and 6,250 shares underlying Series G Warrants are held in the name of Sterling Trust Company, Custodian, FBO: David J. SaoMarcos A/C 72288 and 106,250 shares underlying Series H Warrants are held in the name of David SaoMarcos, which shares are also being offered under this prospectus.
(137) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by James E. Sargeant Jr. and Pamela A. Sargeant as Trustees of the Sargeant Family Trust.
(138)  Includes 12,500 shares underlying Series G Warrants.
(139)  Includes 12,500 shares underlying Series G Warrants.
(140)  Includes 12,500 shares underlying Series G Warrants.
(141)  Includes 9,000 shares underlying Series G Warrants.
(142) Includes 25,000 shares of common stock and 6,250 shares underlying Series G Warrants held in the name of James Gerard Schulze. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: James Gerard Schulze.
(143)  Includes 25,000 shares underlying Series G Warrants.
(144)  Includes 12,500 shares underlying Series G Warrants.
(145)  Includes 6,250 shares underlying Series G Warrants.
(146)  Includes 12,500 shares underlying Series G Warrants.
(147)  Includes 12,500 shares underlying Series G Warrants.
(148)  Includes 12,500 shares underlying Series G Warrants.
(149)  Includes 6,250 shares underlying Series G Warrants.
(150)  Includes 6,250 shares underlying Series G Warrants.
(151) Includes 30,000 shares of common stock and 7,500 shares underlying Series G Warrants held jointly by David C. Singer and Patricia A. Singer. In addition, 30,000 shares of common stock and 5,000 shares underlying Series G Warrants are held in the name of First Trust Corporation, Custodian, FBO: David C. Singer A/C 060000075597 and 13,250 shares underlying Series H Warrants are held in the name of David Singer, of which 38,250 shares are also being offered under this prospectus; and 20,000 shares of common stock and 5,000 shares underlying Series G Warrants are held in the name of First Trust Corporation, Custodian, FBO:
       Patricia A. Singer A/C 060000075599, which shares are also being offered under this prospectus.
(152) Includes 30,000 shares of common stock and 5,000 shares underlying Series G Warrants held in the name of First Trust Corporation, Custodian, FBO:
       David C. Singer A/C 060000075597 and 13,250 shares underlying Series H Warrants held in the name of David Singer, of which 38,250 are being offered under this prospectus. Also includes 30,000 shares of common stock and 7,500 shares underlying Series G Warrants held jointly by David
       C. Singer and Patricia A. Singer, which shares are also being offered under this prospectus.
(153) Includes 20,000 shares of common stock and 5,000 shares underlying Series G Warrants held in the name of First Trust Corporation, Custodian, FBO:
       Patricia A. Singer A/C 060000075599. Also includes 30,000 shares of common stock and 7,500 shares underlying Series G Warrants held jointly by David C. Singer and Patricia A. Singer, which shares are also being offered under this prospectus.
(154)  Includes 5,000 shares underlying Series G Warrants.
(155) Includes 6,250 shares underlying Series G Warrants. In addition, 3,750 shares underlying Series H Warrants are held in the name of Eric Sjolund, which shares are also being offered under this prospectus.
(156)  Includes 351,250 shares underlying Series G Warrants.
(157)  Includes 12,500 shares underlying Series G Warrants.

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(158)  Includes 6,250 shares underlying Series G Warrants.
(159)  Includes 25,000 shares underlying Series G Warrants.
(160) Includes 80,000 shares of common stock and 20,000 shares underlying Series G Warrants held in the name of NFS, FMTC, FBO: Steven M. Smith. Also includes 111,500 shares underlying Series H Warrants held in the name of Steven Smith.
(161)  Includes 6,250 shares underlying Series G Warrants.
(162)  Includes 6,250 shares underlying Series G Warrants.
(163)  Includes 12,500 shares underlying Series G Warrants.
(164) Includes 25,000 shares of common stock, 6,250 shares underlying Series G Warrants and 180,000 shares underlying Series H Warrants held in the name of James B. Stanley. Also includes 194,537 shares of common stock and 84,917 shares underlying Series H Warrants held in the name of Acceleron Capital, Ltd., which shares are also being offered under this prospectus, the power to vote or dispose of which is held by James B. Stanley as President and Sole Member of Acceleron Capital, Ltd.
(165)  Includes 9,000 shares underlying Series G Warrants.
(166)  Includes 6,500 shares underlying Series G Warrants.
(167)  Includes 6,250 shares underlying Series G Warrants.
(168)  Includes 50,000 shares underlying Series G Warrants.
(169)  Includes 15,000 shares underlying Series G Warrants.
(170)  Includes 6,250 shares underlying Series G Warrants.
(171) Includes 7,500 shares underlying Series G Warrants and 7,500 shares underlying Series H Warrants. Power to vote or dispose of the shares is shared by Joseph S. Taormino and Rosemary A. Taormino as Trustees of The Taormino Family Trust, dated 6/22/88.
(172) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Walter D. Tearse and Jeanne K. Tearse as Trustees of the Walter D Tearse & Jeanne K Tearse Revocable Living Trust.
(173)  Includes 12,500 shares underlying Series G Warrants.
(174)  Includes 12,500 shares underlying Series G Warrants.
(175) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by John F. Siegel as President of Tru-Pak Moving Systems, Inc.
(176) Includes 10,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Barbara Vasquez as Trustee of the BV Family Trust.
(177)  Includes 6,250 shares underlying Series G Warrants.
(178) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Joseph J. Victor and Carolyn S. Victor as Trustees of the Joseph and Carolyn Victor Living Trust dtd 11/7/00.
(179)  Includes 6,250 shares underlying Series G Warrants.
(180) Includes 12,500 shares underlying Series G Warrants. Shares and warrants held in the name of NFS, FMTC, FBO: Gene T. Walker, MD.
(181) Includes 25,000 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Quinten E. Ward and Marian L. Ward as Trustees of the Quinten & Marian Ward Trust.
(182)  Includes 12,500 shares underlying Series G Warrants.
(183)  Includes 6,250 shares underlying Series G Warrants.
(184) Includes 102,500 shares of common stock and 25,000 shares underlying Series G Warrants held in the name of Sterling Trust Company, Custodian,
       FBO: Dennis G. Williamson A/C 79843, of which 125,000 shares are offered for resale under this prospectus. Also includes 5,000 shares underlying Series H Warrants held in the name of Dennis Williamson.
(185)  Includes 12,500 shares underlying Series G Warrants.
(186) Includes 50,000 shares of common stock, 12,500 shares underlying Series G Warrants and 45,000 shares underlying Series H Warrants held in the name of Steven S. Wilson. Also includes 100,000 shares of common stock and 25,000 shares underlying Series G Warrants held in the name of National Financial Services LLC / FMTC, FBO: Steven S. Wilson, Acct. 0JR-681121.
(187)  Includes 6,250 shares underlying Series G Warrants.
(188) Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is held by Denis Y. Wong as Trustee of the Denis Y. Wong Rev Living Trust U/A 4/29/1983. In addition, 5,6250 shares underlying Series H Warrants are held in the name of Denis Wong, which shares are also being offered under this prospectus

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(189)  Includes 12,500 shares underlying Series G Warrants. Power to vote or dispose of the shares is shared by Henry R. Yamamoto and Jane S. Yamamoto as Trustees of the Henry & Jane Yamamoto 1987 Trust.
(190)  Includes 10,000 shares underlying Series G Warrants.
(191)  Includes 12,500 shares underlying Series G Warrants.
(192)  Includes 12,500 shares underlying Series G Warrants.
(193) Includes 12,677 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Allen Solomon as Trustee of the Allen Solomon Rev. Trust DTD 2/13/90.
(194)  Includes 9,451 shares underlying Series G-BH Warrants.
(195)  Includes 6,314 shares underlying Series G-BH Warrants.
(196) Includes 9,417 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Brad Baker as Trustee of the Bristol Edward Rudolf Trust.
(197) Consists of 60,652 shares of common stock and 47,663 shares underlying Series G-BH Warrants originally issued to Charles Strogen and subsequently transferred to BACI Associates LLC in a private transaction. Power to vote or dispose of the shares is held by Charles Strogen as President of BACI Associates LLC.
(198) Includes 21,000 shares underlying Series E Warrants and 22,099 shares underlying Series G-BH Warrants.
(199) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants.
(200) Includes 9,508 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is shared by David P. Garmus and Caren M. Garmus as Trustees of the Garmus Living Trust.
(201)  Includes 15,732 shares underlying Series G-BH Warrants.
(202)  Includes 19,016 shares underlying Series G-BH Warrants.
(203) Includes 15,000 shares underlying Series E Warrants and 15,847 shares underlying Series G-BH Warrants.
(204) Includes 15,000 shares underlying Series E Warrants and 15,847 shares underlying Series G-BH Warrants.
(205) Includes 30,000 shares underlying Series E Warrants and 31,775 shares underlying Series G-BH Warrants.
(206)  Includes 47,195 shares underlying Series G-BH Warrants.
(207)  Includes 31,463 shares underlying Series G-BH Warrants.
(208)  Includes 15,752 shares underlying Series G-BH Warrants.
(209) Includes 15,000 shares underlying Series E Warrants and 15,695 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Betty Henn as President of Joe-Net, Inc.
(210)  Includes 15,695 shares underlying Series G-BH Warrants.
(211)  Includes 9,451 shares underlying Series G-BH Warrants.
(212)  Includes 31,463 shares underlying Series G-BH Warrants.
(213)  Includes 15,785 shares underlying Series G-BH Warrants.
(214) Includes 48,000 shares underlying Series E Warrants and 50,341 shares underlying Series G-BH Warrants.
(215) Includes 12,000 shares underlying Series E Warrants and 12,628 shares underlying Series G-BH Warrants.
(216)  Includes 62,778 shares underlying Series G-BH Warrants.
(217)  Includes 15,888 shares underlying Series G-BH Warrants.
(218)  Includes 15,695 shares underlying Series G-BH Warrants.
(219)  Includes 15,888 shares underlying Series G-BH Warrants.
(220) Includes 15,000 shares underlying Series E Warrants and 15,888 shares underlying Series G-BH Warrants.
(221)  Includes 6,278 shares underlying Series G-BH Warrants.
(222) Includes 15,695 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Robert Murray Chaikin as Trustee of the Revocable Trust DTD 7/9/93.
(223)  Includes 15,695 shares underlying Series G-BH Warrants.
(224)  Includes 62,778 shares underlying Series G-BH Warrants.

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(225)  Includes 18,833 shares underlying Series G-BH Warrants.
(226)  Includes 15,732 shares underlying Series G-BH Warrants.
(227) Includes 648,164 shares underlying Series G-BH Warrants. Power to vote or dispose of the shares is held by Sam Eyde as Manager of SXJE, LLC.
       The address for SXJE, LLC is 2800 Bryon Circle, Lansing, Michigan 48912.
(228) Includes 30,000 shares underlying Series E Warrants and 31,775 shares underlying Series G-BH Warrants.
(229)  Includes 15,785 shares underlying Series G-BH Warrants.
(230)  Includes 9,508 shares underlying Series G-BH Warrants.
(231)  Includes 15,695 shares underlying Series G-BH Warrants.
(232)  Includes 15,732 shares underlying Series G-BH Warrants.
(233) Includes 1,020,094 shares of common stock and 42,770 shares underlying Series H Warrants held by Brookstreet Securities Corporation, the power to vote or dispose of which is held by Stanley C. Brooks as President and CEO of Brookstreet Securities Corporation. In addition, 200,000 shares of common stock and 50,000 shares underlying Series G Warrants are held in the name of NFS, FMTC, FBO: Stanley Clifton Brooks IRA 0JR-567469, which shares are also being offered under this prospectus.
(234) Includes 195,027 shares underlying Series H Warrants. Power to vote or dispose of the shares is held by William H. Watson, III as President of WWIII Enterprises, LLC.
(235) Includes 194,537 shares of common stock and 84,917 shares underlying Series H Warrants held in the name of Acceleron Capital, Ltd., the power to vote or dispose of which is held by James B. Stanley as President and Sole Member of Acceleron Capital, Ltd. In addition, 25,000 shares of common stock, 6,250 shares underlying Series G Warrants and 180,000 shares underlying Series H Warrants are held in the name of James B. Stanley, which shares are also being offered under this prospectus.
(236) Includes 8,991 shares underlying Series F Warrants and 120,282 shares underlying Series H Warrants.
(237) Includes 7,500 shares underlying Series H Warrants. Power to vote or dispose of the shares is held by David V. Ferrari as Trustee of the David
       V. Ferrari Exempt Trust 12/29/98.
(238)  Represents shares underlying Series J Warrants.
(239)  Represents shares underlying Series J Warrants.
(240) Represents 10,000 shares underlying Series I Warrants and 9,625 shares underlying Series J Warrants.
(241) Power to vote or dispose of the shares is held by James St. Clair as Managing Member of ROO, LLC. In addition, 10,645 shares of common stock are held by ViewTrade Financial, the power to vote or dispose of which is held by James St. Clair as President of ViewTrade Financial, which shares are also being offered under this prospectus.
(242) Power to vote or dispose of the shares is held by James St. Clair as President of ViewTrade Financial. In addition, 5,322 shares of common stock are held by ROO, LLC, the power to vote or dispose of which is held by James St. Clair as Managing Member of ROO, LLC, which shares are also being offered under this prospectus.
(243)  Represents shares underlying Series H Warrants.
(244)  Includes 17,500 shares underlying Series H Warrants.
(245)  Represents shares underlying Series H Warrants.
(246) Also includes 35,000 shares of common stock and 6,250 shares underlying Series G Warrants held jointly by Carl A. Keys, Jr. and Carol J. Keys, of which 31,250 shares are also being offered under this prospectus.
(247)  Represents shares underlying Series H Warrants.

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(248)  Represents shares underlying Series H Warrants.
(249)  Represents shares underlying Series H Warrants.
(250) Represents 3,750 shares of common stock. Also includes 20,000 shares of common stock and 6,250 shares underlying Series G Warrants held jointly by Eric Sjolund and Kathleen Sjolund, which shares are also being offered under this prospectus.
(251)  Represents shares underlying Series H Warrants.
(252)  Represents shares underlying Series H Warrants.
(253)  Represents shares underlying Series H Warrants.
(254) Represents shares underlying Series H Warrants. Also includes 50,000 shares of common stock and 12,500 shares underlying Series G Warrants held by the Denis Y. Wong Rev Living Trust U/A 4/29/1983, which shares are also being offered under this prospectus, the power to vote or dispose of which is held by Denis Y. Wong as Trustee.
(255)  Includes 6,875 shares underlying Series H Warrants.
(256)  Represents shares underlying warrants.
(257) Represents shares underlying warrants. Power to vote or dispose of the shares is held by the managing member of Rutan & Tucker, LLP. Rutan & Tucker, LLP acts as our legal counsel in various matters.
(258) Represents shares underlying warrants. Power to vote or dispose of the shares is held by Richard Cooper as Chairman of Strategic Growth International, Inc.


PRIVATE PLACEMENTS THROUGH WHICH THE SELLING SECURITY HOLDERS OBTAINED BENEFICIAL OWNERSHIP OF THE OFFERED SHARES

         All of the shares of common stock being offered under this prospectus were issued, or are issuable upon exercise of warrants that were issued, in the below-described private placement transactions. The descriptions of the agreements discussed below are qualified by reference to the complete text of those agreements. However, the representations, warranties, covenants and other provisions of those agreements are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         JUNE 2004 PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS


         In June 2004, we issued to DMK Investments, LLC (of which one of our then directors, Albert Wong, is a manager and controlling shareholder), Uptrend Investment, Inc., and Transglobal Investments, LLC, an aggregate of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock, at a price per share of common stock of $1.80, for an aggregate purchase price of $1,750,000. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.


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

         We entered into a registration rights agreement with the investors in this transaction. As amended in December 2005, the registration rights agreement requires us to register for resale the shares of common stock issued to the investors and the shares of common stock issuable upon exercise of the Series D Warrants (collectively, the "June 2004 Registrable Securities"). The registration rights agreement contains cross-indemnification provisions between us and the investors and requires, among other things, that we cause the registration statement to remain effective for a maximum of two years after the filing date.

         The Series D Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. In addition, the Series D Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the last closing price of our common stock for the ten trading days immediately preceding the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.


         The Series D Warrants also contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act does not exceed 4.99% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.99% limitation amount. The 4.99% beneficial ownership limitation may be waived by the warrantholder upon providing us 60-days' prior written notice.


         Albert Wong, one of our former directors, is a manager and controlling shareholder of DMK Investments, LLC.



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

         10% CONVERTIBLE BRIDGE NOTE FINANCING

         During the period between November 2004 and February 2005, we issued convertible notes (the "10% Notes") to forty-one accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash. Our net proceeds were $2,124,000, after the payment of a 10% placement agent fee to Burnham Hill Partners, a division of Pali Capital, Inc. (a NASD-registered broker-dealer) who acted as placement agent for the financing. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these notes, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity-based financing with gross proceeds of at least $4,000,000, if any, of the sale of our common stock or other equity based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"). However, for the purpose of determining the number of shares and warrants to be received by the holders upon conversion following a 10% Note Qualified Financing, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

         As of the August 25, 2005 closing of our 2005 Private Placement, we had raised total gross proceeds of $3,558,500 through the 2005 Private Placement. In addition, between February 2005 and April 2005, we secured additional private debt financing in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the 2005 Private Placement, our aggregate gross proceeds were $4,158,500. As a result, we achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the 2005 Private Placement.

         As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of our 2005 Private Placement, the holders were issued an aggregate of 6,023,932 shares of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement) and 1,505,989 Series G-BH Warrants to purchase our common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock and expire August 25, 2010. So long as certain other conditions set forth in the Series G-BH Warrants are met, the Series G-BH warrants are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share.


         Pursuant to a provision in the 10% Notes that entitled the holders to 600 Series E Warrants for every $1,000 of investment, the 10% Note holders were also issued Series E Warrants to purchase up to 1,416,000 shares of our common stock at an original exercise price of $0.60 per share. However, pursuant to the anti-dilution provisions of the Series E Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.52 per share as of September 10, 2007. In addition, due to the exercise of certain Series E Warrants, as of September 10, 2007 the outstanding Series E Warrants were exercisable into an aggregate of 216,000 shares of common stock. The term of the Series E Warrants is five years from the respective noteholder's 10% Note issuance date. If the closing bid price of our common stock exceeds $2.50 per share and certain other conditions set forth in the Series E Warrants are met, 50% of the Series E Warrants are callable by us during the first two years after the date of issuance of the Series E Warrants, and 100% of the Series E Warrants are callable by us thereafter.

         The Series E Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series E Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then exercise price of the


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

Series E Warrants. In addition, the Series E Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the closing bid price of our common stock on the date of the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         In addition, the Series E Warrants contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act does not exceed 4.9% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.9% limitation amount. The 4.9% beneficial ownership limitation may be waived by the warrantholder upon providing us 61-days' prior written notice.

         The Series G-BH Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. In addition, the Series G-BH Warrants contain provisions affording the holders piggyback registration rights. These rights entitle the holders who so elect to be included in registration statements to be filed by us with respect to other registrations of equity securities. The holders are limited to the exercise of one such piggyback registration. In conjunction with these piggyback registration rights, the holders of the Series G-BH Warrants agreed to certain indemnification provisions.


         We also issued 602,393 Series J placement agent warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for placement agent services provided in conjunction with the 10% Note financing. The Series J Warrants had an original exercise price of $0.50 per shares of common stock and expire August 25, 2010. However, pursuant to the anti-dilution provisions of the Series J Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of September 10, 2007. In addition, due to the exercise of certain Series J Warrants, as of September 10, 2007 the outstanding Series J Warrants were exercisable into an aggregate of 16,255 shares of common stock.


         The Series J Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series J Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then exercise price of the Series J Warrants. In addition, the Series J Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the closing bid price of our common stock on the date of the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         In addition, the Series J Warrants contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act does not exceed 4.9% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.9% limitation amount. The 4.9% beneficial ownership limitation may be waived by the warrantholder upon providing us 61-days' prior written notice.


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

         Certain registered representatives of Burnham Hill Partners participated in the 10% Note financing. In addition, designees of Burnham Hill Partners received Series J Warrants issued pursuant to the above described transactions. Other than these issuances related to Burnham Hill Partners, there were no material relationships between us and any of the investors who invested in the 10% Note financing.

         8% CONVERTIBLE BRIDGE NOTE FINANCING

         During the period between February 2005 and April 2005, we secured private debt financing from ten accredited investors in the original aggregate principal amount of $600,000. Our net proceeds were $528,000 after the payment of a 12% placement fee to the placement agent. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of our common stock if we raised at least $3,000,000 in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

         As of the July 15, 2005 closing of our 2005 Private Placement, we had raised total gross proceeds of $2,416,000 through the 2005 Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the 2005 Private Placement and 8% Notes was $3,016,000. As a result, we achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the 2005 Private Placement.

         As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 8% Note Qualified Financing). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of our common stock. The conversion of the 8% Notes did not entitle their holders to any warrants to purchase common stock.

         In conjunction with the 8% Note financing, we entered into a subscription agreement with the investors in the 8% Notes that contains cross-indemnification provisions between us and the investors.


         We also issued 231,036 Series F placement agent warrants to Brookstreet Securities Corporation and its designees for placement agent services provided in conjunction with the 8% Note financing. However, due to the exercise of certain Series F Warrants, as of September 10, 2007 the outstanding Series F Warrants were exercisable into an aggregate of 8,991 shares of common stock. The Series F Warrants have an exercise price of $0.40 per share of common stock and expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.


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


         The Series F Warrants contain provisions affording the holders registration rights that require us to register the common stock underlying the warrants in the same registration statement covering the securities issued in our 2005 Private Placement. The Series F Warrants contain cross-indemnification provisions between us and the holders in conjunction with the registration of the shares underlying the warrants.


         The Series F Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series F Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below $0.50. The Series F Warrants contain cashless exercise features that permit the warrants to be exercised either in exchange for shares of our common stock held by the holder as payment of the exercise price or pursuant to a cashless exchange through a broker.

         Brookstreet Securities Corporation and certain of its registered representatives participated in the 8% Note financing. In addition, designees of Brookstreet Securities Corporation received Series F Warrants issued pursuant to the above described transactions. Other than these issuances related to Brookstreet Securities Corporation, there were no material relationships between us and any of the investors who invested in the 8% Note financing.

         2005 PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

         During the period between April 2005 and November 2005, we sold a combination of common stock and warrants in a private placement transaction to 189 accredited investors (the "2005 Private Placement"). The common stock and warrants were sold as "units," with each unit consisting of four shares of common stock and one Series G Warrant to purchase common stock. The price per unit was $2.00. We raised aggregate gross proceeds of $7,128,375 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock. Our net proceeds were $6,272,970 after the payment of $855,405 in placement agent fees to Brookstreet Securities Corporation, who acted as placement agent for the transaction.


         We entered into an Investors' Rights Agreement with the investors that requires us to register for resale the shares of common stock issued to the investors and the shares of common stock issuable upon exercise of the Series G Warrants. The agreement contains cross-indemnification provisions between us and the investors and requires that we cause the registration statement to become and remain effective for at least two years or until the offering described in the registration statement has been completed, whichever is shorter.

         The Investors' Rights Agreement also provides each investor in the 2005 Private Placement a right of first refusal to purchase its pro rata share of securities that we may propose to sell and issue on or before November 22, 2006.


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         The Series G Warrants have an exercise price of $2.50 per share of common stock and expire five years from their respective date of issuance. So long as certain other conditions set forth in the Series G Warrants are met, the Series G Warrants are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. The Series G Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.


         In addition, we issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees for placement agent services rendered in conjunction with the 2005 Private Placement. The Series H Warrants had an original exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation. However, pursuant to the anti-dilution provisions of the Series H Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of September 10, 2007. In addition, due to the exercise of certain Series H Warrants, as of September 10, 2007 the outstanding Series H Warrants were exercisable into an aggregate of 954,936 shares of common stock.

         The Series H Warrants contain provisions affording the holders registration rights that require us to register the common stock underlying the warrants in the same registration statement covering the securities issued in our 2005 Private Placement. The Series H Warrants contain cross-indemnification provisions between us and the holders in conjunction with the registration of the shares underlying the warrants.


         The Series H Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series H Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then current exercise price of the Series H Warrants. The Series H Warrants contain cashless exercise features that permit the warrants to be exercised either in exchange for shares of our common stock held by the holder as payment of the exercise price or pursuant to a cashless exchange through a broker.

         Certain registered representatives of Brookstreet Securities Corporation participated in the 2005 Private Placement. In addition, designees of Brookstreet Securities Corporation received Series H Warrants issued pursuant to the above described transactions. Other than these issuances related to Brookstreet Securities Corporation, there were no material relationships between us and any of the investors who invested in the 2005 Private Placement.

         CERTAIN OTHER TRANSACTIONS

                  BURNHAM HILL ADVISORY WARRANTS


         In July 2005 we issued Series I Warrants to purchase 200,000 shares of our common stock to designees of Burnham Hill Partners as compensation for financial advisory services. The Series I Warrants had an original exercise price of $0.60 per share of common stock and expire on February 11, 2010. However, pursuant to the anti-dilution provisions of the Series I Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.52 per share as of September 10, 2007. In addition, due to the exercise of certain Series I Warrants, as of September 10, 2007 the outstanding Series I Warrants were exercisable into an aggregate of 10,000 shares of common stock.

         The Series I Warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like. The Series I Warrants are also subject to anti-dilution adjustments in conjunction with future issuances of our common stock or securities that are exercisable for or convertible into shares of our common stock at a price per share below the then exercise price of the Series I Warrants. In addition, the Series I Warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the closing bid price of our common stock on the date of the exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         In addition, the Series I Warrants contain provisions limiting the exercise of the warrants to the extent necessary to ensure that, following the exercise, the total number of shares beneficially owned by the warrantholder and its affiliates and others whose beneficial ownership would be aggregated with the warrantholders for purposes of Section 13(d) of the Exchange Act, as amended, does not exceed 4.9% of the total number of then issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). The beneficial ownership limitation does not preclude the warrantholder from exercising a warrant in stages over time where each such stage does not cause the holder and its affiliates to beneficially own shares in excess of the 4.9% limitation amount. The 4.9% beneficial ownership limitation may be waived by the warrantholder upon providing us 61-days' prior written notice.

                  PATRICK MCCABE

         Of the shares of our common stock underlying warrants covered by this prospectus, 75,000 shares underlie warrants we issued to Patrick McCabe in October 2004 as compensation for services provided to us in connection with marketing research and introduction of our products to potential buyers. The warrants have an exercise price of $1.00 per share of common stock and expire on October 1, 2009. The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.

                  RUTAN & TUCKER, LLP

         Of the shares of our common stock underlying warrants covered by this prospectus, 150,000 shares underlie warrants we issued to Rutan & Tucker, LLP in June 2004 as partial compensation for legal services rendered. The warrants have an exercise price of $2.00 per share of common stock and expire on June 21, 2009. The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.

         The warrants contain provisions affording the holder piggyback registration rights. These rights entitle the holder to be included in registration statements to be filed by us with respect to other registrations of equity securities. The holder is entitled to unlimited piggyback registration rights. The warrant contains cross-indemnification provisions between us and the holder in conjunction with such piggyback registration rights.

         In addition, the warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the closing ask price of our common stock for the 30-trading-day period ending five business days prior to the date of exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

         Rutan & Tucker, LLP acts as our legal counsel in various matters.

                  STRATEGIC GROWTH INTERNATIONAL, INC.

         Of the shares of our common stock underlying warrants covered by this prospectus, 125,000 shares underlie warrants we issued to Strategic Growth International, Inc. in April 2004 as compensation for investment relation support services rendered. The warrants have an exercise price of $3.50 per share of common stock and expire on April 22, 2009. The warrants contain customary anti-dilution provisions for stock splits, stock dividends and the like.

         The warrants contain provisions affording the holder both piggyback and demand registration rights. The piggyback registration rights entitle the holder to be included in registration statements to be filed by us with respect to other registrations of equity securities. The demand registration rights entitle the holder to require us to register the common stock underlying the warrants if a registration statement has not previous been filed pursuant to the piggyback registration rights. The holder is limited to an aggregate of one registration pursuant these piggyback and demand registration rights.

         In addition, the warrants contain a cashless exercise feature that will permit the warrants to be exercised for a net number of shares using the spread between the warrant exercise price and the average of the closing ask price of our common stock for the 30-trading-day period ending five business days prior to the date of exercise of the warrant as payment for a reduced number of common shares. Use of this cashless exercise feature by the warrantholder is limited to times when a valid resale prospectus is not then available for use by the warrantholder.

                  PRIVATE SALE OF COMMON STOCK BY OUR FOUNDER AND CHIEF SOLUTIONS ARCHITECT

         Of the shares of common stock covered by this prospectus, 250,000 shares were acquired in a November 2005 private sale transaction whereby Edwin Hoffman, our Founder and Chief Solutions Architect, sold an aggregate of 250,000 shares. The shares sold by Mr. Hoffman were originally acquired by him in exchange for an equal number of shares of Raptor Networks Technology, Inc., a California corporation ("Raptor"), as part of our October 2003 share-for-share exchange whereby Raptor became our wholly-owned subsidiary. Brookstreet Securities Corporation and Acceleron Capital, Ltd. each purchased 125,000 shares from Mr. Hoffman at a price per share of $0.25.

                              PLAN OF DISTRIBUTION

         The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, automated inter-dealer quotation system, market or trading facility on which the shares are traded, in the over-the-counter market, or private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

       o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

       o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

       o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

       o an exchange distribution in accordance with the rules of the applicable exchange;

       o      privately negotiated transactions;

       o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

       o      transactions to cover short sales;

       o through the distribution of the shares by any selling security holder to its partners, members or stockholders;

       o broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

       o one or more underwritten offerings on a firm commitment or best efforts basis;

       o      a combination of any of these methods of sale; or

       o      any other method permitted by applicable law.

       The sale price to the public may be:

       o      the market price prevailing at the time of sale;

       o      a price related to the prevailing market price;

       o      at negotiated prices; or

       o      a price the selling security holder determines from time to time.

         The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling security holders may also engage in short sales against the box, which are sales where the selling security holder owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         Notwithstanding the terms of this plan of distribution, the selling security holders may not use shares offered under this prospectus to cover short sales or short sales against the box that are made before the registration statement of which this prospectus is a part becomes effective.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

         If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

         The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders may sell all or any part of the shares offered under this prospectus through an underwriter. To our knowledge, no selling security holder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling security holder informs us that it has entered into such an agreement or agreements, any material details will be set forth in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

         The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

         This prospectus does not cover the sale or other transfer of any of the derivative securities whose underlying shares of common stock are being offered for sale pursuant to this prospectus. If a selling security holder transfers those derivative securities prior to conversion or exercise, then the transferee of those derivative securities may not sell the underlying shares of common stock under this prospectus unless we amend or supplement this prospectus to cover such sales.

         In addition, if any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

         For the period a selling security holder holds a derivative security whose underlying shares of common stock are being offered for sale pursuant to this prospectus, the selling security holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the underlying shares of common stock. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of derivative securities are most likely to voluntarily convert or exercise their derivative securities when the conversion or exercise price is less than the market price for our common stock. However, we offer no assurance as to whether any of those derivative securities will be converted or exercised.

         We have agreed to pay all fees and expenses incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, concessions and similar selling expenses they incur.

         We have agreed with some of the selling security holders to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act to keep it effective for an aggregate of two years from the date it first becomes effective, excluding any periods in which sales cannot be made under the registration statement.

         We and certain of the selling security holders have agreed to indemnify one another against certain losses, claims, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling security holders.

                          DESCRIPTION OF CAPITAL STOCK

         General
         -------


         Our Articles of Incorporation, as amended, authorize the issuance of up to 200,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of September 10, 2007, there were 64,128,432 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding, and no series or rights, powers or preferences of our preferred stock have been established.


         Common Stock
         ------------

         The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and our other liabilities, subject to the prior rights of any preferred stock then outstanding. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

         Preferred Stock
         ---------------

         The affirmative vote of the holders of a majority of our common stock is required to designate one or more series of preferred stock and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. Thereafter, our Board of Directors has the authority to issue the preferred stock from time to time without any further action by our stockholders. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock, and may have the effect of delaying, deferring or preventing a change in control of our Company. The existence of authorized but unissued preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board of Directors were to determine that a takeover proposal is not in our best interests, our Board of Directors could cause shares of preferred stock of a series previously approved by our stockholders to be issued without further stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

         Transfer Agent and Registrar
         ----------------------------

         The transfer agent and registrar for our common stock is First American Stock Transfer. Its telephone number is (602) 485-1346.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered under this prospectus will be passed upon by Hart & Trinen, L.L.P., Denver, Colorado.

                                     EXPERTS


         The consolidated financial statements of Raptor Networks Technology, Inc., as of and for the years ended December 31, 2006 (restated) and 2005 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Comiskey & Company, P.C., independent certified public accountants, to the extent and for the periods set forth in their report, appearing elsewhere in this prospectus, and are included in this prospectus in reliance upon the report given upon the authority of Comiskey & Company, P.C., as experts in auditing and accounting.

                     CHANGE IN CERTIFYING ACCOUNTANTS

      On July 6, 2007, we notified Comiskey & Company, P.C. ("Comiskey"), the independent registered public accounting firm that was engaged as our principal accountant to audit our consolidated financial statements, that we intended to engage new certifying accountants and thereby were dismissing Comiskey.

      Our decision to change accountants was approved by our audit committee and board of directors. The reason for the change was to allow us to engage a larger firm with offices in our local area that we believe has greater resources to provide us with the auditing and tax services we require.

      The audit report dated March 17, 2007, except Note 12 which is August 14, 2007, of Comiskey on our consolidated financial statements and consolidated financial statement schedules as of and for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report contained a separate paragraph stating:

      The accompanying financial statements are presented assuming the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has sustained accumulated losses from operations totaling more than $60,700,000 at December 31, 2006. This condition, and the fact that the Company has had no significant sales of its products to date, raise substantial doubt about its ability to continue as a going concern. Management's plans to address these conditions are also set forth in Note 1 to the financial statements. The accompanying financial statements do not include any adjustments which might be necessary if the Company is unable to continue.

      During the years ended December 31, 2006 and 2005 and the subsequent interim period through July 6, 2007, there were no disagreements with Comiskey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Comiskey's satisfaction, would have caused Comiskey to make reference to the subject matter of the disagreement in connection with its report.

      On July 6, 2007, we engaged Stonefield Josephson, Inc. ("Stonefield") as our new independent auditors. We had not consulted with Stonefield during the two most recent fiscal years and through July 6, 2007 regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our consolidated financial statements or as to any disagreement or event as described in Item 304(a)(1)(iv) of Regulation S-B under the Securities Act of 1933, as amended.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of such contracts and documents by referring to such exhibits.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street N.E., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.


         The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's website address is http://www.sec.gov. Our website address is http://www.raptor-networks.com.


         All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                          INDEX TO FINANCIAL STATEMENTS


Years Ended December 31, 2006 (restated) and 2005
-------------------------------------------------

Report of Independent Registered Public Accounting Firm ....................F-2

Financial Statements

     Consolidated Balance Sheets............................................F-3

     Consolidated Statements of Operations..................................F-4

     Consolidated Statements of Stockholders' Equity (Deficit)..............F-5

     Consolidated Statements of Cash Flows..................................F-6

     Notes to Consolidated Financial Statements.............................F-7


Three and Six Months Ended June 30, 2007
----------------------------------------

         Condensed Consolidated Balance Sheets as of
           December 31, 2006 (as restated)
           and June 30, 2007 (unaudited)....................................F-24

         Condensed Consolidated Statements of Operations
           for the Three and Six Months Ended June 30, 2006
           and 2007 (unaudited).............................................F-25

         Condensed Consolidated Statements of Cash Flows
           for the Six Months Ended June 30, 2006 and 2007
           (unaudited)......................................................F-26

         Notes to Condensed Consolidated Financial Statements
           (unaudited)......................................................F-27

                   (Comiskey & Company letterhead)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Raptor Networks Technology, Inc.


We have audited the accompanying consolidated balance sheets of Raptor Networks Technology, Inc. as of December 31, 2005 and 2006, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2005 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 12 to the financial statements, the Company has restated its 2006 financial statements to account for a change in its method of accounting for value assigned to a beneficial conversion feature of senior convertible notes and warrants.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Raptor Networks Technology, Inc. as of December 31, 2005 and 2006, and the consolidated results of its operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements are presented assuming the company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has sustained accumulated losses from operations totaling more than $60,700,000 at December 31, 2006. This condition, and the fact that the Company has had no significant sales of its products to date, raise substantial doubt about its ability to continue as a going concern. Management's plans to address these conditions are also set forth in Note 1 to the financial statements. The accompanying financial statements do not include any adjustments which might be necessary if the Company is unable to continue.


Denver, Colorado
March 17, 2007, except Note 12
which is August 14, 2007

                                                          /S/ COMISKEY & COMPANY
                                                        PROFESSIONAL CORPORATION

                                       RAPTOR NETWORKS TECHNOLOGY, INC.
                                         CONSOLIDATED BALANCE SHEETS


                                                                             DECEMBER 31,       DECEMBER 31,
                                                                                 2005               2006
                                                                                                  (restated)
                                                                             -------------      -------------
                                                    ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                 $   1,442,130      $     821,388
   Accounts Receivable                                                             178,640            319,764
   Inventory, net                                                                1,132,322            951,618
   Prepaid expenses                                                                199,246            218,650
   License fees                                                                    305,320            297,520
   Other current assets                                                             21,259             22,176
                                                                             -------------      -------------
      Total current assets                                                       3,278,917          2,631,116

PROPERTY AND EQUIPMENT, NET                                                        587,659            282,560

OTHER ASSETS
   Debt discount cost                                                                   --                 --
   Debt issue cost                                                                  12,838             97,176
   Deposits                                                                        102,362            102,362
                                                                             -------------      -------------

TOTAL ASSETS                                                                 $   3,981,776      $   3,113,214
                                                                             =============      =============

                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Accounts payable                                                          $     155,412      $      87,488
   Deferred revenue                                                                     --             36,376
   Accrued liabilities                                                             144,239            205,619
   Detachable  warrants                                                                 --          9,773,967
   Conversion option liability                                                          --          6,806,620
   Senior convertible note payable                                                      --          1,041,666
   Short-term convertible debt                                                          --          1,214,290
   Accrued interest payable                                                         52,464            265,055
                                                                             -------------      -------------
      Total current liabilities                                                    352,115         19,431,081

Long-term convertible debt                                                       1,214,290                 --

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock, no par value; 5,000,000 shares authorized                           --                 --
   Common stock, $.001 par; 75,000,000 and 110,000,000 shares
      authorized 54,204,367 and 54,360,096 shares issued and outstanding            54,204             54,360
   Additional paid-in capital                                                   43,971,664         44,316,848
   Accumulated deficit                                                         (41,610,497)       (60,689,075)
                                                                             -------------      -------------
      Total stockholders' equity (deficit)                                       2,415,371        (16.317,867)
                                                                             -------------      -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                         $   3,981,776      $   3,113,214
                                                                             =============      =============


            The accompanying notes are an integral part of these consolidated financial statements

                                                     F-3





                                   RAPTOR NETWORKS TECHNOLOGY, INC.
                                CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                      DECEMBER 31,      DECEMBER 31,
                                                                          2005              2006
                                                                                         (restated)
                                                                     -------------      -------------

REVENUE, NET                                                         $     289,236      $     849,285
COST OF SALES                                                              120,300            320,073
                                                                     -------------      -------------

GROSS PROFIT                                                               168,936            529,212
                                                                     -------------      -------------

OPERATING EXPENSES
   Consulting                                                                   --            105,508
   Finder's Fees                                                         1,064,405            465,000
   Cost of warrants granted                                              3,432,994                 --
   Salary expense and salary related costs                               3,072,206          2,890,942
   Marketing expense                                                       349,310            229,381
   Research & Development                                                  403,057            545,522
   Selling, general and administrative                                   2,324,939          2,404,743
                                                                     -------------      -------------

    Total operating expenses                                            10,646,911          6,641,096
                                                                     -------------      -------------

Loss from operations                                                   (10,477,975)        (6,111,884)
                                                                     -------------      -------------

OTHER INCOME (EXPENSE)
   Interest income                                                           2,779              1,609
   Change in fair value of warrants and conversion feature                      --         (9,080,794)
   Cost associated with convertible debt                                (2,652,000)                --
   Cost of financing senior convertible note                                    --         (2,499,794)
   Debt financing amortization - warrants and conversion feature                --         (1,041,666)
   Interest expense                                                       (263,744)          (346,049)
                                                                     -------------      -------------

Total other income (loss)                                               (2,912,965)       (12,966,694)
                                                                     -------------      -------------

Loss before income taxes                                               (13,390,940)       (19,078,578)
                                                                     -------------      -------------

Income tax benefit                                                              --                 --

NET LOSS                                                             $ (13,390,940)     $ (19,078,578)
                                                                     =============      =============

Basic and diluted net loss per share                                 $       (0.33)     $       (0.35)
                                                                     =============      =============

Basic and diluted weighted average number
  of shares outstanding                                                 40,001,954         54,213,443
                                                                     =============      =============


        The accompanying notes are an integral part of these consolidated financial statements

                                                 F-4





                                                  RAPTOR NETWORKS TECHNOLOGY, INC.
                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                       Common Stock                         Additional             Total
                                  -------------------    Additional    Paid-in                 stockholders'
                                  Number of               Paid-in      Capital-   Accumulated     equity
                                   shares      Amount     Capital      Warrants     Deficit      (deficit)
                                  ----------   ------    ----------   ----------  -----------   -----------

Balance, December 31, 2004        30,845,942   30,846    26,836,247      120,000  (28,219,557)   (1,232,464)
                                  ----------   ------    ----------   ----------  -----------   -----------
Common stock issued for legal        975,000      975       388,538           --           --       389,513
settlement, January 12, 2005
$0.40 per share

Common stock issued for legal
settlement, January 12, 2005
$0.578 per share                     262,500      262       151,463           --           --       151,725

Common stock and warrants issued
for Cash, April - June 2005 $0.50
per share                          4,262,000    4,262     2,126,738           --           --     2,131,000

Common stock and warrants issued
for Cash, July - September 2005
$0.50 per share                    6,355,000    6,355     3,171,145           --           --     3,177,500

Common stock issued in bridge
loan conversion $0.40 per share    1,540,244    1,540       614,557           --           --       616,097

Common stock issued in bridge
loan conversion $0.50 per share    6,023,931    6,024     2,503,947           --           --     2,509,971

Common stock issued for services
issued for Note                      300,000      300       157,800           --           --       158,100

Beneficial conversion
Feature of convertible notes              --       --            --    2,271,400           --     2,271,400

Detachable common stock purchase
warrants                                  --       --            --      380,600           --       380,600

Warrants issued as a financing
incentive                                 --       --            --    3,432,994           --     3,432,994

Common stock and warrants issued
for Cash, Oct - December 2005
$0.50 per share                    3,639,750    3,640     1,816,235           --           --     1,819,875

Net loss for the year ended
December 31, 2005                         --       --            --           --  (13,390,940)  (13,390,940)
                                  ----------   ------    ----------   ----------  -----------   -----------
Balance, December 31, 2005        54,204,367   54,204    37,766,670    6,204,994  (41,610,497)    2,415,371
                                  ----------   ------    ----------   ----------  -----------   -----------
Common stock issued upon cashless     46,979       47        23,442      (23,489)          --            --
exercise of Warrants

Common stock issued for cash upon
exercise of Warrants                 108,750      109        54,266           --           --        54,375

Stock Based Compensation                  --       --       168,214           --           --       168,214

Beneficial Conversion Privilege           --       --       122,751           --           --       122,751

Net loss for the year ended
December 31, 2006                         --       --            --           --  (19,078,578  (19,078,578)
                                  ----------   ------    ----------   ----------  -----------   -----------
Balance, December 31, 2006        54,360,096   54,360    38,135,343    6,181,505  (60,689,075  (16,317,867)
                                  ----------   ------    ----------   ----------  -----------   -----------

                        The accompanying notes are an integral part of the consolidated financial statements.

                                                                F-5





                                           RAPTOR NETWORKS TECHNOLOGY, INC.
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              December 31, 2005      December 31, 2006
                                                                                                         (restated)
                                                                              -----------------      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                    $(13,390,940)          $(19,078,578)
     Adjustments to reconcile net loss to net cash flows from
      operating activities:
         Depreciation                                                                 316,388                311,563
         Amortization                                                                  12,838              1,080,077
         Common stock issued for services/settlements                                 699,338                     --
         Change in fair value of warrants and conversion options                           --              9,080,794
         Interest expense related to debt conversion                                2,652,000                     --
         Common stock compensation expense                                                 --                168,214
         Common stock issued for interest payable related to debt conversion          166,068                     --
         Warrants issued                                                            3,432,994                     --
         Cost of financing senior convertible note                                         --              2,499,794
         Changes in operating assets and liabilities:
           Accounts receivable                                                             --               (141,124)
           Other current assets                                                      (190,266)                  (916)
           Deposits                                                                     1,971                     --
           Prepaid assets                                                              61,051                (19,404)
           License fees                                                               (45,840)                 7,800
           Inventories                                                                 79,968                180,704
           Accounts payable                                                          (262,908)               (67,924)
           Interest payable                                                               745                212,591
           Other accrued liabilities                                                 (953,447)                61,380
           Deferred Revenue                                                           (44,000)                36,376
                                                                                 ------------           ------------
     Net cash flows from operating activities                                      (7,464,040)            (5,668,653)
                                                                                 ------------           ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
         Property and equipment purchases                                            (133,601)                (6,464)
                                                                                 ------------           ------------
     Net cash flows from investing activities                                        (133,601)                (6,464)
                                                                                 ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Issuance of Common Stock                                                   7,128,375                 54,375
         Proceeds from issuance of convertible note payable                                --              5,000,000
         Payments on short-term debt                                                  (87,817)              (689,410)
         Proceeds from convertible Debt                                             1,960,000                689,410
                                                                                 ------------           ------------
     Net cash flows from investing activities                                       9,000,558              5,054,375
                                                                                 ------------           ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                1,402,917               (620,742)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                       39,213              1,442,130
                                                                                 ------------           ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $  1,442,130           $    821,388
                                                                                 ============           ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITY

Property and equipment acquired by short term note                                         --                     --
Interest paid                                                                          80,922                 95,043
Taxes paid                                                                                 22                     --

                The accompanying notes are an integral part of the consolidated financial statements.

                                                         F-6

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 2005 AND 2006 (RESTATED)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

DESCRIPTION
-----------
The Company is a provider of integrated high-speed Ethernet switching systems which enable new emerging high bandwidth critical applications. The data network market areas that the Company is targeting include video, storage, Internet Protocol telephony, and technology refresh. The Company is currently focusing on the United States market. Principal operations have commenced, although minimal revenues have been recognized to date.

The Company was incorporated under the laws of the state of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. ("Pacific"). The principal office of the corporation is 1241 E. Dyer Rd., Suite 150, Santa Ana, California 92705.

On October 17, 2003, Pacific completed a business combination transaction with Raptor Networks Technology, Inc. ("Raptor"), a closely-held California corporation, through acquisition of all of the issued and outstanding common stock of Raptor in exchange for authorized but previously unissued restricted Common Stock of Pacific. Immediately prior to completion of the acquisition transaction, Pacific had a total of 4,034,000 shares of its Common Stock issued and outstanding comprised of 1,034,000 registered shares held by approximately 25 stockholders and 3,000,000 shares of restricted stock held by Pacific's founder and sole officer and director.

As a material aspect of the acquisition, Pacific re-acquired and cancelled the 3,000,000 restricted shares as consideration for transfer of its remaining assets consisting of cash and office equipment to the officer and director, leaving only the registered common stock, 1,034,000 shares, as all of its issued and outstanding capital stock prior to completion of the Raptor acquisition.

Pursuant to terms of the acquisition agreement, all of the issued and outstanding common stock of Raptor, 19,161,256 shares, was acquired by Pacific, share-for-share, in exchange for its authorized but previously unissued common stock. Upon completion of the acquisition, Raptor became a wholly owned subsidiary of Pacific and the Raptor shareholders became shareholders of Pacific. Unless otherwise indicated, all references in these financial statements to "the Company" include Pacific and its wholly owned subsidiary, Raptor. All intercompany transactions have been eliminated. On December 3, 2003, Pacific changed its name to Raptor Networks Technology, Inc.

The acquisition transaction has been treated as a reverse merger, with Raptor considered the accounting acquirer. The Company's reporting year end was subsequently changed from August 31 to December 31.

REVENUE RECOGNITION
-------------------
The Company records revenues when the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the price to the customer is fixed or determinable; and (iv) collection of the sales price is reasonably assured. Delivery occurs when goods are shipped and title and risk of loss have passed to the customer. Revenue is deferred in all instances where the earnings process is incomplete. The Company recognizes revenue from distribution sales when all contingencies are satisfied and upon persuasive evidence of a sale to end users until such time that historical sell through ratios have been developed.

CASH AND CASH EQUIVALENTS
-------------------------
The Company considers all short-term marketable securities with a maturity of three months or less to be cash equivalents.

PREPAID EXPENSES
----------------
Prepaid expenses represent amounts paid in advance for contracts extending past the period end date.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

INVENTORY
---------
Inventory is recorded at the lower of average cost or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net realizable value. Inventory at December 31, 2006 consists of raw materials and finished goods.

LICENSE FEES
------------
The Company capitalizes software license fees from third party software which is included in its systems. These costs will be amortized and charged to cost of sales over the projected number of systems expected to be sold incorporating the capitalized software. The amount of capitalized license fees totaled $310,000 for the years ended December 31, 2005 and December 31, 2006. Amortization of these license fees included in cost of sales for the years ended December 31, 2005 and 2006 totaled 4,160 and $7,800 respectively.

PROPERTY AND EQUIPMENT
----------------------
Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the assets' estimated useful lives as follows: computer equipment, furniture and fixtures and testing equipment are depreciated over three years, office equipment is depreciated over seven years and leasehold improvements are depreciated over the term of the lease.

REPAIRS AND MAINTENANCE
-----------------------
Repairs and maintenance of a routine nature are charged as incurred, while those which extend or improve the life of existing assets are capitalized.

MARKETING COSTS
---------------
Advertising costs are expensed as incurred. For the years ended December 31, 2005 and 2006, advertising costs were $349,310 and $229,381 respectively.

RESEARCH AND DEVELOPMENT COSTS
------------------------------
Research and development (R&D) costs, which are expensed as incurred, are comprised of the following costs incurred in performing R&D activities: product design cost including rental of design tools, consumables, and costs of prototypes.

IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS
-------------------------------------------
The Company reviews its long-lived assets and certain related intangibles for impairment periodically, and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. No assets were considered impaired for the years ended December 31, 2005 and 2006.

DEPOSITS
--------
Deposits represent amounts paid under the Company's office space lease and various other arrangements with state agencies.

USE OF ESTIMATES
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

INCOME TAXES
------------
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted federal, state, and local income tax rates and laws that are expected to be in effect when the differences reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------
Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such instruments.

RECLASSIFICATIONS
-----------------
Certain previous year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings, financial position or cash flows.

STOCK-BASED COMPENSATION
------------------------
On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(revised 2004), "Shared Based Payment" ("SFAS No.123R"), which requires the measurement and recognition of compensation cost for all share-based payment awards made to employees and directors based on estimated fair values. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock-based employee compensation related to stock options under the intrinsic value recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and the disclosure alternative prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." Accordingly, the Company presented pro forma information for the periods prior to the adoption of SFAS No. 123R and no employee compensation cost was recognized for the stock-based compensation plan.

The Company has elected to use the modified prospective transition method for adopting SFAS No. 123R, which requires the recognition of stock-based compensation cost on a prospective basis; therefore, prior period financial statements have not been restated. Under this method, the provisions of SFAS No. 123R are applied to all awards granted after the adoption date and to awards not yet vested with unrecognized expense at the adoption date based on the estimated fair value at grant date as determined under the original provisions of SFAS No.
123. The impact of forfeitures that may occur prior to vesting is also estimated and considered in the amount recognized. Pursuant to the requirements of SFAS No. 123R, the Company will continue to present the pro forma information for periods prior to the adoption date.

The 2005 Stock Plan was approved by the Company's shareholders on June 9, 2005 at the Company's 2005 Annual Meeting of Shareholders. The Company does not intend to grant any stock options under the 2005 Stock Plan until the plan has been registered under applicable federal and state securities laws. The Company is in the process of preparing a registration statement on Form S-8 covering our 2005 Stock Plan with the Securities and Exchange Commission and comparable California state securities filings for option outside of the plan. As of December 31, 2006, all stock options have been issued outside of the 2005 Stock Plan. Effective January 4, 2005, the Company re-priced 895,000 of its issued and outstanding stock options, with original exercise prices ranging from $1.50-$1.75 per share, to a new exercise price of $1.00 per share. The Company performed an analysis of the variable portion of the re-priced options and determined there was no financial impact to be recognized.

The Company has historically and continues to utilize the Black-Scholes option pricing model to determine the fair value of stock options on the date of grant. This model derives the fair value of stock options based on certain assumptions related to the expected stock price volatility, expected option life, risk-free interest rate and dividend yield. The Company's expected volatility is based on the historical volatility of the Company's stock price over the most recent period commensurate with the expected term of the stock option award. The estimated expected option life is based primarily on historical employee exercise patterns. The Company has not paid dividends in the past and does not plan to pay any dividends in the future.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

As of December 31, 2006, the total unrecognized share-based compensation cost related to unvested stock options was approximately $130,049. For the year ended

December 31, 2006 the Company recognized $168,214 in stock-based compensation costs related to the issuance of stock options to employees. This cost was calculated in accordance with SFAS No. 123R and is reflected in the Company's operating expenses.

Information with respect to stock option activity is as follows:

                                                                Weighted Average
                                                  Shares         Exercise Price
                                              -------------     ----------------
Outstanding at December 31, 2005                 2,020,000           $1.00
  Granted                                          253,500           $1.00
  Exercised                                              -               -
  Forfeited or expired                            (628,000)          $1.00
                                              -------------     ----------------
Outstanding at December 31, 2006                 1,645,500           $1.00
                                              =============     ================
Options exercisable at December 31, 2006          981,664

The fair value of each stock option grant for the year ended December 31, 2006 was estimated on the date of grant using the following assumptions:

         Dividend Yield......................................           0.0%
         Risk-Free Interest Rate.............................           6.0%
         Expected Life.......................................     .75 - 3 years
         Expected Volatility.................................       91% - 164%

The following table illustrates the effect on net loss and basic loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to options granted under the Company stock option plans for the year ended December 31, 2005:

                                                               December 31, 2005
                                                               -----------------
Net Income (loss)
   As reported.............................................     $ (13,390,940)
                                                                ==============
Stock-based employee compensation expense determined
  under the fair value method..............................          (167,392)
                                                                ==============
    Pro forma..............................................     $ (13,558,332)
                                                                ==============

Basic net loss per share
   As reported.............................................     $       (0.33)
                                                                ==============
   Pro forma...............................................     $       (0.34)
                                                                ==============

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

CONSIDERATION OF OTHER COMPREHENSIVE INCOME ITEMS
-------------------------------------------------
The Financial Accounting Standards Board has issued "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires companies to present comprehensive income (consisting primarily of net income plus other direct equity changes and credits) and its components as part of the basic financial statements. For the year ended December 31, 2006 and the year ended December 31, 2005, the Company's financial statements do not contain any changes in equity that are required to be reported separately in comprehensive income.

CONCENTRATION OF RISK
---------------------
From time-to-time, the Company maintains cash balances in excess of FDIC insured limits. The amount of such excess at December 31, 2006 was approximately $750,000.

LOSS PER SHARE
--------------
Loss per share was computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

COMPENSATED ABSENCES
--------------------
The Company maintains a personal time off policy. Employees of the Company are entitled to compensated absences depending on their length of service to a maximum of 25 days. For the years ended December 31, 2005 and 2006 the balance owed for compensated absences was $82,821 and $108,752 respectively.

NEW ACCOUNTING PRONOUNCEMENTS
-----------------------------
In June 2006, the FASB issued FASB Interpretation No. ("FIN") 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES--AN INTERPRETATION OF FASB STATEMENT NO. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized under SFAS No. 109, ACCOUNTING FOR INCOME TAXES. FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return and also provides guidance on various related matters such as derecognition, interest and penalties, and disclosure. FIN 48 is effective with the Company's fiscal year beginning January 1, 2007. The Company expects that the financial impact, if any, of applying the provisions of FIN 48 to all tax positions will not be material upon the initial adoption of FIN 48. The Company has not yet determined the impact of this new accounting interpretation on its financial statements.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 ("SAB 108"). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 requires registrants to quantify misstatements using both the balance sheet and income statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relative quantitative and qualitative factors. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The adoption of SAB 108 did not have an effect on the financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "FAIR VALUE MEASUREMENTS" ("SFAS No. 157"). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. This standard also responds to investors' requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years; therefore, the Company expects to adopt SFAS No. 157 at the beginning of fiscal 2008. The Company is currently evaluating the impact of this standard.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115". SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the FASB's long-term measurement objectives for accounting for financial instruments. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact of this standard.

PRESENTATION AS A GOING CONCERN
-------------------------------
The Company has had only a limited operating history with minimal sales, and has sustained operating losses of $13,390,940 in 2005 and $19,078,578 in 2006. Although at December 31, 2006, the Company had a working capital deficit position of ($16,799,965) and a stockholders' deficit of $16,317,867, these results came primarily from additional debt financing and the conversion of debt to equity. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

In January, 2007, the Company raised an additional $1.6 million and in the period January - March 2007, the Company received an additional $161,655 from the cash exercise of existing warrants. In addition, it is expected that revenue growth will increasingly cover funding needs the Company may have. However, there is no guarantee that this revenue growth will occur and the Company currently has no commitments for any additional financing and there can be no assurance that the Company will be able to obtain requisite financing on acceptable terms, if at all. The accompanying financial statements do not reflect any adjustments which might be necessary if the Company is unable to continue.

2.       PROPERTY & EQUIPMENT
         --------------------

Property and equipment consisted of the following:
                                                             December 31, 2005      December 31, 2006
                                                             -----------------      -----------------

         Furniture and Office equipment                      $         188,481      $         194,944
         Computer equipment                                            193,701                193,701
         Testing equipment                                             606,738                606,738
         Leasehold Improvements                                        113,317                113,317
                                                             -----------------      -----------------

                                                                     1,102,237              1,108,700
         Less: Accumulated depreciation                               (514,578)              (826,140)
                                                             -----------------      -----------------

                                                             $         587,659      $         282,560
                                                             =================      =================

3.       INVENTORY
         ---------

Inventory consisted of the following:
                                                             December 31, 2005      December 31, 2006
                                                             -----------------      -----------------

         Raw Materials                                       $         962,483      $         886,785
         Finished Goods                                                169,839                 64,833
                                                             -----------------      -----------------

                                                             $       1,132,322      $         951,618
                                                             =================      =================

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


4.       CONVERTIBLE DEBT
         ----------------

                                    8%, 3 YEAR NOTES    10% BRIDGE NOTES    8% BRIDGE NOTES
                                    ----------------    ----------------    ---------------

Balance at December 31, 2004         $    1,214,290      $    1,000,000      $           --

   Issuance of Notes                             --           1,360,000             600,000
   Conversion on August 25, 2005                 --          (2,360,000)                 --
   Conversion on July 15, 2005
                                                 --                  --            (600,000)
                                     --------------      --------------      --------------

Balance at December 31, 2005         $    1,214,290      $           --      $           --

                                     ==============      ==============      ==============
Balance at December 31, 2006         $    1,214,290      $           --      $           --
                                     ==============      ==============      ==============

8%, 3 Year Notes
----------------

During the period December 2003 to April 2004, the Company received convertible loans for a total amount of $1,214,290. Interest on these loans accrues at an annual rate of 8%. The loans are convertible into shares of the Company's common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. If the loans are not earlier voluntarily converted, the total amount owed shall automatically convert into shares of the Company's common stock at a conversion price of $3.50 per share on April 15, 2007.

10% Convertible Bridge Notes
----------------------------

During the period between November 2004 and February 2005, the Company issued forty-two convertible notes (the "10% Notes") to various private-party non-affiliate accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash, less a 10% placement fee, for net proceeds of $2,124,000. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity based financing with gross proceeds of at least $4,000,000, if any, of the sale of the Company's common stock or other equity based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"); provided, however, that for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

The 10% Convertible Notes were issued along with 1,416,000 Series E Common Stock Purchase Warrants to purchase Common shares at $0.60 per share for a term of five years from issuance. The net proceeds from the issuance of convertible debt and warrants was first allocated to the convertible debt and the warrants in the ratio of their respective fair values, resulting in a discount from the debt related to the Series E Warrants (of which $120,000 was recognized in 2004). Since the 10% Convertible Notes were due on demand, the entire discount of $1,743,300 on the convertible debt and $380,600 for the Series E Warrants was charged to operations in the year incurred. Upon resolution of the 10% Note Qualified Financing contingency, the value assigned to the beneficial conversion feature was recorded as additional debt discount in the amount of $2,124,000 and charged to operations in 2005.

The Series E Warrants have an exercise price of $0.60 per share and shall expire five years from the date of issuance. Management believes that it is reasonable to assume that the 1,416,000 Series E Warrants will be settled in shares. With respect to the valuation of the 1,416,000 Series E Warrants, issued between November 2004 and February 2005, a volatility of 88%, a strike price of $0.60, an option value of $0.27 - $0.72 and using the Black-Scholes model, an additional expense of financing of $395,190 has been recognized during the year 2005.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


As of the August 25, 2005 closing of the Company's "2005 Private Placement" of units consisting of common stock and warrants, the Company had raised total gross proceeds of $3,558,500 through such 2005 Private Placement. In addition, between February 2005 and April 2005 (and as described in more detail below), the Company secured additional private debt financing from various private-party non-affiliates in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the 2005 Private Placement, the aggregate gross proceeds to the Company were $4,158,500. As a result, the Company achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the 2005 Private Placement.

As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of the Company's 2005 Private Placement, the holders were entitled to an aggregate of 6,023,932 shares of the Company's common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement) and 1,505,989 Series G-BH Warrants to purchase the Company's common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share. With respect to the valuation of the 1,505,989 Series G-BH Warrants, issued between November 2004 and February 2005, a volatility of 88%, a strike price of $2.50, an option value of $0.17 - $0.51 and using the Black-Scholes model, an additional expense of financing of $552,126 has been recognized during the year 2005.

8% Convertible Bridge Notes
---------------------------

Between February 2005 and April 2005, the Company obtained private debt financing from various private-party non-affiliates in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000). The net proceeds to the Company were Five Hundred Twenty-Eight Thousand Dollars ($528,000) after the payment of a 12% placement fee to the placement agent. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of the Company's common stock if the Company raised at least Three Million Dollars ($3,000,000) in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

As of the July 15, 2005 closing of the Company's 2005 Private Placement, the Company had raised total gross proceeds of $2,416,000 through such 2005 Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the 2005 Private Placement and 8% Notes was $3,016,000. As a result, the Company achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the 2005 Private Placement.

As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of the Company's common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of the Company's common stock. The conversion of the 8% Notes did not entitle the holder's thereof to any warrants to purchase common stock.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


Since the conversion of the 8% Notes was contingent on the fact that an equity based financing of at least $3,000,000 be obtained, the total charge was measured as per the date of issuance of the notes in the first and second quarter of 2005 and this charge was recognized during the third quarter of 2005 as prescribed under paragraph 13 of EITF 98-5 upon obtaining the 8% Note Qualified Financing of $3,000,000. For the valuation of the conversion feature of the note, an effective conversion price was assumed to be $0.40 per share (based on an offering price of $0.50); using the fair market values on the dates of receipt of proceeds ranging from $0.55 - $0.76 and a volatility of 88%, the total amount charged to operations during the year 2005 is $528,000.

The total interest expenses for all of the notes referenced in this Note 4 amounted to $2,586,678 and $97,183 for the years ended December 31, 2005 and 2006 respectively.

5.       SENIOR CONVERTIBLE NOTE PAYABLE
         -------------------------------

                                           SENIOR                         DETACHABLE       CONVERSION
                                        CONVERTIBLE     NOTE PAYABLE       WARRANTS          OPTION
                                        NOTE PAYABLE    DEBT DISCOUNT      LIABILITY        LIABILITY
                                        -----------      -----------      -----------      -----------
Balance at December 31, 2005            $        --      $        --      $        --      $        --

July 31 Senior convertible notes
                                         (5,000,000)              --               --               --
Detachable warrant and Conversion
  feature July 31,2006                           --        5,000,000       (4,431,011)      (3,068,783)

Change in fair value of warrants
                                                 --               --       (5,342,956)              --
Change in fair value of conversion
  feature                                        --               --               --       (3,737,837)

Amortization of debt discount to
  other expense                                  --       (1,041,666)              --               --
Amortization of debt discount asset
  to other expense                               --               --               --               --
                                        -----------      -----------      -----------      -----------

Balance at December 31, 2006            $(5,000,000)     $ 3,958,334      $(9,773,967)     $(6,806,620)
                                        ===========      ===========      ===========      ===========

Senior Convertible Note Financing
---------------------------------

On July 31, 2006, the Company completed a private placement of senior convertible notes and warrants to purchase common stock to certain institutional investors for gross proceeds of $5,000,000. The Company will make monthly installment payments on the convertible notes beginning on the earlier of (i) the first day of the calendar month following the month that the registration statement required to be filed by the Company covering certain shares underlying the convertible notes and warrants is declared effective by the Securities and Exchange Commission ("SEC") or (ii) December 1, 2006. The convertible notes have a maturity date of July 31, 2008. The notes bear interest at a rate of 9.25% per annum, which rate may be adjusted to 7% per annum if certain conditions are satisfied.

Subject to the satisfaction of certain conditions, including without limitation the above referenced registration statement being declared and remaining effective for certain extended periods of time, the Company may elect to make monthly installment payments in cash or in shares of the Company's common stock at a discount to the then current price of the Company's common stock. If such conditions are not satisfied, the Company will be required to pay such installment payments in cash. The notes have an initial conversion price of
0.43948 per share, which is subject to adjustment based on various factors, some of which are beyond the Company's control. Since the actual conversion price that would apply to future installment payments made in shares of the Company's common stock or other conversion events under the convertible notes cannot be predicted at this time, the actual number of shares of the Company's common stock that will be required if installment payments are made in shares, or should some other conversion events occur, cannot be predicted at this time.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


The Company also issued as part of the convertible note private placement Series L Warrants and Series M Warrants to investors in the notes. The Series L Warrants are immediately exercisable and enable the holders thereof to purchase an aggregate of up to 17,065,623 shares of the Company's common stock. The Series M Warrants become exercisable only upon a mandatory conversion of the notes by the Company, if any, and entitle the holders thereof to purchase an aggregate of up to 7,395,103 shares of the Company's common stock. Both the Series L Warrants and Series M Warrants have an initial exercise price of $0.5054 per share and expire on July 31, 2011.

Pursuant to the terms of the convertible note private placement agreements, the Company is required to file a registration statement with the SEC registering for resale certain shares of common stock underlying the convertible notes, Series L Warrants and Series M Warrants. Failure to meet the registration requirements for certain required periods will result in an event of default under the senior convertible notes. Because the Company was unable to register the number of shares agreed upon in the Senior Convertible Note financing, the registration statement filed with the SEC was withdrawn and an amended financing was agreed upon on January 22, 2007. See our Subsequent Events Note 11 below for further details.

The terms of the convertible notes include certain conversion features that represent derivative financial instruments under paragraph 12 of SFAS No. 133. These conversion features could result in a variable number of shares to be issued upon conversion and therefore the convertible note does not qualify as conventional convertible debt as defined by EITF 05-02. As such, in accordance with paragraph 4 of EITF 00-19, the Company has classified the conversion feature as a liability on its balance sheet measured at fair value using the Black-Scholes option pricing model. The initial amount of this conversion liability on July 31, 2006 was valued at $3,068,783. SFAS 133 and EITF 00-19 further require the Company to account for the conversion feature using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. The fair market value of the conversion feature after applying the Black-Scholes option pricing model was determined to be $6,806,620 and was recognized by recording a charge to Other Losses in the amount of $3,737,837.

With respect to the Series L Warrants and the Series M Warrants, it is noted that the conversion feature as mentioned before could result in a variable number of shares to be issued upon conversion. This condition, which is outside of the Company's control, could impact the Company's ability to maintain the appropriate level of reserved shares in place required for the Series L Warrants and the Series M Warrants. This could result in the need for the Company to obtain approval from its shareholders to increase its authorized share capital to accommodate appropriate reserves for shares issuable upon exercise of the Series L Warrants and Series M Warrants. Since shareholder approval for this increase of authorized share capital cannot be guaranteed the Series L Warrants and Series M Warrants, in accordance with EITF 00-19, need to be classified as a liability on the Company balance sheet measured at fair value using the Black-Scholes option pricing model. The initial amount of this detachable warrant on July 31, 2006 was valued at $4,431,011. SFAS 133 and EITF 00-19, further require the Company to account for the conversion feature using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. The fair market value of the detachable warrant after applying the Black-Scholes option pricing model was determined to be $9,773,967 and was recognized by recording a charge to Other Losses in the amount of $5,342,956.

The initial fair value of both the conversion feature and the detachable warrant at July 31, 2006 was $7,499,794. The face value of the senior convertible note was $5,000,000 and the Company expensed the excess over $5,000,000 for an amount of $2,499,794 and charged this amount as a Cost of financing in July 2006. Amortization of the net debt discount liability equals $1,041,666.

Since conversion of the Series M Warrants is contingent on a mandatory conversion of the notes by the Company, as described above, the total charge was measured as per the date of issuance of these warrants; however, this charge will not be recognized until the mandatory conversion "contingency" has been removed as allowed under paragraph 13 of EITF 98-5. The value of the Series M Warrants measured at fair value on July 31, 2006 and using the Black-Scholes option pricing model amounted to $1,920,105.

In connection with the $5,000,000 private placement, the Company issued to the placement agent, warrants with a term of five-years, to purchase 455,084 shares of the Company's common stock. These placement agent warrants are immediately exercisable and have an exercise price of $0.43948 per share. The placement agent warrants were measured at fair value using the Black-Scholes option pricing model. The resulting net debt issuance cost at December 31, 2006 was $97,176. During the year ended December 31, 2006 the Company charged an amount of $25,575 to interest expense.

6.       STOCKHOLDERS' EQUITY
         --------------------

As of December 31, 2004, 30,845,942 shares of the Company's $0.001 par value common stock were issued and outstanding. Of these, 20,712,100 shares had been issued for services, 4,627,619 shares had been issued at $0.50 per share for total proceeds of $2,313,810, 3,200,000 shares were issued at $1.75 per share for total proceeds of $5,600,000, 972,223 shares were issued at $1.80 per share for total proceeds of $1,750,000, 300,000 shares had been issued at $0.01 per share for total proceeds of $3,000, and 1,034,000 shares remain from the reverse merger described in the audited financial statements at December 31, 2003.

 In the fourth quarter of 2004, the Company retired a total of 3,600 shares. These shares were initially issued in connection with an agreed upon contract with a provider of investment relations (IR) services. The parties agreed on a change of contract conditions and the shares were no longer required. The IR firm never received the shares and the Company returned these shares to the transfer agent for retirement.

During 2003 the Company's former corporate lawyer was granted 50,000 shares at $0.01. Based on this grant a stock subscription receivable of $500 was booked. In connection with the non-renewal of the contract with the Company's former corporate lawyer, the Company considered it appropriate to write off the subscription receivable in 2004.

During 2005, the Company issued 975,000 shares and 262,500 shares, respectively, in connection with the settlement of two lawsuits as more fully described in the Company's Current Reports on Form 8-K filed with the SEC on January 24, 2005 and February 22, 2005, respectively. The Company also issued 300,000 shares for services. In connection with the Company's 2005 Private Placement and the conversion of convertible debt, the Company issued 14,256,750 shares at $0.50 per share for total proceeds of $7,128,375, 1,540,243 shares at $0.40 per share for total proceeds of $616,097 (as a result of the conversion of the 8% Notes discussed in Note 4 above) and 6,023,932 shares at $0.42 per share for total proceeds of $2,509,971 (as a result of the conversion of the 10% Notes discussed in Note 4 above).

During 2006, the Company issued a total of 155,729 shares of which 46,979 shares related to the cashless exercise of Series J warrants and 108,750 shares related to the cash exercise of Series H warrants issued at $0.50 per share for total proceeds of $54,375.

The Company's authorized capital consisted of 75,000,000 and 110,000,000 shares of common stock, par value $0.001 per share at December 31, 2005 and December 31, 2006, respectively, and 5,000,000 shares of preferred stock, no par value per share as of both dates.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


7.       WARRANTS
         --------


         Warrants granted to investors, brokers and other service providers are summarized as follows:

                                                                                           Weighted Average
                                                                            Shares          Exercise Price
                                                                       ---------------     ----------------
  Outstanding at December 31, 2004                                          7,196,968      $          2.49
    Granted                                                                 9,058,119                 1.63
    Cancelled/Forfeited                                                             -                    -
    Exercised                                                                       -                    -
                                                                       ---------------     ----------------
  Outstanding at December 31, 2005                                         16,255,087      $          2.01
    Granted                                                                24,915,810                 0.51
    Cancelled/Forfeited                                                     (972,223)                 1.25
    Exercised                                                               (205,800)                  .50
                                                                       ---------------     ----------------
  Outstanding at December 31, 2006                                         39,992,874      $           .98
                                                                       ===============     ================

The following tables summarize warrants outstanding at December 31, 2006:

           Range                 Number           Wtd. Ave. Life        Wtd. Ave. Price         Exercisable
           -----                 ------           --------------        ---------------         -----------
         $.40-2.50             39,992,874              2.04                  $0.98               32,597,771


      SERIES             ISSUE DATE             AMOUNT ISSUED       EXERCISED/ FORFEITED    OUTANDING AT 12/31/06
  ---------------- ------------------------ ---------------------- ------------------------ ----------------------
         A               April 2004                     3,200,000              (3,200,000)                      -
         B               April 2004                     3,200,000                                       3,200,000
         C               June, 2004                       972,223                (972,223)                      -
         D               June, 2004                       972,223                                         972,223
         E                2004-2005                     1,416,000                                       1,416,000
         F               April 2005                       231,036                                         231,036
         G               April 2005                     3,564,188                                       3,564,188
       G-BH              April 2005                     1,505,989                                       1,505,989
         H               April 2005                     2,138,513                (108,750)              2,029,763
         I              February 2005                     200,000                                         200,000
         J               August 2005                      602,393                 (97,050)                505,343
         K                Not Used                              -                                               -
         L                July 2006                    17,065,623                                      17,065,623
         M                July 2006                     7,395,103                                       7,395,103
       MISC               2003-2006                     1,907,606                                       1,907,606
                                            ---------------------- ------------------------ ----------------------
  TOTAL                                                44,370,897              (4,378,023)             39,992,874
                                            ====================== ======================== ======================

2006 Warrants
-------------

In connection with securing the Senior Convertible Notes (as described in Note 5 above), the three convertible note investors were entitled to Series L Warrants to purchase up to an aggregate of 17,065,623 shares of the Company's common stock and Series M Warrants to purchase up to an aggregate of 7,395,103 shares of the Company's common stock. Both the Series L Warrants and Series M Warrants have an original exercise price of $0.5054 per share and expire on July 31, 2011. The Series L Warrants are immediately exercisable. The Series M Warrants

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


become exercisable only upon a "mandatory conversion" of the notes, which is callable by the Company. Because the Company was unable to register the number of shares agreed upon in the Senior Convertible Note financing, the registration statement filed with the SEC was withdrawn and an amended financing was agreed upon on January 22, 2007. See our Subsequent Events Note 11 below for further details.

In connection with the $5,000,000 private placement, the Company issued to the placement agent, warrants with a term of five-years, to purchase 455,084 shares of the Company's common stock. These placement agent warrants are immediately exercisable and have an exercise price of $0.43948 per share.

During the fourth quarter of 2006, 205,800 warrants were exercised of which 97,050 warrants related to the cashless exercise of Series J warrants and 108,750 warrants related to the cash exercise of Series H warrants issued at $0.50 per share for total proceeds of $54,375.

In addition, during the third quarter of 2006 all of the Company's outstanding Series C Warrants to purchase an aggregate of 972,223 shares of the Company's common stock expired. None of the Series C Warrants were exercised prior to their expiration.

2005 Warrants
-------------

As further consideration for securing the 8% Notes (as described in Note 4 above), our placement agent was entitled to warrants to purchase shares of the Company's common stock in an amount equal to 15% of the 1,540,243 shares issued upon conversion of the 8% Notes on July 15, 2005. Based on the 1,540,243 shares of common stock issuable the placement agent and its designees were issued an aggregate of 231,036 Series F Warrants. The Series F Warrants shall have an exercise price of $0.40 per share and shall expire on the earlier of April 23, 2010 or a change of control of the Company. An additional expense of financing of $146,349 was recognized during the year 2005.

On July 12, 2005, the Company issued a total of 200,000 Series I Warrants to seven non-affiliate private-parties for providing financial advisory services to the Company. The Series I Warrants have an exercise price of $0.60 per share of the Company's common stock and expire on February 11, 2010. Compensation costs of $86,000 were recorded for these warrants in 2005.

As further consideration to the placement agent that secured the 10% Note financing (as described in Note 4 above), upon the August 25, 2005 conversion of the 10% Notes, the Company became obligated to issue to the placement agent 602,393 Series J Warrants to purchase common stock. The Series J Warrants have an original exercise price of $0.50 per share of common stock and expire on August 25, 2010. An additional expense of financing of $240,957 has been recognized during the year 2005.

On September 20, 2005, the Company amended the terms of its 972,223 previously issued Series D Warrants to reduce the original exercise price of $3.50 per share to an amended exercise price of $0.50 per share.

Pursuant to the terms of the 2005 Private Placement, the Company issued 3,564,188 Series G Warrants in 2005 to investors in conjunction with the $7,128,375 in gross proceeds raised from the 2005 Private Placement. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from issuance date and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share. An additional expense of financing of $1,106,349 has been recognized during the year 2005.

In addition, as further consideration for securing the $7,128,375 in gross proceed through the Company's 2005 Private Placement, the placement agent was entitled to warrants to purchase shares of the Company's common stock in an amount equal to 15% of the number of shares of common stock issued in the 2005 Private Placement. Based upon the issuance of 14,256,750 shares of common stock as of the final closing of the 2005 Private Placement on November 22, 2005, the Company issued 2,138,513 Series H Warrants to the placement agent and its

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


designees. The Series H Warrants have an exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or a change in control of the Company. An additional expense of financing of $906,023 has been recognized during the year 2005.

With respect to the Series E and Series G-BH warrants issued in 2004-2005 we refer to our Convertible Debt referenced in Note 4 above for further details.

2004 Warrants
-------------

In April 2004, we closed an equity based financing for gross proceeds of $5,600,000. The financing involved the purchase of 3,200,000 shares of our common stock, 3,200,000 Series A Warrants and 3,200,000 Series B Warrants. The Series A Warrants expired on September 30, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $1.19 per share as of March 12, 2007.

In June 2004, we closed an equity based financing for gross proceeds of $1,750,000. The financing involved the purchase of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.


8.       COMMITMENTS AND LEASES
         ----------------------

 As of December 31, 2006, the Company leases for its use office space and workstations under a non-cancelable operating lease expiring in 2007. In addition, the Company leases a copier through 2008 and has agreements related to inventory purchase commitments requiring future payments through 2007.

Future minimum payments for commitments over the next three years are as follows:

                      For the year ended
                         December 31,                            Amount
                         ------------                            ------

                             2007                              $  132,124
                             2008                                   6,974
                             2009                                       -
                                                               ----------
                             Total                             $  139,098
                                                               ==========

Rent expense for the years ended December 31, 2005 and 2006 was $205,062 and $209,574, respectively.

In addition, at December 31, 2006, the Company has $148,526 in purchase order commitments. Also, we have entered into a $300,000 software license agreement related to the implementation of a second software platform. At December 31, 2005, we have capitalized an advance payment of $50,000 towards this agreement. The payment of the remaining balance of $250,000 has been postponed due to commercial delays in the release of a third-party chip set.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


9.       INCOME TAXES
         ------------

The Company computes and records taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

The Company's total deferred tax assets and deferred tax liabilities at December 31, 2006 and 2005 are as follows:

                                                    December 31, 2005     December 31, 2006
                                                    ----------------      ----------------
Deferred tax assets
      Non-cash compensation                         $             --      $         44,000
           Non-benefited tax losses and credits           12,926,000            14,831,000
                                                    ----------------      ----------------
               Total deferred tax assets                  12,926,000            14,875,000

Deferred tax liabilities
      Net book value of assets                                44,000                (5,000)
                                                    ----------------      ----------------

              Total deferred tax liabilities                  44,000                (5,000)
                                                    ----------------      ----------------
              Total net deferred tax assets               12,882,000            14,870,000

     Valuation allowance                                 (12,882,000)          (14,870,000)
                                                    ----------------      ----------------
              Net deferred tax assets               $             --      $             --
                                                    ================      ================

A valuation allowance has been established against the realization of the deferred tax assets since the Company has determined that the operating loss carryforwards may not be realized.

The Company has federal and state net operating loss carryforwards of approximately $48,000,000 expiring between 2023 and 2026.

10.      RELATED PARTY TRANSACTIONS
         --------------------------

On November 7, 2003, we entered into an agreement with Express Manufacturing, Inc. ("Express Manufacturing") to provide us contract manufacturing services. Express Manufacturing is owned by director Albert Wong's in-laws. Mr. Wong served as an advisor to Express Manufacturing from May 2002 until March 2006, but has no direct financial interest in the company. Express Manufacturing manufactures printed board assemblies for us in quantities and prices as set forth in quotations delivered to us for review and acceptance. Under this arrangement, we paid to Express Manufacturing approximately $143,000 and $51,000 in payments during fiscal years ended December 31, 2005 and 2006, respectively.

In addition, during the year ended December 31, 2006, the Company sold several of its network switch products to EMI for a total amount of $44,801. The price paid by EMI for the products was in line with the Company's commercial rates.

Director Albert Wong is Manager and controlling shareholder of DMK Investments, LLC ("DMK"). In June 2004, DMK purchased 138,889 shares of our common stock, 138,889 Series C Warrants and 138,889 Series D Warrants. DMK purchased the common stock and warrants at the same price ($1.80 per unit, each unit consisting of one share of common stock, one Series C Warrant and one Series D Warrant) and on the same terms and conditions as all other investors in our June 2004 financing. The Series C Warrants had an original exercise price of $3.00 per share. On August 13, 2004, we amended the terms of the Series C Warrants to

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2005 AND 2006 (RESTATED)


have an exercise price of $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. On December 12, 2005, we entered into an amendment with the holders of our Series D Warrants, including DMK, to reduce the exercise price of the Series D Warrants to $0.50 per share. The amendments to reduce the exercise price of both the Series C Warrants and the Series D Warrants were in each case unanimously approved by the Company's Board of Directors.

11.      SUBSEQUENT EVENTS
         ------------------

OPTIONS ISSUED
--------------

Subsequent to December 31, 2006, the Company awarded a total of 552,000 common stock purchase options, to certain employees which vest at the rate of 33-1/3% on each of the first, second and third anniversaries of the date of grant, expire on the eight-year anniversary of the date of grant, and have an exercise price of $1.00 per share of the Company's common stock. Also, subsequent to December 31, 2006, the Company cancelled 25,000 options granted in previous years. These 552,000 options to purchase common stock have been committed to by the Company to new employees and have been tentatively approved by the Board, subject to the 2005 Plan being registered under applicable federal and state securities laws.

RESIGNATION OF DIRECTOR
-----------------------

On February 28, 2007, Albert Wong, a director of the Company, announced his intention not to stand for re-election as a director at the Company's 2007 annual meeting of shareholders scheduled to be held on April 30, 2007.

JANUARY 22, 2007 AMENDMENT AND RESTATEMENT OF SENIOR CONVERTIBLE NOTE FINANCING
-------------------------------------------------------------------------------

As described in Note 5 above, on July 31, 2006 the Company entered into a Securities Purchase Agreement with three institutional accredited investors resulting in the issuance of $5 million senior convertible notes, Series L Warrants to purchase 17,665,623 shares of our common stock and Series M warrants to purchase 7,395,103 shares of common stock. Both series of warrants carried an original exercise price of $0.5054 per share.

On January 22, 2007, the Company amended and restated the July 31, 2006 Senior Convertible Note Financing agreements to provide for the issuance to the investors of senior convertible notes in the aggregate principal amount of approximately $8.8 million and Series L-1 Warrants to purchase an aggregate of 22,754,163 shares of common stock, Series M-1 Warrants to purchase an aggregate of 7,395,103 shares of common stock, Series L-2 Warrants to purchase an aggregate of 7,281,332 shares of common stock and Series M-2 Warrants to purchase an aggregate of 2,366,433 shares of common stock. All of these series of warrants carry an exercise price of $0.43948 per share. The Company received aggregate gross proceeds of $6.6 million from the investors for our issuance of these notes and warrants (which $6.6 million includes the original $5 million raised on July 31, 2006). For further details on this Amended Purchase Agreement we refer you to the description of this transaction provided under the paragraph "Amended Purchase Agreement" on pages 30-38 of this 10-KSB.

WARRANTS EXERCISED
------------------

Subsequent to December 31, 2006, the Company has issued a total of 525,767 shares of which 203,950 shares related to the cashless exercise of Series J warrants and 321,817 shares related to the cash exercise of $0.40 per share Series F warrants and $0.50 per share Series H warrants for total proceeds of $161,655.

12.      RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The restatement of the foregoing financial statements relates to the accounting treatment that the Company applied with respect to the convertible notes and accompanying warrants that the Company issued in a private placement transaction in July 2006.

As described in Note 5, in the July 2006 financing transaction, the Company issued two-year senior convertible notes and warrants to purchase shares of the Company's common stock for gross proceeds of $5,000,000. In accordance with accounting guidelines, the Company treated this financing as debt and calculated an initial aggregate fair market value for the conversion features and warrants in the aggregate amount of $7,499,794 ("Initial Aggregate July Value"). The Company recorded the amount by which the Initial Aggregate July Value exceeded the $5,000,000 face value of the notes ("July Excess Amount") as a debt discount asset of $2,499,794 on the balance sheet, and was amortizing the July
Excess Amount to other expense over the lifetime of the notes.

However, on August 14, 2007, the Company concluded, after further review of relevant accounting literature, including paragraph 6 of EITF 98-5, which states that the amount of the discount assigned to a beneficial conversion feature is limited to the amount of the proceeds allocated to the convertible instrument, that the July Excess Amount should have been expensed in July 2006 rather than capitalized as a debt discount asset. Accordingly, the foregoing financial statements were restated in order to record an additional non-cash charge (net of amortization) of $2,291,478 at July 31, 2006 to other expense and to eliminate the recordation and amortization of a debt discount asset.

The effect of the restatement on debt discount cost, debt financing amortization expense, cost of financing, other expense, net loss and basic and diluted earnings per share as of December 31, 2006 are as follows:

                                             AS ORIGINALLY     RESTATEMENT
                                                REPORTED       ADJUSTMENTS    AS RESTATED
                                              ------------    ------------    ------------
Balance Sheet
-------------
  Debt discount cost                          $  1,979,004    $ (1,979,004)   $          0

Statement of Operations
-----------------------
  Debt financing amortization                 $  1,562,456    $   (520,790)   $  1,041,666
  Cost of financing senior convertible note   $          0    $  2,499,794    $  2,499,794
  Other expense                               $ 10,987,690    $  1,979,004    $ 12,966,694
  Net Loss                                    $ 17,099,574    $  1,979,004    $ 19,078,578

Basic and diluted net loss per share          $      (0.32)   $      (0.03)   $      (0.35)



                                      F-23






                                     RAPTOR NETWORKS TECHNOLOGY, INC.
                                  CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                         DECEMBER 31,         JUNE 30,
                                                                             2006              2007
                                                                        (AS RESTATED)       (UNAUDITED)
                                                                        -------------      -------------
                                                  ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                             $     821,388      $     204,165
  Accounts receivable                                                         319,764            115,672
  Inventory, net                                                              951,618            967,127
  License fees - current                                                      154,000            104,000
  Other current assets                                                        240,826            198,498
                                                                        -------------      -------------
    Total current assets                                                    2,487,596          1,589,462

PROPERTY AND EQUIPMENT, NET                                                   282,560            199,366
                                                                        -------------      -------------

OTHER ASSETS
  Debt issue cost                                                              97,176            123,490
  License fees - long term                                                    143,520            139,100
  Deposits                                                                    102,362             66,784
                                                                        -------------      -------------
    Total other assets                                                        343,058            329,374

TOTAL ASSETS                                                            $   3,113,214      $   2,118,202
                                                                        =============      =============

                                  LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Accounts payable                                                      $      87,488      $     250,614
  Deferred revenues                                                            36,376             36,394
  Accrued liabilities                                                         205,619            266,367
  Warrant liability                                                         9,773,967         31,200,871
  Conversion option liability                                               6,806,620         18,956,370
  Senior convertible notes payable                                          1,041,666          1,838,547
  Short-term convertible notes                                              1,214,290                  -
  Accrued interest payable                                                    265,055              3,044
                                                                        -------------      -------------
    Total current liabilities                                              19,431,081         52,552,207

STOCKHOLDERS' DEFICIT
  Preferred stock, no par value; 5,000,000 shares authorized                        -                  -
  Common stock, $.001 par; 110,000,000 and 200,000,000
    shares authorized 54,360,096 and 59,546,809 shares
    issued and outstanding at December 31, 2006 and June 30, 2007
    (unaudited), respectively                                                  54,360             59,546
  Additional paid-in capital                                               44,316,848         49,921,935
  Accumulated deficit                                                     (60,689,075)      (100,415,486)
                                                                        -------------      -------------
    Total stockholders' deficit                                           (16,317,867)       (50,434,005)
                                                                        -------------      -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                             $   3,113,214      $   2,118,202
                                                                        =============      =============

     The accompanying notes are an integral part of these condensed consolidated financial statements

                                                   F-24





                                                  RAPTOR NETWORKS TECHNOLOGY, INC.
                                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                             (UNAUDITED)


                                                                 THREE MONTHS ENDED                       SIX MONTHS ENDED

                                                            JUNE 30, 2006    JUNE 30, 2007         JUNE 30, 2006     JUNE 30, 2007
                                                            -------------    -------------         -------------     -------------

REVENUE, NET                                                $     204,969    $     237,857         $     387,264     $     400,628
COST OF SALES                                                      92,086          122,727               159,889           168,728
                                                            -------------    -------------         -------------     -------------

GROSS PROFIT                                                      112,883          115,130               227,375           231,900
                                                            -------------    -------------         -------------     -------------

OPERATING EXPENSES
 Salary expense and salary related costs                          597,847          638,703             1,221,394         1,234,310
 Marketing expense                                                 31,788           63,332                67,947            81,305
 Research and development                                         294,436          365,902               619,198           668,408
 Selling, general and administrative                              640,682          758,320             1,236,005         1,641,761
                                                            -------------    -------------         -------------     -------------

    Total operating expenses                                    1,564,753        1,826,257             3,144,544         3,625,784
                                                            -------------    -------------         -------------     -------------

Loss from operations                                           (1,451,870)      (1,711,127)           (2,917,169)       (3,393,884)
                                                            -------------    -------------         -------------     -------------

OTHER INCOME (EXPENSE)
 Interest income                                                        -            6,711                     -            14,246
 Change in fair value of warrant liability and convertible debt         -       (5,452,070)                    -       (24,326,278)
 Senior convertible note restructuring charges                          -                -                     -        (2,089,284)
 Gain on extinguishment of debt                                         -                -                     -        11,571,860
 Cost of financing senior convertible note                              -                -                     -       (18,333,208)
 Debt financing amortization - warrant liability and
   conversion feature                                                   -       (1,427,820)                    -        (2,731,922)


 Interest expense                                                 (35,723)        (224,234)              (61,699)         (437,941)
                                                            -------------    -------------         -------------     -------------

Total other income (expense)                                      (35,723)      (7,097,413)              (61,699)      (36,332,527)
                                                            -------------    -------------         -------------     -------------

Loss before provision for income taxes                         (1,487,593)      (8,808,540)           (2,978,868)      (39,726,411)
                                                            -------------    -------------         -------------     -------------

Provision for income taxes                                              -                -                     -                -

NET LOSS                                                    $  (1,487,593)      (8,808,540)        $  (2,978,868)    $ (39,726,411)
                                                            =============    =============         =============     =============

Basic and diluted net loss per share                        $       (0.03)   $       (0.15)        $       (0.05)    $       (0.70)
                                                            =============    =============         =============     =============

Basic and diluted weighted average number of shares
  outstanding                                                  54,204,367       58,225,795            54,204,367        56,481,775
                                                            =============    =============         =============     =============

                  The accompanying notes are an integral part of these condensed consolidated financial statements

                                                                 F-25





                                            RAPTOR NETWORKS TECHNOLOGY, INC.
                                    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                      (UNAUDITED)


                                                                                      FOR THE SIX MONTHS ENDED
                                                                                JUNE 30, 2006            JUNE 30, 2007
                                                                                -------------            -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                      $  (2,978,868)          $  (39,726,411)
  Adjustments to reconcile net loss
    to net cash flows from operating
    activities:
    Depreciation                                                                      163,302                  118,251
    Amortization                                                                        6,418                2,772,902
    Change in fair value of warrants and
      conversion options                                                                    -               24,326,278
    Gain on extinguishment of debt                                                          -              (11,571,860)
    Senior convertible note restructuring charges                                           -                2,204,909
    Common stock compensation expense                                                 234,719                   85,606
    Warrants Issued                                                                         -                  166,560
    Cost of financing senior convertible note                                               -               18,333,208
    Change in inventory reserve                                                             -                   93,361

  Changes in operating assets and liabilities:
    Accounts receivable                                                                20,143                  204,092
    Prepaid expenses and other current assets                                         128,293                   42,328
    License fees                                                                        3,640                   54,420
    Debt issuance costs                                                                     -                  (78,929)
    Deposits                                                                                -                   35,578
    Inventory                                                                          14,595                 (108,870)
    Accounts payable                                                                  354,920                  163,126
    Accrued interest payable                                                           52,906                  (84,181)
    Other accrued liabilities                                                          19,092                   60,748
    Deferred Revenue                                                                        -                       18
                                                                                -------------            -------------
  Net cash used from operating activities                                          (1,980,840)              (2,958,865)
                                                                                -------------            -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Property and equipment purchases                                                         -                  (35,057)
                                                                                -------------            -------------
   Net cash flows used for investing activities                                             -                  (35,057)
                                                                                -------------            -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                                                  -                  630,132
  Proceeds from issuance of convertible note payable                                        -                1,600,000
  Senior convertible note conversion                                                        -               (1,392,120)
  Conversion of Convertible note                                                            -               (1,538,687)
  Proceeds from convertible Debt                                                      589,410                        -
                                                                                -------------            -------------
  Net cash flows provided by investing activities                                     589,410                2,376,669
                                                                                -------------            -------------

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                                        (1,391,430)                (617,223)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                    1,442,430                  821,388
                                                                                -------------            -------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $      50,700            $     204,165
                                                                                =============            =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid                                                                               -                   84,181
Taxes paid                                                                                  -                        -

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Conversion of debt to equity                                                              -                2,171,249
  Warrants issued for convertible debt                                                      -                  166,560
  Fair market value change of the beneficial conversion feature
    due to conversion of debt into shares                                                   -                2,471,795
  Warrants issued for services                                                              -                  166,560

            The accompanying notes are an integral part of these condensed consolidated financial statements

                                                          F-26

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

1.    GENERAL

BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared by Raptor Networks Technology, Inc. a Colorado corporation (the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission, and include the accounts of the Company's subsidiary. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financial statements include all of the adjustments which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. These financial statements should be read in conjunction with the audited financial statements at December 31, 2006 included in the Company's most recent annual report on Form 10-KSB (as amended due to restatement issue discussed below). Results of operations for the three- and six-month periods ended June 30, 2007 are not necessarily indicative of the results of operations expected for the full year or for any other period.

RESTATEMENT OF PRIOR PERIODS

The Company has restated its financial results because of an error in its interpretation of accounting treatment for derivatives issued in private placement transactions in July 2006 and January 2007. These restatements are included in the year to date numbers of this 10-QSB. The restatements were required because the Company capitalized as deferred debt costs the fair value of the conversion features and warrants in excess of the face value of the debt host instrument whereas this cost of financing should have been expensed at the time of closing the financings.

The effects of the restatement on debt discount cost, debt financing amortization expense, cost of financing, other expense, net loss and basic and diluted earnings per share as of December 31, 2006 are as follows:

                                                         AS
                                                     ORIGINALLY         RESTATEMENT             AS
                                                      REPORTED          ADJUSTMENTS          RESTATED
                                                      --------          -----------          --------
BALANCE SHEET
  Debt discount cost                                $  1,979,004       $  (1,979,004)       $          0
                                                    ============       ==============       ============
STATEMENT OF OPERATIONS
  Debt financing amortization                       $    520,790       $    (520,790)       $          0
                                                    ============       ==============       ============
  Cost of financing senior convertible note         $          0       $   2,499,794        $  2,499,794
                                                    ============       ==============       ============
  Other expense                                     $ 10,987,690       $   1,979,004        $ 12,966,694
                                                    ============       ==============       ============
  Net loss                                          $ 17,099,574       $   1,979,004        $ 19,078,578
                                                    ============       ==============       ============
Basic and diluted net loss per share                $      (0.32)      $       (0.03)       $      (0.35)
                                                    ============       ==============       ============

The effects of the restatement on debt discount cost, amortization expense, cost of financing, other expense, net loss and basic and diluted earnings per share as of March 31, 2007 are as follows:

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

                                                         AS
                                                     ORIGINALLY         RESTATEMENT             AS
                                                      REPORTED          ADJUSTMENTS          RESTATED
                                                      --------          -----------          --------
BALANCE SHEET
  Debt discount cost                                $ 15,885,749       $(15,855,749)        $          0
                                                    ============       ==============       ============
STATEMENT OF OPERATIONS
  Debt financing amortization                       $  3,838,677       $ (2,534,578)        $  1,304,099
                                                    ============       ==============       ============
  Gain on extinguishment of debt                    $  9,649,975       $  1,921,885         $ 11,571,860
                                                    ============       ==============       ============
  Cost of financing senior convertible note         $          0       $ 18,333,208         $ 18,333,208
                                                    ============       ==============       ============
  Other expense                                     $ 15,358,366       $ 13,876,745         $ 29,235,111
                                                    ============       ==============       ============
  Net loss                                          $ 17,041,123       $ 13,876,745         $ 30,917,868
                                                    ============       ==============       ============
Basic and diluted net loss per share                $      (0.31)      $      (0.26)        $      (0.57)
                                                    ============       ==============       ============

GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. Net loss for the three and six month periods ended June 30, 2007 was $8,808,540 and $39,726,411, respectively. Net cash used in operations for the six months ended June 30, 2007 was $2,996,132. The Company also has an accumulated deficit of $100,415,486, and a working capital deficit of $50,962,745 at June 30, 2007, of which $55,220,152 relates to the fair value of derivative financial instruments.

The items discussed above raise substantial doubts about the Company's ability to continue as a going concern. If the Company's financial resources are insufficient, the Company may require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity, debt, or another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company may be unable to implement its current plans for expansion, repay its debt obligations as they become due or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations. The financial statements do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts or amounts and reclassification of liabilities that might be necessary, should the Company be unable to continue as a going concern.

Should financing sources fail to materialize, management would seek alternate funding sources such as the sale of common and/or preferred stock, the issuance of debt, or other means.

The Company plans to attempt to address its working capital deficiency by increasing its sales, maintaining strict expense controls and seeking strategic alliances.

In the event that these financing sources do not materialize, or the Company is unsuccessful in increasing its revenues and profits, the Company will be forced to further reduce its costs, may be unable to repay its debt obligations as they become due, or respond to competitive pressures, any of which circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations. Additionally, if these funding sources or increased revenues and profits do not materialize, and the Company is unable to secure additional financing, the Company could be forced to reduce or curtail its business operations unless it is able to engage in a merger or other corporate finance transaction with a better capitalized entity.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

RECLASSIFICATIONS

Certain previous period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings, financial position or cash flows.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

For a complete discussion of the Company's significant accounting policies, please refer to the Company's annual report on Form 10-KSB/A for the fiscal year ended December 31, 2006.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued FAS 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement plans-an amendment of FASB Statements No. 87, 88, and 132R." The statement requires employers to account for the over or under funded status of defined benefit postretirement plans as an asset or liability and recognized changes in the funded status through comprehensive income. This statement currently has no impact on the Company's financial statements.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 ("SAB 108"), FINANCIAL STATEMENTS - CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS." SAB 108 provides guidance on how prior year misstatements should be taken into consideration when quantifying misstatements in current year financial statements for purposes of determining whether the current year's financial statements are materially misstated. SAB 108 provides that once a current year misstatement has been quantified, the guidance in SAB No. 99, FINANCIAL STATEMENTS - MATERIALITY, should be applied to determine whether the misstatement is material and should result in an adjustment to the financial statements. Under certain circumstances, prior year financial statements will not have to be restated and the effects of initially applying SAB 108 on prior years will be recorded as a cumulative effect adjustment to beginning Retained Earnings on January 1, 2006, with disclosure of the items included in the cumulative effect. The Company applied the provisions of SAB 108 with the preparation of the Company's annual financial statements for the calendar year ending December 31, 2006. The application of the provisions of SAB 108 did not have a material impact on the Company's financial statements for the three and six month periods ending June 30, 2007.

In November 2006, the FASB ratified EITF Issue No. 06-7, "Issuer's Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities" ("EITF No. 06-7"). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for separately by the issuer as a derivative under SFAS No. 133, based on the application of EITF No. 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of EITF No. 00-19 to be classified in stockholders' equity. Under EITF No. 06-7, when an

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

embedded conversion option previously accounted for as a derivative under Statement of Financial Accounting Standards ("SFAS") No. 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under SFAS No. 133 and the amount of the liability for the conversion option reclassified to stockholders' equity. EITF No. 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in SFAS No. 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF No. 06-7. The adoption of EITF 06-7 did not have a material impact on the Company's financial position, results of operations or cash flows.

In November 2006, the FASB ratified EITF Issue No. 06-6, Application of EITF Issue No. 05-7, `Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues ' ("EITF 06-6"). EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19. The Company does not expect the adoption of EITF 06-6 to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2006, FASB Staff Position No. EITF 00-19-2 was issued. This FASB Staff Position (FSP) addresses an issuer's accounting for registration payment arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The guidance in this FSP amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to include scope exceptions for registration payment arrangements. This FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. The Company will follow the guidance in FSP 00-19-2 in assessing its liabilities related to the liquidated damages, if any, that would arise if the Company defaults under the convertible financing arrangements.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

In February 2007, the FASB issued Statement No. 159 ("FAS 159") which expanded FAS No. 157, " FAIR VALUE MEASUREMENTS ," which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. FAS 159 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. FAS 159 is effective for fiscal years beginning after November 15, 2007. Earlier adoption is permitted, provided the Company has not yet issued financial statements, including for interim periods, for that fiscal year. The Company is currently evaluating the impact of FAS 159, but does not expect the adoption of FAS 159 to have a material impact on its financial statements. In June 2007, the FASB ratified the consensus on Emerging Issues Task Force (EITF) Issue No. 06-11, "Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards" ("EITF 06-11"). EITF 06-11 requires companies to recognize the income tax benefit realized from dividends or dividend equivalents that are charged to retained earnings and paid to employees for non-vested equity-classified employee share-based payment awards as an increase to additional paid-in capital. EITF 06-11 is effective for fiscal years beginning after September 15, 2007. While the Company is currently evaluating the provisions of EITF 06-11, the adoption is not expected to have any significant effect on the Company's consolidated financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, " ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, AN INTERPRETATION OF FAS 109 "("FIN 48") which clarifies the accounting for uncertainty in income taxes recognized in accordance with FAS 109, " ACCOUNTING FOR INCOME TAXES." FIN 48 is a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. If an income tax position exceeds a more likely than not (greater than 50%) probability of success upon tax audit, the company will recognize an income tax benefit in its financial statements. Additionally, companies are required to accrue interest and related penalties, if applicable, on all tax exposures consistent with jurisdictional tax laws. This interpretation is effective as of January 1, 2007. The adoption of this statement does not have a material impact on the Company's financial statements.

3.    INVENTORY

Inventory is recorded at the lower of average cost or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net realizable value. Inventory at December 31, 2006 and June 30, 2007 consists of raw materials and finished goods.

Inventory consisted of the following:

                                                                June 30, 2007
                                         December 31, 2006       (unaudited)
                                         -----------------    -----------------

      Raw Materials                      $         990,074    $       1,072,128
      Finished Goods                                64,833               91,650
                                         -----------------    -----------------
                                                 1,054,907            1,163,778
                                         -----------------    -----------------

      Less: Allowance for Obsolescence             103,289              196,651
                                         -----------------    -----------------


      Inventory, Net                     $         951,618    $         967,127
                                         =================    =================

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

4.    STOCK-BASED COMPENSATION

2005 STOCK PLAN

The Company's 2005 Stock Plan was approved by the Company's Board of Directors on April 7, 2005, approved by the Company's shareholders on June 9, 2005, and amended and restated as the First Amended and Restated 2005 Stock Plan ("2005 Plan") by the Company's Board of Directors on June 29, 2007. The Company filed a registration statement on Form S-8 with the Securities and Exchange Commission ("SEC") in May 2007 to cover the issuance of up to 3,000,000 shares of common stock underlying options and stock purchase rights authorized for issuance under the 2005 Plan and qualified for issuance the underlying securities with the California Department of Corporations in July 2007. Prior to that time, the Company issued only non-plan stock options. The 2005 Plan is now the Company's only formal plan for providing stock-based incentive compensation to the Company's eligible employees, non-employee directors and certain consultants. The Board of Directors or committee of the Board of Directors administering the 2005 Plan has discretion to set vesting, expiration and other terms of awards under the 2005 Plan. As of June 30, 2007, the 2005 Plan had a total of 797,500 options outstanding and 2,202,500 shares reserved for future grants.

NON-PLAN OPTIONS

Prior to approval of our 2005 Stock Plan, the Company granted stock options out-of-plan. These non-plan options provided for the periodic issuance of stock options to our employees and non-employee board of directors. The vesting period for the non-plan stock options is three equal annual installments commencing on the first anniversary of the date of grant. The maximum contractual term of stock options granted under these out-of-plan options was eight years. As of June 30, 2007, there were 1,241,667 non-plan options outstanding.

The Company accounts for stock-based compensation using the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), "Shared Based Payment" ("SFAS No. 123(R)") using the Black-Scholes Option pricing model. Under SFAS No. 123R, all stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the requisite service period.

For the three and six-month period ended June 30, 2007, the Company recognized $44,379 and $85,606 respectively, in stock-based compensation costs related to the issuance of options to employees. For the three and six-month periods ended June 30, 2006, the Company recognized $115,973 and $234,719, respectively, in stock-based compensation costs related to the issuance of options to employees. These costs were calculated in accordance with SFAS No. 123(R) and are reflected in operating expenses.

The total stock options for the 2005 Stock Option Plan of 797,500 and Non-Plan Options of 1,241,667 at June 30, 2007 results in a total of 2,039,167 options outstanding. Information with respect to stock option activity is as follows:

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

                                                                       WEIGHTED AVERAGE      AGGREGATE
                                                    WEIGHTED AVERAGE       REMAINING         INTRINSIC
OPTIONS                                 SHARES       EXERCISE PRICE      CONTRACT TERM         VALUE
-------                                 ------       --------------    -----------------       -----
Outstanding, December 31, 2006         1,645,500         $ 1.00
Granted                                  552,000           1.00
Forfeited / Expired                     (158,333)             -
Exercised                                      -              -
                                       ---------         ------
Outstanding, June 30, 2007             2,039,167         $ 1.00               7.93           $774,883
                                       =========         ======               ====           ========
Exercisable, June 30, 2007             1,029,165         $ 1.00               6.95           $391,083
                                       =========         ======               ====           ========

A summary of the status of the Company's unvested shares as of June 30, 2007 is presented below:

                                                         WEIGHTED
                                        NUMBER OF      AVERAGE GRANT-
                                         SHARES       DATE FAIR VALUE
                                         ------       ---------------
Non-vested at January 1, 2007            663,835           $0.79
Granted                                  552,000            0.62
Vested                                   (47,500)           0.88
Non-vested shares forfeited             (158,333)           0.55
                                       ---------
Non-vested at June 30, 2007            1,010,002           $0.83

As of June 30, 2007, total unrecognized stock-based compensation cost related to unvested stock options was approximately $199,658 which is expected to be recognized over a weighted average period of approximately 2 years.

                                     FOR THE SIX          FOR THE SIX
                                     MONTHS ENDED         MONTHS ENDED
                                     JUNE 30, 2006        JUNE 30, 2007
                                     -------------        -------------
                                                        (weighted average)
Dividend Yield...................         0.0%                 0.0%
Risk-Free Interest Rate..........         6.00%                4.56%
Expected Life....................    .75 - 3 years          3.22 years
Expected Volatility..............      91% - 164%             115.71%

The following table sets forth the key assumptions and for stock options granted during the six month period ended June 30, 2006 and 2007, respectively:

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

5.    SENIOR CONVERTIBLE NOTE PAYABLE

$7,204,909 SENIOR CONVERTIBLE NOTE FINANCING

                                                          SENIOR          NOTE PAYABLE         DETACHABLE          CONVERSION
                                                     CONVERTIBLE NOTE         DEBT              WARRANTS             OPTION
                                                          PAYABLE           DISCOUNT            LIABILITY           LIABILITY
                                                       ------------       ------------        -------------       -------------
Balance at December 31, 2006 as restated               $(5,000,000)       $ 3,958,334         $ (9,773,967)       $ (6,806,620)
                                                       ============       ============        =============       =============
Change in fair value of warrants                                  -                 -               524,400                  -
Change in fair value of conversion feature                        -                 -                     -            640,241
Amortization of debt discount to other expense                    -          (114,247)                    -                  -
                                                       ------------       ------------        -------------       -------------
Balance at January 18, 2007                            $(5,000,000)       $ 3,844,087         $ (9,249,567)       $ (6,166,379)
                                                       ============       ============        =============       =============

To record gain on extinguishment of debt                         -         (3,844,087)           9,249,567           6,166,379
January 18 Senior convertible notes amended             (2,204,909)                 -                    -                   -
Detachable warrant and Conversion feature
  January 18, 2007                                               -          7,204,909          (12,332,756)         (8,885,639)
Change in fair value of warrants                                 -                  -           (8,833,758)                  -
Change in fair value of conversion feature                       -                  -                    -          (6,724,888)
Amortization of debt discount to other expense                   -           (973,636)                   -                   -
                                                       ------------       ------------        -------------       -------------
Balance at March 31, 2007 as restated                  $(7,204,909)       $ 6,231,273         $(21,166,514)       $(15,610,527)
                                                       ============       ============        =============       =============

Change in fair value of warrants                                 -                  -           (2,470,510)                  -
Change in fair value of conversion feature                       -                  -                    -          (1,924,845)
Reduction upon periodic conversion of note                 672,458                  -                    -           2,106,854
Amortization of debt discount to other expense                   -         (1,168,362)                   -                   -
                                                       ------------       ------------        -------------       -------------
Balance at June 30, 2007                               $(6,532,451)       $ 5,062,911         $(23,637,024)       $(15,428,518)
                                                       ============       ============        =============       =============

RESTRUCTURING OF SENIOR CONVERTIBLE NOTE FINANCING, INCLUDING ADDITIONAL FINANCING.

On July 30, 2006, the Company entered into a Securities Purchase Agreement with three institutional investors in connection with a private placement transaction providing for, among other things, our issuance of senior convertible notes in the aggregate principal amount of $5 million, Series L-1 Warrants to purchase up to an aggregate of 17,065,623 shares of our common stock and Series M-1 Warrants to purchase up to an aggregate of 7,395,103 shares of our common stock. The Series L Warrants are immediately exercisable. The Series M Warrants become exercisable only upon a mandatory conversion of the notes at the option of the Company. The Company received aggregate gross proceeds of $5 million from the investors for our issuance of these notes and warrants. In November 2006 the Company determined that it would not be able to obtain an effective registration statement by the contractually required date of December 1, 2006 and the Company and investors agreed to restructure the financing.

In connection with the restructuring the Company entered into Amendment and Exchange Agreements, dated January 18, 2007 with the investors from the July 30, 2006 private placement providing for certain amendments to the senior convertible notes, Series L-1 Warrants, Series M-1 Warrants and registration rights agreement. These amendments include, but are not limited to, a waiver of all fees, penalties and defaults which were due to filing failures and/or effectiveness failures, as described in the July 31 agreement, an increase in the principal amount of the notes from an aggregate of $5 million to an

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

aggregate of approximately $7.2 million, an increase in the aggregate number of shares of common stock issuable upon exercise of the Series L-1 Warrants by 5,688,540 (from an aggregate of 17,065,623 shares to an aggregate of 22,754,163 shares), and a reduction in the exercise price of the Series L-1 Warrants and the Series M-1 Warrants from $0.5054 per share to $0.43948 per share. The Company did not receive any additional cash consideration for these amendments.

The Notes mature on July 31, 2008 (the "Maturity Date"), subject to the right of the Investors to extend the date for the payment of any installment of principal (as described below). The Notes bear interest at the rate of 9.25% per annum, which rate may be adjusted to 7.0% per annum at the beginning of each calendar quarter if certain conditions are satisfied. The interest rate is increased to 15% upon the occurrence of an event of default.

Pursuant to the terms of the convertible note private placement agreements, the Company is required to file a registration statement with the SEC registering for resale certain shares of common stock underlying the convertible notes, Series L-1 Warrants and Series M-1 Warrants.

Some important events of default follow:

      o The failure of any registration statement required by the Amended Registration Rights Agreement to be declared effective by the SEC within 60 days after the date required by the Amended Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 10 consecutive days or more than an aggregate of 30 days in any 365-day period (other than certain allowable grace periods).

      o The suspension from trading or failure of the Common Stock to be listed for trading on the OTC Bulletin Board or another eligible market for more than 5 consecutive trading days or more than an aggregate of 10 trading days in any 365-day period.

      o The failure to issue shares upon conversion of a Note for more than 10 business days after the relevant conversion date or a notice of the Company's intention not to comply with a request for conversion.

      o The failure to obtain stockholder approval to increase the Company's authorized level of Common Stock from 110,000,000 shares to at least 200,000,000 shares on or before April 30, 2007.

If there is an event of default, then the Investors have the right to redeem all or any portion of the Notes, at the greater of (i) up to 125% of the sum of the outstanding principal, interest and late fees, depending on the nature of the default, and (ii) the product of (a) the greater of (1) the closing sale price for the Company's Common Stock on the date immediately preceding the event of default, (2) the closing sale price for the Company's Common Stock on the date immediately after the event of default and (3) the closing sale price for the Company's Common Stock on the date an Investor delivers its redemption notice for such event of default, multiplied by (b) 130% of the number of shares into which the Notes (including all principal, interest and late fees) may be converted.

Subject to certain conditions, the Company may require the Investors to convert up to 50%, subject to certain limitations, or 100%, of the Notes after the SEC has declared effective the Initial Registration Statement at any time when the shares of the Company's Common Stock are trading at or above 150% of the initial Conversion Price in the case of a conversion of up to 50% of the Notes or at or above 175% of the initial Conversion Price in the case of a conversion of up to 100% of the Notes (a "Mandatory Conversion"). The Notes contain certain

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

limitations on optional and mandatory conversion. For example, they provide that no conversion may be made if, after giving effect to the conversion, the Investor would own in excess of 4.99% of the Company's outstanding shares of Common Stock. This percentage may, however, be increased up to 9.99% at the option of the Investor upon 61-days prior notice to the Company.

The terms of the Amendment and Exchange Agreement, dated January 18, 2007, with the investors from the July 30, 2006 private placement result in the following accounting treatment:

The restructuring of our July 31, 2006 debt which took place in January 2007 constitutes, as per SFAS No. 15, non-troubled debt and therefore is subject to the accounting treatment as provided in Emerging Issues Task Force ("EITF") 96-19. In SFAS No. 15 it is stated "a debt constitutes a troubled debt restructuring if the creditor grants a concession to the debtor". As no concessions were granted in the January 2007 restructuring of our debt, troubled debt accounting rules do not apply. In accordance with EITF 96-19 we determined that the amended agreements differ substantially from the original July 31, 2006 financing agreements and therefore the original senior convertible notes should be accounted for as an extinguishment of debt. The total amount of extinguished debt resulted in a gain of $11,571,860 recorded in January 2007. This amount represents the elimination of all liabilities related to the July 31, 2006 financing valued as of January 18, 2007.

The terms of the amended convertible notes include certain conversion features that represent derivative financial instruments under paragraph 12 of SFAS No.
133. These conversion features could result in a variable number of shares to be issued upon conversion and therefore the convertible note does not qualify as conventional convertible debt as defined by EITF 05-02. As such, in accordance with paragraph 4 of EITF 00-19, the Company has classified the conversion feature as a liability on its balance sheet measured at fair value using the Black-Scholes option pricing model. The initial amount of this conversion liability on January 18, 2007 was valued at $8,885,639. SFAS No. 133 and EITF 00-19 further require the Company to account for the conversion feature using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. The fair market value of the conversion feature at March 31, 2007, after applying the Black-Scholes option pricing model was determined to be $15,610,527 and was recognized by recording a charge to other expense in the amount of $6,724,888. During the second quarter of 2007 the carrying value of the conversion feature was decreased by an amount of $2,106,854. This amount is the fair value associated with the reduction of 1,541,917 shares in connection with the conversion of a portion of the note for a total amount of $672,458. The fair market value of the conversion feature at June 30, 2007, after applying the Black-Scholes Option pricing model was determined to be $15,428,518 and was recognized by recording a charge to other expense in the amount of $1,924,845. The key assumptions used in applying the Black-Scholes option pricing model to determine the fair value at June 30, 2007 are as follows:

      Stock price of $1.38
      Exercise price of $0.44
      Volatility of 120.2 %
      Expected life 1.08 years
      Interest rate of 4.91%

With respect to the Series L-1 Warrants and the Series M-1 Warrants, it is noted that the conversion feature as mentioned before could result in a variable number of shares to be issued upon conversion. This condition, which is outside of the Company's control, could impact the Company's ability to maintain the appropriate level of reserved shares in place required for the Series L-1 Warrants and the Series M-1 Warrants. This could result in the need for the Company to obtain approval from its shareholders to increase its authorized share capital to accommodate appropriate reserves for shares issuable upon exercise of the Series L-1 Warrants and Series M-1 Warrants. Since shareholder approval for this increase of authorized share capital cannot be guaranteed, the

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

Series L-1 Warrants and Series M-1 Warrants, in accordance with EITF 00-19, need to be classified as a liability on the Company balance sheet, measured at fair value using the Black-Scholes option pricing model. The initial amount of the detachable L-1 warrant on January 18, 2007 was valued at $12,332,756. SFAS No. 133 and EITF 00-19, further require the Company to account for the conversion feature using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. The fair market value of the detachable warrant at June 30, 2007 after applying the Black-Scholes option pricing model was determined to be $23,637,024 and was recognized by recording a charge to other expense during the quarter in the amount of $2,470,510. The key assumptions used in applying the Black-Scholes option pricing model to determine the fair value at June 30, 2007 are as follows:

      Stock price of $1.38
      Exercise price of $0.44
      Volatility of 120.2 %
      Expected life 1.08 years
      Interest rate of 4.91%

The initial fair value of both the conversion feature and the detachable L-1 warrant at January 18, 2007 was $21,218,395. The face value of the senior convertible note was $7,204,909 and the Company expensed the excess over $7,204,909 for an amount of $14,013,486 and charged this amount as a Cost of Financing in January 2007. Amortization of the net debt discount liability equals $1,168,362 and $2,141,998 for the three month and six month periods ended June 30, 2007, respectively.

Since conversion of the Series M-1 Warrants is contingent on a mandatory conversion of the notes at the option of the Company, as described above, the total charge was measured as per the date of issuance of these warrants; however, this charge will not be recognized until the mandatory conversion "contingency" has been removed as allowed under paragraph 13 of EITF 98-5. The value of the Series M-1 Warrants measured at fair value on June 30, 2007 and using the Black-Scholes option pricing model amounted to $7,682,033.

On May 1, 2007 and June 1, 2007 investors converted $672,458 in stock for a total amount of shares of 1,530,122. In connection with this conversion we issued a total of 11,793 shares for interest on the converted amounts. One investor deferred its right to convert for a total amount of $394,863 from June 1, 2007 to June 1, 2009. Consequently, this portion of the note has an extended term from July 31, 2008 to June 1, 2009.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

$1,600,000 SENIOR CONVERTIBLE NOTE FINANCING

                                                          SENIOR          NOTE PAYABLE         DETACHABLE          CONVERSION
                                                     CONVERTIBLE NOTE         DEBT              WARRANTS             OPTION
                                                          PAYABLE           DISCOUNT            LIABILITY           LIABILITY
                                                       ------------       ------------        -------------       -------------
Balance at December 31, 2006                           $         -        $         -         $          -        $          -

January 2007 Senior  convertible notes                  (1,600,000)                 -                    -                   -
Detachable warrant and Conversion feature
  January 2007                                                   -          1,600,000           (3,946,481)         (1,973,241)
Change in fair value of warrants                                 -                  -           (2,986,801)                  -
Change in fair value of conversion feature                       -                  -                    -          (1,493,401)
Amortization of debt discount to other expense                   -          ((216,216)                   -                   -
                                                       ------------       ------------        -------------       -------------
Balance at March 31, 2007                              $(1,600,000)       $ 1,383,784         $ (6,933,282)       $ (3,466,642)
                                                       ============       ============        =============       =============
Change in fair value of warrants                                 -                  -             (630,565)                  -
Change in fair value of conversion feature                       -                  -                    -            (426,151)
Reduction upon periodic conversion of note                 106,667                  -                    -             364,941
Amortization of debt discount asset to other expense             -           (259,458)                   -                   -
                                                       ------------       ------------        -------------       -------------
Balance at June 30, 2007                               $(1,493,333)       $ 1,124,326         $ (7,563,847)       $ (3,527,852)
                                                       ============       ============        =============       =============

On January 18, 2007, the Company also completed a private placement of a senior convertible notes and warrants to purchase common stock to one of the institutional investors who invest in the July 2006 financing for gross proceeds of $1,600,000. The convertible note has a maturity date of July 31, 2008. The notes bears interest at a rate of 9.25% per annum, which rate may be adjusted to 7% per annum if certain conditions are satisfied. The interest rate is increased to 15% upon the occurrence of an event of default.

Subject to the satisfaction of certain conditions, including without limitation the above referenced registration statement being declared and remaining effective for certain extended periods of time, the Company may elect to make monthly installment payments in cash or in shares of the Company's common stock at a discount to the then current price of the Company's common stock. If such conditions are not satisfied, the Company will be required to pay such installment payments in cash. The notes have an initial conversion price of $0.43948 per share, which is subject to adjustment based on various factors, some of which are beyond the Company's control. Since the actual conversion price that would apply to future installment payments made in shares of the Company's common stock or other conversion events under the convertible notes cannot be predicted at this time, the actual number of shares of the Company's common stock that will be required if installment payments are made in shares, or should some other conversion events occur, cannot be predicted at this time.

The Company also issued as part of the January 2007 convertible note private placement Series L-2 Warrants and Series M-2 Warrants to the holder of the note. The Series L-2 Warrants are immediately exercisable and enable the holders thereof to purchase an aggregate of up to 7,281,332 shares of the Company's common stock. The Series M-2 Warrants become exercisable only upon a mandatory

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

conversion of the notes by the Company, if any, and entitle the holders thereof to purchase an aggregate of up to 2,366,433 shares of the Company's common stock. Both the Series L-2 Warrants and Series M-2 Warrants have an initial exercise price of $0.43948 per share and expire on July 31, 2011.

Pursuant to the terms of the convertible note private placement agreements, the Company is required to file a registration statement with the SEC registering for resale certain shares of common stock underlying the convertible notes, Series L-2 Warrants and Series M-2 Warrants.

The terms of the January 2007 convertible notes include certain conversion features that represent a derivative financial instrument under paragraph 12 of SFAS No. 133. These conversion features could result in a variable number of shares to be issued upon conversion and therefore the convertible note does not qualify as conventional convertible debt as defined by EITF 05-02. As such, in accordance with paragraph 4 of EITF 00-19, the Company has classified the conversion feature as a liability on its balance sheet measured at fair value using the Black-Scholes option pricing model. The initial amount of this conversion liability on January 18, 2007 was valued at $1,973,241. SFAS No. 133 and EITF 00-19 further require the Company to account for the conversion feature using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. During the second quarter of 2007, the carrying value of the conversion feature was decreased by an amount of $364,941. This amount is the fair value associated with the reduction to the note in the amount of $106,667 related to the May 1, 2007 conversion of 244,582 shares. The fair market value of the conversion feature at June 30, 2007 after applying the Black-Scholes Option pricing model was determined to be $3,527,852 and was recognized by recording a charge to other expense in the amount of $426,151.

With respect to the Series L-2 Warrants and the Series M-2 Warrants, it is noted that the conversion feature as mentioned before could result in a variable number of shares to be issued upon conversion. This condition, which is outside of the Company's control, could impact the Company's ability to maintain the appropriate level of reserved shares in place required for the Series L-2 Warrants and the Series M-2 Warrants. This could result in the need for the Company to obtain approval from its shareholders to increase its authorized share capital to accommodate appropriate reserves for shares issuable upon exercise of the Series L-2 Warrants and Series M-2 Warrants. Since shareholder approval for this increase of authorized share capital cannot be guaranteed, the Series L-2 Warrants and Series M-2 Warrants, in accordance with EITF 00-19, need to be classified as a liability on the Company balance sheet measured at fair value using the Black-Scholes option pricing model. The initial amount of this detachable warrant on January 18, 2007 was valued at $3,946,481. The key assumptions used in applying the Black-Scholes option pricing model to determine the fair value are as follows:

Stock price of $0.81
Exercise price of $0.44
Volatility of 112.65 %
Expected life 1.50 years
Interest rate of 4.98%

SFAS No. 133 and EITF 00-19, further require the Company to account for the conversion feature using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. The fair market value of the detachable L-2 warrant at June 30, 2007 after applying the Black-Scholes option pricing model was determined to be $7,563,847 and was recognized by recording a charge to other expense during the quarter ended June 30, 2007 in the amount of $630,565.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

The initial fair value of both the conversion feature and the detachable L-2 warrant at January 18, 2007 was $5,919,722. The face value of the senior convertible note was $1,600,000 and the Company expensed the excess over $1,600,000 for an amount of $4,319,722 and charged this amount as a Cost of Financing in January 2007. Amortization of the net debt discount liability amounted to $259,458 and $475,674 for the three month and six month periods ended June 30, 2007, respectively.

Since conversion of the Series M-2 Warrants is contingent on a mandatory conversion of the notes at the option of the Company, as described above, the total charge was measured as per the date of issuance of these warrants; however, this charge will not be recognized until the mandatory conversion "contingency" has been removed as allowed under paragraph 13 of EITF 98-5. The value of the Series M-2 Warrants measured at fair value on June 30, 2007 and using the Black-Scholes option pricing model amounted to $2,458,251.

On May 1, 2007 and June 1, 2007 investors converted $106,667 in stock for a total amount of shares of 242,712. In connection with this conversion we issued a total of 1,871 shares for interest on the converted amounts. One investor deferred its right to convert for a total amount of $106,667 from June 1, 2007 to June 1, 2009. Consequently, this portion of the note has an extended term from July 31, 2008 to June 1, 2009.

In connection with the $1,600,000 private placement, the Company issued to the placement agent warrants with a term of five years to purchase 145,626 shares of the Company's common stock. These placement agent warrants are immediately exercisable and have an exercise price of $0.43948 per share. The placement agent warrants were measured at fair value using the Black-Scholes option pricing model. The resulting net debt issuance cost at June 30, 2007 was $78,929. During the three and six month periods ended June 30, 2007, the Company amortized $13,155 and $21,925 to interest expense.

These senior convertible notes are classified as short-term because investors have the right to accelerate conversion of their notes up to an amount equal to 20% of the aggregate dollar trading volume of the Company's common stock over the prior 20 trading day period. In addition, the Company has the right to call a forced conversion under certain conditions. Therefore, the Company believes the conversion of the notes will take place with in a year. This accelerated conversion also applies to the deferred conversions by the note holders.

6.    SHORT-TERM CONVERTIBLE NOTES

During the period from December 2003 to April 2004, the Company issued convertible notes for a total amount of $1,214,290. Interest on these loans accrues at an annual rate of 8%. Pursuant to the terms of the notes, upon the third anniversary of the issuance of the notes, the total outstanding principal balance in the amount of $1,214,290 and all accrued and unpaid interest in the amount of $177,827 converted into 397,748 shares of our common stock on April 15, 2007, based on a conversion price of $3.50 per share.

7.    EQUITY

On April 30, 2007, during the Company's Annual Meeting of Shareholders, the Shareholders approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 200,000,000 from the previous authorized amount of 110,000,000. The amendment to the Articles of Incorporation became effective upon its filing with the Colorado Secretary of State on April 30, 2007.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

8.    WARRANTS

Warrants granted to investors, brokers and other service providers are summarized as follows:

                                                          Weighted Average
                                            Shares         Exercise Price
                                        --------------     --------------
Outstanding at December 31, 2006           39,992,874      $         0.98

  Granted                                  15,481,931                0.44
  Cancelled/Forfeited                               -                   -

  Exercised                                (2,015,204)               0.53
                                        --------------     --------------
Outstanding at March 31, 2007              53,459,601      $         0.72

  Granted                                     200,000                1.00
  Cancelled/Forfeited                               -                   -

  Exercised                                (3,073,107)               0.35
                                        --------------     --------------
Outstanding at June 30, 2007            $  50,586,494      $         0.70
                                        ==============     ==============

The following tables summarize warrants outstanding at June 30, 2007:

    RANGE            NUMBER            WTD. AVE. LIFE         WTD. AVE. PRICE          EXERCISABLE
    -----            ------            --------------         ---------------          -----------
  $.40-3.50        50,586,494                2.73                  $0.72                43,798,065


                        OUTSTANDING     EXERCISED/               OUTSTANDING      EXERCISED/             OUTSTANDING
 SERIES    ISSUE DATE    AT 12/31/06    FORFEITED      GRANTED     AT 3/31/07     FORFEITED    GRANTED     AT 6/30/07
--------  ------------  -------------  -----------  ------------  ------------   -----------  ---------   ------------
   A       April 2004              -            -             -             -             -          -              -
   B       April 2004      3,200,000     (150,000)            -     3,050,000    (1,099,999)         -      1,950,001
   C       June, 2004              -            -             -             -             -          -              -
   D       June, 2004        972,223            -             -       972,223             -          -        972,223
   E       2004-2005       1,416,000     (228,000)            -     1,188,000      (972,000)         -        216,000
   F       April 2005        231,036     (210,266)            -        20,770        (6,385)         -         14,385
   G       April 2005      3,564,188            -             -     3,564,188             -          -      3,564,188
  G-BH     April 2005      1,505,989            -             -     1,505,989             -          -      1,505,989
   H       April 2005      2,029,763     (816,527)            -     1,213,236      (258,300)         -        954,936
   I      February 2005      200,000     (172,500)            -        27,500       (17,500)         -         10,000
   J       August 2005       505,343     (437,911)            -        67,432       (51,177)         -         16,255
   K         Not Used              -            -             -             -             -          -              -
           July 2006 &
             January
  L-1          2007       17,065,623            -     5,688,540    22,754,163             -          -     22,754,163
  L-2      January 2007            -            -     7,281,332     7,281,332             -          -      7,281,332
  M-1       July 2006      7,395,103            -             -     7,395,103             -          -      7,395,103
  M-2      January 2007            -            -     2,366,433     2,366,433             -          -      2,366,433

  MISC      2003-2007      1,907,606            -       145,626     2,053,232      (667,746)    200,000     1,585,486
                        -------------  -----------  ------------  ------------   -----------  ---------   ------------
TOTAL                     39,992,874   (2,015,204)   15,481,931    53,459,601    (3,073,107)    200,000    50,586,494
                        =============  ===========  ============  ============   ===========  =========   ============

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

In April 2007, the Company issued warrants with a term of three years, to purchase 200,000 shares of the Company's common stock for investment-related services. These warrants are immediately exercisable and have an exercise price of $1.00 per share.

9.    SUBSEQUENT EVENTS

JULY 2007 SENIOR SECURED CONVERTIBLE NOTE FINANCING

On July 31, 2007, we entered into a securities purchase agreement with our investors involved in the July 2006 and January 2007 transactions for total gross proceeds of $3.5 million, which agreement provides for the issuance on August 1, 2007 of Senior Secured Convertible Notes in the aggregate principal amount of $3.5 million ("Secured Notes"), Series N Warrants, Series O Warrants and Series P Warrants in a private placement transaction. The agreement also requires the Company to enter into a security agreement granting the investors a first priority perfected security interest in all of the Company's assets and requires the Company's subsidiary to guaranty the Company's obligations under the Secured Notes. The Secured Notes and accompanying warrants are or may become convertible into or exercisable for the following number of shares of the Company's common stock:

                Notes:                               2,909,636
                N Warrants:                          2,909,636
                O Warrants:                          1,891,263
                P Warrants:                          1,246,987
                ----------------------------------------------
                Total:                               8,957,522

The Secured Notes carry an interest rate of 9.25% per annum, which rate may be increased to 15% upon the occurrence of an event of default, and mature on August 1, 2010. This date may be extended, at the option of the investors, by up to two years. Interest will be payable quarterly, starting October 1, 2007. The Secured Notes are immediately convertible at a conversion price of $1.2029 per share. The entire outstanding principal balance and any outstanding fees or interest shall be due and payable in full on the maturity date. Under certain conditions, the Company may require investors to convert up to either 50% or 100% of the outstanding balances of the Secured Notes at any time the Company shares are trading at or above $1.80435 or $2.105075, respectively.

The N Warrants carry a strike price of $1.2029 for each share and are immediately exercisable. The N warrants expire on the earlier of August 1, 2016 or seven years after the date all of the shares issuable upon conversion of the Secured Notes have been included on an effective registration statement.

The O Warrants also carry a strike price of $1.2029 for each share. The O Warrants will only become exercisable by an investor if the Company conducts mandatory conversions, and then only to the extent of 65% of the number of shares issued to such investor upon each mandatory conversion. The O Warrants expire on the earlier of August 1, 2016 or seven years after the date all of the shares issuable upon conversion of the Secured Notes have been included on an effective registration statement.

The P Warrants carry a strike price of $1.2029 for each share and are immediately exercisable. The P Warrants expire on the earlier of the maturity date of the Secured Notes of August 1, 2010, which date may be extended by up to two years at the option of the investors, and the date the Company has satisfied its payment obligations under the warrant holder's Secured Note.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

In the event of a default or upon the occurrence of certain fundamental transactions as defined in the Secured Notes, the investors will have the right to require the Company to redeem the Secured Notes at a premium. In addition, at any time on or after August 1, 2010, the investors may accelerate the partial payment of the Secured Notes by requiring that the Company convert at the lower of the then conversion price or a 7.5% or 10.0% discount to the recent volume weighted average price of the Company's common stock, or at the option of the Company, redeem in cash, up to an amount equal to 20% of the aggregate dollar trading volume of the Company's common stock over the prior 20-trading day period.

The conversion price of the Secured Notes and the exercise price of the N Warrants, O Warrants and P Warrants are subject to customary anti-dilution provisions for stock splits and the like, and are also subject to full-ratchet anti-dilution protection such that if the Company issues or is deemed to have issued certain securities at a price lower than the then applicable conversion or exercise price, then the conversion or exercise price will immediately be reduced to such lower price.

The Secured Notes and the N Warrants, O Warrants and P Warrants contain certain limitations on conversion or exercise, including that a holders of those securities cannot convert or exercise those securities to the extent that upon such conversion or exercise, that holder, together with the holder's affiliates, would own in excess of 4.99% of the Company's outstanding shares of common stock (subject to an increase or decrease, upon at least 61-days' notice, by the investor to the Company, of up to 9.99%).

The Company has agreed to register the shares of common stock underlying the Secured Notes, N Warrants, O Warrants and P Warrants, If the Company fails to meet the filing or effectiveness requirements, subject to certain grace periods, the Company may be required to pay liquidated damages of $70,000 on the date of such failure and on every 30th day thereafter until such failure is cured. The total liquidated damages payable by the Company for failure to meet the filing and effectiveness requirements are capped at $437,500.

SENIOR CONVERTIBLE NOTE MANDATORY CONVERSION

On July 20, 2007, the Company issued mandatory conversion notices to the three investors in the July 2006 and January 2007 financings. The mandatory conversion notices covered $631,169 of principal and $4,866 of related interest under the senior convertible notes issued in the July 2006 private placement and $1,297,181 of principal and $9,999 of related interest under the $1,600,000 senior convertible note issued in the January 2007 private placement, bringing the total principal balances due under those senior convertible notes to $5,901,282 for the July 2006 notes and $191,152 for the January 2007 note.

The mandatory conversion became effective and the conversion shares were issued to the investors on July 30, 2007. Total shares issued in this mandatory conversion amounted to 4,421,623 shares at a conversion price of $0.43948 per share. Subsequent to June 30, 2007, no shares other than the shares issued in this mandatory conversion were issued to the investors in the July 2006 and January 2007 financings, as these investors exercised their respective rights to defer the monthly installment payments that were due July 1, 2007 and August 1, 2007.

In accordance with waivers signed by the three investors, the Company is able, under certain conditions, to conduct additional mandatory conversions at its discretion until September 30, 2007. As a result of the mandatory conversion that occurred in July 2007, the Series M-1 Warrants and Series M-2 Warrants became exercisable as to 7,646,361 of the 9,761,536 shares underlying those warrants. See note 5 above for a discussion on the nature of the M Warrants. The cost in connection with the value of the Series M-1 Warrants and Series M-2 Warrants will be included in other expense in the third quarter of 2007.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2007

WAIVERS OF CERTAIN LIMITATIONS ON CONVERSION OR EXERCISE

The senior convertible notes and warrants issued to the investors in the July 2006 and January 2007 private placement transactions contain certain limitations on conversion or exercise, including that a holders of those securities cannot convert or exercise those securities to the extent that upon such conversion or exercise, that holder, together with the holder's affiliates, would own in excess of 4.99% of the Company's outstanding shares of common stock (subject to an increase or decrease, upon at least 61-days' notice, by the investor to the Company, of up to 9.99%). One of the three investors tendered to the Company a notice increasing its conversion and exercise limitation with respect to those notes and warrants to 9.99%, effective August 1, 2007.

The senior convertible notes issued to the investors in the July 2006 and January 2007 private placement transactions provide generally that the principal amounts of those notes are to be repaid in monthly installments beginning May 1, 2007. The amount of each monthly installment ("Installment Amount") is to be equal to the quotient of (a) the aggregate outstanding principal of the note divided by (b) the number of months until the note's maturity date. Installment Amounts generally are to be paid in shares of the Company's common stock or, at the option of the Company, in cash or a combination of cash and shares of common stock, subject to the satisfaction of various conditions to payment in shares of common stock.

Effective as of August 1, 2007, each of the holders of those notes entered into letter agreements with the Company waiving a portion of the conditions to make payments in shares of common stock under certain circumstances as described below, depending upon whether the common stock to be issued upon conversion of the Installment Amount is included on an effective registration statement filed pursuant to the January 2007 Amended and Restated Registration Rights Agreement. The letter agreements provide that in connection with one or more Company conversions of an Installment Amount: (a) if the common stock is included on such a registration statement but the registration statement is not then effective because it has been withdrawn pursuant to an investor withdrawal request; or (b) if the common stock is not included on such a registration statement but the Company is then in compliance with its registration obligations under the relevant registration rights agreement, then the conditions requiring the existence of an effective registration statement at the time of the Company conversion will be deemed waived if the Company delivers to the investors the required notice of its intention to effect a Company conversion five trading days earlier than such notice would otherwise be due.

OPTIONS ISSUED

Subsequent to June 30, 2007, the Company awarded 79,500 common stock purchase options, subject to final Board approval, to certain employees which vest at the rate of 33 1/3% on each of the first, second and third anniversaries of the date of grant, expire on the eight-year anniversary of the date of grant.

In addition, 100,000 stock purchase options were exercised by one employee and a former board member for total proceeds of $100,000.

WARRANTS EXERCISED

Subsequent to June 30, 2007, the Company issued a total of 60,000 common shares related to the cash exercise of Series E of warrants for total proceeds of $31,200.

                        RAPTOR NETWORKS TECHNOLOGY, INC.



                                   PROSPECTUS













                             ________________, 2007

         WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DO THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING SUPPLEMENT TO THIS PROSPECTUS IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS OR A SUPPLEMENT, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 7-109-102 of the Colorado Business Corporations Act (the "Colorado Act") authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Unless limited by a corporation's articles of incorporation, Section 7-109-105 of the Colorado Act authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same right to officers of a corporation as well.

         Unless limited by a corporation's articles of incorporation, Section 7-109-103 of the Colorado Act requires that a Colorado corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Pursuant to Section 7-109-104 of the Colorado Act, a Colorado corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102 described above. Unless limited by the articles of incorporation, Section 7-109-107 of the Colorado Act extends this same protection to officers of a corporation as well.

         Regardless of whether a director or officer has the right to indemnity,
Section 7-109-108 of the Colorado Act allows a Colorado corporation to purchase and maintain insurance on such directors or officers behalf against liability resulting from his or her role as director or officer.

         Our Articles of Incorporation do not limit any of the rights afforded to our directors and officers under the Colorado Act and Article VI of our Bylaws states that any director or officer who is involved in litigation by reason of his or her position with us as a director or officer shall be indemnified and held harmless by us to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights). Our directors and officers are also presently covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by us. We believe that the indemnification and insurance provided to our directors and officers is necessary to attract and retain qualified persons as directors and officers.

         To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all expenses to be paid by us in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

           SEC Registration                                         $  3,249
           NASD Fees                                                      --
           Accounting Fees and Expenses                                1,000
           Legal Fees and Expenses                                   150,000
           Blue Sky Fees and Expenses                                 25,000
           Placement Agent Fees and Expenses                       1,163,405
           Printing Costs                                              1,000
           Miscellaneous Expenses                                         --
                                                                  ----------

           TOTAL                                                  $1,343,654

ITEM 26.        RECENT SALES OF UNREGISTERED SECURITIES.

         During the period between September 2003 and March 2004, we issued an aggregate of 1,297,500 stock options to twenty-four of our employees (some of whose employment relationship and stock options have subsequently been terminated), including the issuance of 300,000 stock options to our Chief Financial Officer, Bob van Leyen. These stock options were issued with an exercise price of $1.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         During the period between December 2003 and April 2004, we issued convertible notes to three accredited investors in the aggregate principal amount of $1,214,290 in exchange for $1,214,290 in cash. On April 15, 2007, these notes automatically converted into common stock at a conversion rate of $3.50 per share of common stock. In connection with these loans we agreed to issue 34,775 warrants as a commission for securing this financing. These warrants have not been issued as of September 10, 2007. The agreed upon exercise price of these warrants is $3.50 per share of common stock and the other terms of such warrants must still be agreed upon by the parties.


         In April 2004, we issued 400,000 shares of common stock valued at $632,000 to our Chief Financial Officer and Secretary, Bob van Leyen, as a retention incentive bonus.

         In April 2004, we closed an equity based financing whereby we issued 3,200,000 shares of common stock, 3,200,000 Series A Warrants to purchase common stock and 3,200,000 Series B Warrants to purchase common stock to eleven accredited investors for an aggregate purchase price of $5,599,998.25. The Series A Warrants expired on September 20, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $1.19 per share as of September 10, 2007.

         In April 2004, we issued 320,000 Series A Warrants to purchase common stock and 320,000 Series B Warrants to purchase common stock to Alpine Capital Partners, Inc. for investment banking related services in conjunction with our April 2004 financing of $5,599,998.25 referenced above. The Series A Warrants expired on September 20, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $1.19 per share as of September 10, 2007.

         In April 2004, we issued 200,000 shares of common stock valued at $316,000 and 400,000 Series B Warrants to purchase common stock to three accredited investors in consideration for the investors entering into a lockup agreement regarding shares of common stock held by them. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $1.19 per share as of September 10, 2007.

         In May 2004, we issued 100,000 stock options to our then director Albert Wong pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $3.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.

         In June 2004, we issued to DMK Investments, LLC (of which one of our then directors, Albert Wong, is Manager and controlling shareholder), Uptrend Investment Inc., and Transglobal Investments, LLC, an aggregate of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock, at a price per share of common stock of $1.80, for an aggregate purchase price of $1,750,000. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.

         In July 2004, we issued an aggregate of 977,500 stock options to eighteen of our employees (some of whose employment relationship and stock options have subsequently been terminated), including the issuance of 350,000 stock options to our President and Chief Executive Officer, Thomas M. Wittenschlaeger. The stock options were issued with an exercise price of $1.75 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options (excluding those options which previously terminated upon termination of the respective optionholder's employment) was repriced to $1.00 per share.


         In August 2004, we issued an aggregate of 70,000 stock options to two of our employees. The stock options were issued with an exercise price of $1.15 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.


         In October 2004, we agreed to issue 300,000 shares of common stock valued at $158,100 to a consultant for services rendered. These shares were issued in September 2005.


         In October 2004, we issued 75,000 warrants to purchase common stock to Patrick McCabe for services rendered. The warrants have an exercise price of $1.00 per share of common stock and expire October 1, 2009.

         In October 2004, we issued 75,000 stock options to our director Larry
L. Enterline pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $1.50 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant. On January 5, 2005, the exercise price of these stock options was repriced to $1.00 per share.


         During the period between November 2004 and February 2005, we issued convertible notes (the "10% Notes") to forty-one accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash. Our net proceeds were $2,124,000, after the payment of a 10% placement agent fee to Burnham Hill Partners, a division of Pali Capital, Inc., who acted as placement agent for the financing. The 10% Notes bore interest at a rate of 10% per annum.

Pursuant to the terms of the 10% Notes, on August 25, 2005 the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, automatically converted into 6,023,932 shares of our common stock and 1,505,989 Series G-BH Warrants to purchase common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire August 25, 2010, and, so long as certain other conditions are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. In addition, the 10% Note holders were issued 1,416,000 Series E Warrants. These Series E Warrants had an original exercise price of $0.60 per share of common stock and expire five years from the respective noteholder's 10% Note issuance date. However, pursuant to the anti-dilution provisions of the Series E Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.52 per share as of September 10, 2007. In the event the closing bid price of our common stock exceeds $2.50 per share and certain other conditions are met, 50% of the Series E Warrants are callable by us during the first two years after the date of issuance of the Series E Warrants, and 100% of the Series E Warrants are callable by us thereafter.


         In December 2004, we issued 100,000 stock options to our director Ken Bramlett pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options have an exercise price of $1.00 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant.

         In January 2005, we issued 975,000 shares of common stock valued at $390,000 to Palisades Capital, LLC, pursuant to a settlement agreement entered into between us, Palisades Capital and other related parties. The shares were issued as partial consideration for a general release by Palisades Capital and other plaintiffs of any and all know or unknown claims or actions against us, our executive officers, our directors, our employees, our shareholders and related parties.

         In February 2005, we issued 262,500 shares of common stock valued at $152,250 to three plaintiffs and their legal counsel pursuant to a settlement agreement entered into between us and the plaintiffs. The shares were issued as partial consideration for a general release by the plaintiffs of any and all know or unknown claims or actions against us, our executive officers, our directors, our employees, our shareholders and related parties.

         In January 2005, we issued 25,000 stock options to our director Larry
L. Enterline pursuant to the policy of our Board of Directors to grant each non-employee director an initial option to purchase shares of our common stock upon his or her commencement of services as a director. The stock options were issued with an exercise price of $1.00 per share, vest in three equal installments commencing on the first anniversary of the date of grant and expire on the eight-year anniversary of the date of grant.

         During the period between February 2005 and April 2005, we secured private debt financing from ten accredited investors in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000). Our net proceeds were Five Hundred Twenty-Eight Thousand Dollars ($528,000) after the payment of a 12% placement agent fee to Brookstreet Securities Corporation, who acted as placement agent for the financing. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. Pursuant to the terms of the terms of the 8% Notes, on July 15, 2005 the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, automatically converted into 1,540,244 shares of our common stock.

         During the period between April 2005 and November 2005, we sold a combination of common stock and warrants in a private placement transaction to 189 accredited investors (the "2005 Private Placement"). The common stock and warrants were sold as "units," with each unit consisting of four shares of common stock and one Series G Warrants to purchase common stock. The price per unit was $2.00. We raised aggregate gross proceeds of $7,128,375 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from their respective date of issuance, and, so long as certain other conditions are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. Our net proceeds from the 2005 Private Placement were $6,272,970 after the payment of $855,405 in placement agent fees to Brookstreet Securities Corporation, who acted as placement agent for the transaction.


         In July 2005, we issued 200,000 Series I Warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for financial advisory services rendered. The Series I Warrants have an issuance date of February 11, 2005. The Series I Warrants had an original exercise price of $0.60 per share of common stock and expire on February 11, 2010. However, pursuant to the anti-dilution provisions of the Series I Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.52 per share as of September 10, 2007.

         In August 2005, we issued 602,393 Series J placement agent warrants to designees of Burnham Hill Partners, a division of Pali Capital, Inc., for placement agent services provided in conjunction with the 10% Note financing described above. The Series J Warrants had an original exercise price of $0.50 per share of common stock and expire August 25, 2010. However, pursuant to the anti-dilution provisions of the Series J Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of September 10, 2007.


         In January 2006, we issued 231,036 Series F placement agent warrants to Brookstreet Securities Corporation and its designees for placement agent services provided in conjunction with the 8% Note financing described above. The Series F Warrants have a grant date of April 23, 2005. The Series F Warrants have an exercise price of $0.40 per share of common stock and expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.


         In January 2006, we issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees for placement agent services rendered in conjunction with the 2005 Private Placement described above. The Series H Warrants have a grant date of November 23, 2005. The Series H Warrants had an original exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation. However, pursuant to the anti-dilution provisions of the Series H Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of September 10, 2007.

         In July 2006, we issued senior convertible notes in the original principal amount of $5,000,000 to three accredited investors. The senior convertible notes had a maturity date of July 31, 2008 and an initial conversion price of $0.43948 per share of common stock. In January 2007, we amended the terms of these senior convertible notes to, among other things, increase the principal amount from $5,000,000 to $8,804,909. As part of the same July 2006 transaction, we also issued the accredited investors Series L Warrants to purchase an aggregate of 17,065,623 shares of our common stock and Series M Warrants to purchase an aggregate of 7,395,103 shares of our common stock. In January 2007, we increased the aggregate number of shares issuable upon exercise of the Series L Warrants to 22,754,163. The Series L Warrants are immediately exercisable and Series M Warrants become exercisable only upon us requiring a mandatory conversion of certain amounts of the senior convertible notes.
On July 30, 2007, we conducted mandatory conversions of an aggregate of $1,943,215 of principal and interest underlying senior convertible notes issued in July 2006 and January 2007 into an aggregate of 4,421,623 shares of common stock. As a result, 7,646,361 shares of common stock underlying
Series M-1 and M-2 Warrants became exercisable. Both the Series L Warrants and the Series M Warrants had an initial exercise price of $0.5054 per share of common stock and expired on July 31, 2011. In January 2007, we amended the terms of these Series L Warrants and Series M Warrants to have a reduced exercise price of $0.43948 per share of common stock and to expire 84 months after the date a registration statement covering shares of common stock underlying the respective warrant is declared effective by the SEC.


         In July 2006, we issued a warrant to the Montgomery 2006-5 Partnership, as a designee of Montgomery & Co., LLC, to purchase 455,084 shares of our common stock as partial consideration for placement agent services provided by Montgomery & Co., LLC in conjunction with the July 2006 convertible note financing described above. The warrant has an exercise price of $0.43948 per share of common stock and expires on July 31, 2013.


         In January 2007, we issued a senior convertible note in the original principal amount of $1,600,000 to an accredited investor. The senior convertible note has a maturity date of July 31, 2008 and an initial conversion price of $0.43948 per share of common stock. We also issued the accredited investor a Series L-2 Warrant to purchase an aggregate of 7,395,103 shares of our common stock and a Series M-2 Warrant to purchase an aggregate of 2,366,433 shares of our common stock. The Series L-2 Warrant was immediately exercisable and the Series M-2 Warrant became exercisable upon the mandatory conversion we conducted in July 2007 as described above. Both the Series L-2 Warrant and the Series M-2 Warrant have exercise price of $0.43948 per share of common stock and expire
84 months after the date a registration statement covering shares of common stock underlying the respective warrant is declared effective by the SEC.


         In January 2007, we issued a warrant to the Montgomery 2007-1 Partnership, as a designee of Montgomery & Co., LLC, to purchase 145,627 shares of our common stock as partial consideration for placement agent services provided by Montgomery & Co., LLC in conjunction with the January 2007 convertible note financing described above. The warrant has an exercise price of $0.43948 per share of common stock and expires on January 19, 2014.

         In March 2007, we issued 100,000 warrants to purchase common stock to Newport Capital Consultants, Inc. for services rendered. The warrants have an exercise price of $0.50 per share of common stock and expire March 14, 2010.


         In April 2007, we issued warrants to purchase 200,000 shares of our common stock to an investment relations consultant for services rendered. The warrants have an exercise price of $1.00 per share of common stock and expire on April 11, 2010.

         In July 2007, 100,000 non-plan stock purchase options were exercised by one employee and a former board member for total proceeds of $100,000.

         In July 2007, we issued a total of 60,000 common shares related to the cash exercise of Series E Warrants for total proceeds of $31,200.

         In August 2007, we issued senior secured convertible notes in the original principal amount of $3.5 million to three accredited investors. The senior secured convertible notes have a maturity date of August 1, 2010 and an initial conversion price of $1.2029 per share of common stock. We also issued the accredited investors Series N Warrants to purchase an aggregate of 2,909,636 shares of our common stock, Series O Warrants to purchase an aggregate of 1,891,263 shares of our common stock and Series P Warrants to purchase an aggregate of 1,246,987 shares of our common stock. The Series N, O and P Warrants each have an exercise price of $1.2029 per share. The Series N and Series P Warrants are immediately exercisable. The Series O Warrants will only become exercisable by a holder if we conduct mandatory conversions of the notes, and then only to the extent of 65% of the number of shares issued to such holder upon each mandatory conversion. The Series N and Series O Warrants expire on the earlier of August 1, 2016 or seven years after the date all of the shares issuable upon conversion of the notes have been included on an effective registration statement. The Series P Warrants expire on the earlier of the maturity date of the notes of August 1, 2010, which date may be extended by up to two years at the option of the note holders, and the date we have satisfied our payment obligations under the warrant holder's note.


         The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering. This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.

ITEM 27.        EXHIBITS.

         (A)    EXHIBITS.

   EXHIBIT
   NUMBER                                DESCRIPTION
   ------                                -----------


     2.1 Agreement and Plan of Merger dated August 23, 2003 between Pacific InterMedia, Inc., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Form 8-K filed with the SEC on October 22, 2003)
     2.2 Amendment to Agreement and Plan of Merger dated October 15, 2003 between Pacific InterMedia, Inc., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 2.2 to the Company's Form 8-K filed with the SEC on October 22, 2003)
     3.1 Articles of Incorporation, as amended as of June 8, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     3.2 Articles of Amendment to Articles of Incorporation increasing Company's authorized common stock to 75,000,000 shares, effective June 9, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed with the SEC on June 15, 2005)
     3.3 Articles of Amendment to Articles of Incorporation increasing authorized common stock to 110,000,000 shares, effective May 31, 2006 (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed with the SEC on June 5, 2006)
     3.4 Articles of Amendment to Articles of Incorporation (Profit) of Raptor Networks Technology, Inc. as filed with the Colorado Secretary of State on April 30, 2007 (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed May 4,
               2007)
     3.5 Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company's Form SB-2 (File No. 333-74846) filed with the SEC on December 10, 2001)
     3.6 Amendment to Bylaws - Article II, Section 1 (incorporated herein by reference to Exhibit 3.3 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15,
               2005)
     3.7 Action with Respect to Bylaws certified by the Secretary of Raptor Networks Technology, Inc. on May 2, 2007 (incorporated herein by reference to Exhibit 3.2 to the Company's Form 8-K filed May 4, 2007)
     4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Form 8-A filed with the SEC on July 18, 2005)
     4.2 Securities Purchase Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.14 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.3 Registration Rights Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.15 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.4 Amendment No. 1 to Registration Rights Agreement, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit
               4.4 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)
     4.5 Letter Agreement, effective as of September 20, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on September 26, 2005)
     4.6       Form of Series C Warrant (incorporated herein by reference to
               Exhibit 10.6 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.7 Form of Letter Amendment to Series C Warrant reducing exercise price to $1.25 per share (incorporated herein by reference to Exhibit 10.7 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)

   EXHIBIT
   NUMBER                                DESCRIPTION
   ------                                -----------

     4.8 Amendment No. 1 to Series C Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 4.8 to the Company's Form SB-2 (File No. 333-131184)
               filed with the SEC on January 20, 2006)
     4.9       Form of Series D Warrant (incorporated herein by reference to
               Exhibit 10.8 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.10 Amendment No. 1 to Series D Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 4.10 to the Company's Form SB-2 (File No. 333-131184)
               filed with the SEC on January 20, 2006)
     4.11 Form of Convertible Bridge Note issued in conjunction with the 10% convertible bridge note financing which took place between November 2004 and February 2005 (incorporated herein by reference to Exhibit 10.11 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.12      Form of Series G-BH Warrant (incorporated herein by reference to
               Exhibit 4.12 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)
     4.13      Form of Series E Warrant (incorporated herein by reference to
               Exhibit 10.9 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.14      Form of Series J Warrant (incorporated herein by reference to
               Exhibit 4.14 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)
     4.15 Form of Subscription Agreement entered into in conjunction with the 8% Convertible Note financing which took place between February 2005 and April 2005 (incorporated herein by reference to Exhibit 10.13 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.16 Form of 8% Convertible Note issued in conjunction with the 8% Convertible Note financing which took place between February 2005 and April 2005 (incorporated herein by reference to Exhibit 10.12 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.17      Form of Series F Warrant (incorporated herein by reference to
               Exhibit 4.17 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)
     4.18 Form of Investors' Rights Agreement entered into between Raptor Networks Technology, Inc. and investors in our 2005 Private Placement of "units" (incorporated herein by reference to Exhibit
               10.3 to the Company's 10-QSB for quarter ended June 30, 2005, filed with the SEC on August 12, 2005)
     4.19      Form of Series G Warrant (incorporated herein by reference to
               Exhibit 4.19 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)
     4.20      From of Series H Warrant (incorporated herein by reference to
               Exhibit 4.20 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)
     4.21 Managing Dealer Agreement dated March 22, 2005 between Brookstreet Securities Corporation and Raptor Networks Technology, Inc., entered into in conjunction with our 2005 Private Placement of "units" (incorporated herein by reference to Exhibit 10.16 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
     4.22      Form of Series I Warrant (incorporated herein by reference to
               Exhibit 10.3 to the Company's 10-QSB for the quarter ended September 30, 2005, filed with the SEC on November 14, 2005)
     4.23 Registration Rights Agreement, dated January 11, 2005, by and between Raptor Networks Technology, Inc. and Palisades Capital, LLC (incorporated herein by reference to Exhibit 4.23 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)
     4.24 Warrant to purchase 75,000 shares of common stock issued to Patrick McCabe on October 1, 2004 (incorporated herein by reference to Exhibit 4.24 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)

   EXHIBIT
   NUMBER                                DESCRIPTION
   ------                                -----------


     4.25 Warrant to purchase 150,000 shares of common stock issued to Rutan & Tucker, LLP on June 21, 2004 (incorporated herein by reference to Exhibit 4.25 to the Company's Form SB-2 (File No. 333-131184)
               filed with the SEC on January 20, 2006)
     4.26 Warrant to purchase 125,000 shares of common stock issued to Strategic Growth Incorporated, Inc. on April 22, 2004 (incorporated herein by reference to Exhibit 4.26 to the Company's Form SB-2 (File No.
               333-131184) filed with the SEC on January 20, 2006)
     5.1 Opinion of Hart & Trinen, L.L.P. (incorporated herein by reference to Exhibit 5.1 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on June 14, 2006)
    10.1 Full Service Lease dated May 3, 2004 between PS Business Parks, L.P., and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15,
               2005)
    10.2 Turnkey Manufacturing Services Agreement dated November 7, 2003 between Express Manufacturing, Inc. and Raptor Networks Technology, Inc. (incorporated herein by reference to Exhibit
               10.2 to the Company's 10-KSB for fiscal year ended December 31, 2005, filed with the SEC on April 3, 2006)
    10.3 Securities Purchase Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.14 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.4 Registration Rights Agreement by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. in conjunction with June 2004 private placement of common stock and warrants (incorporated herein by reference to Exhibit 10.15 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.5 Amendment No. 1 to Registration Rights Agreement, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit
               4.4 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)
    10.6 Letter Agreement, effective as of September 20, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on September 26, 2005)
    10.7       Form of Series C Warrant (incorporated herein by reference to
               Exhibit 10.6 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.8 Form of Letter Amendment to Series C Warrant reducing exercise price to $1.25 per share (incorporated herein by reference to
               Exhibit 10.7 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.9 Amendment No. 1 to Series C Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 4.8 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20,
               2006)
    10.10      Form of Series D Warrant (incorporated herein by reference to
               Exhibit 10.8 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.11 Amendment No. 1 to Series D Warrant, effective December 12, 2005, by and among Raptor Networks Technology, Inc., DMK Investments, LLC, Transglobal Investments, LLC, and Uptrend Investments, Inc. (incorporated herein by reference to Exhibit 4.10 to the Company's Form SB-2 (File No. 333-131184) filed with the SEC on January 20, 2006)

   EXHIBIT
   NUMBER                                DESCRIPTION
   ------                                -----------


    10.12 Managing Dealer Agreement dated March 22, 2005 between Brookstreet Securities Corporation and Raptor Networks Technology, Inc., entered into in conjunction with our 2005 Private Placement of "units" (incorporated herein by reference to Exhibit 10.16 to the Company's 10-KSB for fiscal year ended December 31, 2004, filed with the SEC on April 15, 2005)
    10.13** First Amended and Restated 2005 Stock Plan effective June 29, 2007 (incorporated herein by reference to Exhibit 10.1 to the Company's 10-QSB for June 30, 2007, filed with the SEC on August 21, 2007)
    10.14** Form of 2005 Stock Plan Stock Option Agreement (incorporated herein by reference to Exhibit 10.19 to the Company's 10-KSB for fiscal year ended December 31, 2005, filed with the SEC on April 3, 2006)
    10.15 Loan and Security Agreement, dated April 27, 2006, by and among Raptor Networks Technology, Inc., a Colorado corporation, Bridge Bank National Association and Agility Capital, LLC (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on May 4, 2006)
    10.16 First Amendment to Loan and Security Agreement, dated April 27, 2006, by and among Raptor Networks Technology, Inc., a Colorado corporation, Raptor Networks Technology, Inc., a California corporation, Bridge Bank National Association and Agility Capital, LLC (incorporated herein by reference to Exhibit 10.2 to the Company's Form 8-K filed with the SEC on May 4, 2006)
    10.17 Payoff Agreement, dated July 27, 2006, by and among Raptor Networks Technology, Inc., a Colorado corporation, Raptor Networks Technology, Inc., a California corporation, Bridge Bank National Association and Agility Capital, LLC (incorporated herein by reference to Exhibit 10.6 to the Company's Form 8-K filed with the SEC on July 31, 2006)
    10.18 Securities Purchase Agreement dated July 30, 2006 (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on July 31, 2006)
    10.19 Form of Amendment and Exchange Agreement dated January 18, 2007 (incorporated herein by reference to Exhibit 10.2 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.20 Form of Amended and Restated Amendment and Exchange Agreement dated January 22, 2007 (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on January 23, 2007)
    10.21 Form of Amended and Restated Senior Convertible Note dated July 31, 2006 (incorporated herein by reference to Exhibit 10.3 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.22 Senior Convertible Note dated January 19, 2007 (incorporated herein by reference to Exhibit 10.4 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.23 Form of Series L-1 Warrant dated July 31, 2006 (incorporated herein by reference to Exhibit 10.5 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.24 Form of Series M-1 Warrant dated July 31, 2006 (incorporated herein by reference to Exhibit 10.6 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.25 Series L-2 Warrant dated January 19, 2007 (incorporated herein by reference to Exhibit 10.7 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.26 Series M-2 Warrant dated January 19, 2007 (incorporated herein by reference to Exhibit 10.8 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.27 Amended and Restated Registration Rights Agreement dated January 18, 2007 (incorporated herein by reference to Exhibit 10.9 to the Company's Form 8-K filed with the SEC on January 22, 2007)
    10.28 Securities Purchase Agreement, dated July 31, 2007, by and among Castlerigg Master Investments Ltd., Cedar Hill Capital Partners Onshore, LP and Cedar Hill Capital Partners Offshore, Ltd. (incorporated herein by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on August 2, 2007)
    10.29 Registration Rights Agreement, dated July 31, 2007, by and among Castlerigg Master Investments Ltd., Cedar Hill Capital Partners Onshore, LP and Cedar Hill Capital Partners Offshore, Ltd. (incorporated herein by reference to Exhibit 10.2 to the Company's Form 8-K filed with the SEC on August 2, 2007)
    10.30 Form of Senior Secured Convertible Note issued August 1, 2007 by Raptor Networks Technology, Inc. in favor of the following
               Investors: Castlerigg Master Investments Ltd. ($2,500,000);
               Cedar Hill Capital Partners Onshore, LP; and Cedar Hill Capital Partners Offshore, Ltd. (incorporated herein by reference to Exhibit 10.3 to the Company's Form 8-K filed with the SEC on August 2, 2007)
    10.31 Form of Series N, Series O and Series P Warrants issued August 1, 2007 by Raptor Networks Technology, Inc. in favor of the following Investors: Castlerigg Master Investments Ltd.; Cedar Hill Capital Partners Onshore, LP; and Cedar Hill Capital Partners Offshore, Ltd. (incorporated herein by reference to Exhibit 10.4 to the Company's Form 8-K filed with the SEC on August 2, 2007)
    21 Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21 to the Company's 10-KSB for fiscal year ended December 31, 2005, filed with the SEC on April 3, 2006)
    23.1x Consent of Comiskey & Company, P.C., Independent Registered Public Accounting Firm
    23.2       Consent of Hart & Trinen, L.L.P (contained in Exhibit 5.1)
    24.1 Power of Attorney (contained on the signature page to the initial filing of this registration statement)


-----------------
x   Filed herewith
**  This exhibit is a management contract or a compensatory plan or arrangement.

ITEM 28.        UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");
                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) include any additional or changed material information on the plan of distribution.

         (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.


         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:


                  (i) any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                  (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                  (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and


                  (iv) any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         The undersigned small business issuer hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Santa Ana, State of California, on September 17, 2007.


                                       RAPTOR NETWORKS TECHNOLOGY, INC.

                                       By: /s/ THOMAS M. WITTENSCHLAEGER
                                           -------------------------------------
                                           Thomas M. Wittenschlaeger
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Name                                         Title                            Date
---------------------------------------        ----------------------------------         --------------

/s/ THOMAS M. WITTENSCHLAEGER                  President, Chief Executive Officer         September 17, 2007
---------------------------------------        (principal executive officer) and
Thomas M. Wittenschlaeger                      Chairman of the Board

/s/ BOB VAN LEYEN                              Chief Financial Officer (principal         September 17, 2007
---------------------------------------        accounting officer) and Secretary
Bob van Leyen

   *                                           Director                                   September 17, 2007
---------------------------------------
Larry L. Enterline

   *                                           Director                                   September 17, 2007
---------------------------------------
Ken Bramlett

*By: /s/ THOMAS M. WITTENSCHLAEGER             Director                                   September 17, 2007
    -----------------------------------
      Thomas M. Wittenschlaeger
      Attorney in Fact


            INDEX TO EXHIBITS ATTACHED TO THIS REGISTRATION STATEMENT


   EXHIBIT
   NUMBER                                DESCRIPTION
   ------                                -----------

    23.1 Consent of Comiskey & Company, P.C., Independent Registered Public Accounting Firm